Exhibit 10.1

AMENDMENT NO. 4 TO CREDIT AGREEMENT
This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment No. 4”), is made and entered into as of May 7, 2026, by and among (i) BUZZFEED MEDIA ENTERPRISES, INC. as borrower agent (the “Borrower Agent”), AFTER KICKS Inc. (f/k/a/ Complex Media, Inc.), BF ACQUISITION HOLDING CORP., BUZZFEED FC, INC., BUZZFEED HOLDINGS, LLC, BUZZFEED MOTION PICTURES, INC., BUZZFEED, INC., CM PARTNERS, LLC, ET ACQUISITION SUB, INC., ET HOLDINGS ACQUISITION CORP., LEXLAND STUDIOS, INC., LXL DEVELOPMENT, INC., PRODUCT LABS, INC., THEHUFFINGTONPOST.COM, INC., THEHUFFINGTONPOST HOLDINGS LLC, TORANDO LABS INC., each a Delaware limited liability company or corporation, and TURBO CACTUS LLC, a California limited liability company (each a “Borrower” and together with Borrower Agent, collectively, the “Borrowers”), (ii) BuzzFeed Canada, Inc., BuzzFeed Studios Canada Inc., and HuffPost Studios Canada Inc. (each a “Guarantor” and together with the Borrowers, collectively, the “Loan Parties”), (iii) BANNER COMMERCIAL FUNDING (CAYMAN) L.P. as Lender (the “Lender”) and (iv) SOUND POINT AGENCY LLC as administrative agent and as collateral agent for the Lenders and all other Secured Parties (in such capacity, the “Agent” and together with the Loan Parties and the Lender, the “Parties”).
WHEREAS, the Borrowers, the Lender, and the Agent are party to that certain Credit Agreement dated as of May 23, 2025 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of July 31, 2025, that certain Amendment No. 2 to Credit Agreement, dated as of August 25, 2025, that certain Amendment No. 3 to Credit Agreement, dated as of March 11, 2026, and as further amended, restated, amended and restated, extended, supplemented and/or otherwise modified prior to the Amendment No. 4 Effective Date, the “Existing Credit Agreement” and as amended by this Amendment No. 4, the “Credit Agreement”);
WHEREAS, the Parties in accordance with Section 11.05 of the Existing Credit Agreement, wish to make certain amendments to the Existing Credit Agreement as more fully set forth herein; and
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Credit Agreement.
ARTICLE II

AMENDMENTS TO EXISTING CREDIT AGREEMENT AND SECURITY AGREEMENT
1.    Subject to the satisfaction of the conditions set forth in Article IV hereof, with effect from the Amendment No. 4 Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text)~~ and to add the double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the conformed Credit Agreement attached as Exhibit A hereto.
2.    Subject to the satisfaction of the conditions set forth in Article IV hereof, with effect from the Amendment No. 4 Effective Date, Section 7(h)(vi) of the Security Agreement is hereby amended by replacing such Section in its entirety with the following:
“(vi)    With regard to any Pledged Interests that are not certificated, any issuer of such non-certificated Pledged Interests party hereto (i) agrees promptly to note on its books the security interests granted to Agent and confirmed under this Agreement, (ii) agrees that after the occurrence and during the continuation of an Event of Default, it will comply with instructions of Agent or its nominee with respect to the applicable Pledged Interests without further consent by the applicable Grantor or any other Person, (iii) to the extent permitted by law, agrees that the "issuer's jurisdiction" (as defined in Section 8-110 of the UCC) is the State of New York, (iv) agrees to notify Agent upon obtaining knowledge of any interest in favor of any person in the applicable Pledged Interests that is materially adverse to the interest of Agent therein, other than any Permitted Liens and (v) waives any right or requirement at any time hereafter to receive a copy of this Agreement in connection with the registration of any Pledged Interests hereunder in the name of Agent or its nominee or the exercise of voting rights by Agent or its nominee.”
ARTICLE III

LIMITED WAIVER
Subject to the satisfaction of the conditions set forth in Article IV hereof, at the request of the Borrower, the Required Lenders hereby waive any Default or Event of Default that is continuing due to (i) the failure of the Borrower to repay the Loans in an amount equal to $5,000,000 on or prior to April 30, 2026, in violation of Section 2.05(b)(iii) of the Existing Credit Agreement, (ii) the failure of the Loan Parties to satisfy the Milestones (as defined in the Amendment No. 3 Fee Letter) and (iii) any payment by the Loan Parties of any Milestone Fee (as defined in the Amendment No. 3 Fee Letter) after the due date of such fee (collectively, the “Specified Defaults”).
The waiver in this Article III is limited to its terms and is not, and shall not be deemed to be, a course of dealing, a consent to modification of the Credit Agreement or other Loan Documents or a waiver of any Default or Event of Default (other than the Specified Defaults).

ARTICLE IV

EFFECTIVENESS OF THIS AMENDMENT NO. 4; CONTINUING EFFECT
Except as expressly set forth in Article II and Article III hereof, nothing in this Amendment No. 4 shall constitute a modification or alteration of the terms, conditions or covenants of the Existing Credit Agreement, or a waiver of any terms or provisions thereof, and the Existing Credit Agreement shall remain unchanged and shall continue in full force and effect, as amended hereby.
ARTICLE V

CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT NO. 4
This Amendment No. 4 shall be effective (the date of such effectiveness, the “Amendment No. 4 Effective Date”) upon (i) the Agent’s receipt of (A) one or more counterparts of this Amendment No. 4 by the Borrowers, Lender and the Agent, (B) counterparts from the Borrower Agent to the Amendment No. 4 Fee Letter, and (C) payment of the fees and other payments payable as of the Amendment No. 4 Effective Date under the Amendment No. 4 Fee Letter (together with this Amendment No. 4, the “Amendment No. 4 Documents”) and reasonable and documented out-of-pocket fees and Lender Group Expenses payable under the Credit Agreement or this Amendment No. 4, (ii) the representations and warranties set forth in Article VI shall be true and correct in all respects, and (iii) after giving effect to this Amendment No. 4, no event shall have occurred and be continuing or would result from the effectiveness of this Amendment No. 4 that would constitute an Event of Default or a Default.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
Each Loan Party makes the following representation and warranty to the Agent and Lenders to induce them to enter into this Amendment No. 4:
1.    Each Loan Party (i) is an Entity duly organized (or incorporated, as the case may be), validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged, except to the extent that the failure own such properties and assets or transact business in such a way could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) is duly qualified, authorized to do business and in good standing (to the extent such concept exists in the relevant jurisdictions) in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure so to qualify or be in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.    Each Loan Party has the requisite power and authority to execute, deliver and perform its obligations under the Amendment No. 4 and the Credit Agreement.
3.    The Borrower Agent has the requisite power and authority to execute, deliver and perform its obligations the Amendment No. 4 Fee Letter.
4.    The execution, delivery and performance of the Amendment No. 4 Documents to which each Loan Party is party, as applicable (i) do not and will not contravene any of the Governing Documents of such Loan Party, (ii) do not and will not contravene any material Requirement of Law, (iii) do not and will not contravene any Material Contract, except as such contravention could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, and (iv) do not and will not result in the imposition of any Liens upon any of its properties except for Permitted Liens.
5.    No consent, authorization or approval of, or filing with or other act by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of the Amendment No. 4 Documents, or the consummation of the transactions contemplated hereby, except for filings and recordings with respect to the Collateral, as applicable.
6.    Each Amendment No. 4 Document, when executed and delivered, will be, the legal, valid and binding obligation of each Loan Party party thereto and the Credit Agreement (as amended by this Amendment No. 4) will be the legal, valid and binding obligation of each Loan Party party thereto, and each of Amendment No. 4, the Amendment No. 4 Fee Letter and the Credit Agreement will be enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
7.    After giving effect to this Amendment No. 4, all representations and warranties of the Loan Parties set forth in the Loan Documents are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date).
8.    After giving effect to this Amendment No. 4, no Default or Event of Default shall have occurred and be continuing on the date hereof.

ARTICLE VII

MISCELLANEOUS
Section 7.01    Effect of this Amendment No. 4. The execution, delivery and effectiveness of this Amendment No. 4 shall not operate as a waiver of any right, power or remedy of the Agent under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement. Without limiting the foregoing, nothing herein (including the satisfaction, waiver and/or acceptance of any condition precedent set forth in Article IV) shall constitute an acceptance by the Agent of any calculation or certification provided by any Loan Party or its Subsidiaries nor shall it be considered an agreement (explicit or implicit) by any Party to any interpretation of any definition, term or condition set forth in the Existing Credit Agreement. This Amendment No. 4 constitutes a Loan Document.
Section 7.02    Counterparts. This Amendment No. 4 may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment No. 4 by telecopier or other electronic transmission (i.e., in “pdf” or “tif” format) shall be equally effective as delivery of a manually executed counterpart.
Section 7.03    Severability. Any provision of this Amendment No. 4 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 7.04    Headings. Paragraph headings used herein are for convenience of reference only, are not part of this Amendment No. 4 and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment No. 4.
Section 7.05    Entire Agreement. This Amendment No. 4 and the Amendment No. 4 Fee Letter contain the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings with respect thereto, both written and oral. This Amendment No. 4 may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.
Section 7.06.     Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Loan Parties of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Loan Parties to the Lenders or any other obligation of the Loan Parties, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Loan Parties, the Guaranty to which such Guarantor is a party (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Guarantor under the Guaranty to which such Guarantor is a party.

Section 7.07.    Acknowledgment of Perfection of Security Interest. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with, and to the extent required by, the terms of the Credit Agreement and the other Loan Documents.

Section 7.08.    No Novation. This Amendment No. 4 is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

Section 7.09.    Binding Nature. This Amendment No. 4 shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and permitted assigns. No third party beneficiaries are intended in connection with this Amendment.

Section 7.10.    Expenses. The Loan Parties agree to pay promptly following delivery of a summary invoice all reasonable out-of-pocket costs and expenses of Agent and Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment No. 4.

Section 7.11.    Release. In consideration of, among other things, the Agent and Lenders’ execution and delivery of this Amendment No. 4, to the extent permitted by applicable law, each of the Borrowers and the other Loan Parties, on behalf of itself and its Subsidiaries, successors and assigns (collectively, the “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as defined below) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, Taxes, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented (in summary form) out-of-pocket attorneys’ fees and any fees or expenses incurred by Releasees in enforcing this indemnity), whether direct, indirect, special, or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Releasee (whether asserted by a third party or by any Loan Party or any of its affiliates), in any manner relating to or arising out of: (i) this Amendment or the other Loan Documents or the transactions contemplated hereby or thereby (including any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Guaranty)), or (ii) the statements contained in any proposal or commitment letter delivered by any Lender to any Loan Party or their respective affiliates with respect to the transactions contemplated by this Amendment (collectively, the “Claims”), against any or all of the Administrative Agent and Lenders in any capacity and their respective affiliates, Subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, managers, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, events or circumstances, whether or not now known, existing on or before the Third Amendment Effective Date, that directly relate to any or all of the Loan Documents or transactions contemplated thereby. The receipt by the Borrowers or any other Loan Party of any Loans or other financial accommodations made by any Agent or Lender after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, events or circumstances, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Amendment, the Borrowers and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 7.11 shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

ARTICLE VIII

GOVERNING LAW; VENUE
Section 8.01    THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT NO. 4 AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.
Section 8.02    THE PARTIES HERETO HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT NO. 4 SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN CITY AND THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH OF THE PARTIES TO THIS AGREEMENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS ARTICLE VI.

ARTICLE IX

INCORPORATION OF EXISTING CREDIT AGREEMENT PROVISIONS
The provisions of Sections 11.04, 11.08, 11.13 and 11.19 of the Existing Credit Agreement are incorporated herein by reference and shall apply in all respects to this Amendment No. 4.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWERS:
BUZZFEED MEDIA ENTERPRISES, INC.

By:     /s/ Matt Omer
Name: Matt Omer
Title: Chief Financial Officer
AFTER KICKS INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
BF ACQUISITION HOLDING CORP.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
BUZZFEED, INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Chief Financial Officer
BUZZFEED FC, INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
[Signature Page to Amendment No. 4 to BuzzFeed 2025 Credit Agreement]

BUZZFEED HOLDINGS, LLC

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
BUZZFEED MOTION PICTURES, INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
CM PARTNERS, LLC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
ET ACQUISITION SUB, INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
ET HOLDINGS ACQUISITION CORP.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
LEXLAND STUDIOS, INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
[Signature Page to Amendment No. 4 to BuzzFeed 2025 Credit Agreement]

LXL DEVELOPMENT, INC.

By:    /s/ Lauren Spector
Name: Lauren Spector
Title: President & Secretary
PRODUCT LABS, INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
THEHUFFINGTONPOST.COM, INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Vice President & Treasurer
THEHUFFINGTONPOST HOLDINGS LLC

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
TORANDO LABS INC.

By:    /s/ Matt Omer
Name: Matt Omer
Title: Treasurer
TURBO CACTUS LLC
[Signature Page to Amendment No. 4 to BuzzFeed 2025 Credit Agreement]

By:    /s/ Matt Omer
Name: Matt Omer
Title: Vice President & Treasurer

GUARANTORS: BUZZFEED CANADA, INC. By: /s/ Matt Omer Name: Matt Omer Title: Treasurer
BUZZFEED STUDIOS CANADA INC. By: /s/ Heather Hutchinson Name: Heather Hutchinson Title: President HUFFPOST STUDIOS CANADA INC. By: /s/ David Arroyo Name: David Arroyo Title: President
[Signature Page to Amendment No. 4 to BuzzFeed 2025 Credit Agreement]

AGENT:
SOUND POINT AGENCY LLC, as Agent
By:    /s/ Vincent D’Arpino
Name: Vincent D’Arpino
Title: Authorized Signatory

LENDER:
BANNER COMMERCIAL FUNDING (CAYMAN) L.P.

By:    /s/ Vincent D’Arpino
Name: Vincent D’Arpino
Title: Authorized Signatory

[Signature Page to Amendment No. 4 to BuzzFeed 2025 Credit Agreement]

Exhibit A
[see attached]

Conformed through Amendment No. ~~3~~4

CREDIT AGREEMENT
AMONG
BUZZFEED MEDIA ENTERPRISES, INC.,
as Borrower Agent
AFTER KICKS INC. (f/k/a/ Complex Media, Inc.), BF ACQUISITION HOLDING CORP., BUZZFEED FC, INC., BUZZFEED HOLDINGS, LLC, BUZZFEED MOTION PICTURES, INC., BUZZFEED, INC., CM PARTNERS, LLC, ET ACQUISITION SUB, INC., ET HOLDINGS ACQUISITION CORP., LEXLAND STUDIOS, INC., LXL DEVELOPMENT, INC., PRODUCT LABS, INC., THEHUFFINGTONPOST.COM, INC., THEHUFFINGTONPOST HOLDINGS LLC, TORANDO LABS INC., TURBO CACTUS LLC as co-Borrowers
the Lenders from time to time party hereto, and
SOUND POINT AGENCY LLC, as Agent
Dated as of May 23, 2025
As amended by that certain
Amendment No. 1 to Credit Agreement
dated July 31, 2025

iii

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS    1
Section 1.01    Definitions    1
Section 1.02    Accounting Terms and Determinations    44
Section 1.03    Divisions    44
Section 1.04    Other Terms; Headings    44
Section 1.05    Section 1.05 Quebec Matters.    45
Section 1.06    Section 1.06 English Language.    46
ARTICLE II THE CREDIT FACILITIES    46
Section 2.01    The Loans    46
Section 2.02    [Reserved]    47
Section 2.03    Benchmark Replacement; Notices of Conversion    47
Section 2.04    Application of Proceeds.    49
Section 2.05    Maximum Amount; Mandatory Prepayments; Optional Prepayments    49
Section 2.06    Collection of Receivables    50
Section 2.07    Term    51
Section 2.08    Payment Procedures    51
Section 2.09    Designation of a Different Lending Office    51
Section 2.10    Protective Advances and Overadvances    52
ARTICLE III INTEREST, FEES AND EXPENSES    53
Section 3.01    Interest.    53
Section 3.02    Interest after Event of Default    53
Section 3.03    Calculations    53
Section 3.04    Increased Costs    54
Section 3.05    Taxes    55
Section 3.06    Fees.    59
ARTICLE IV CONDITIONS OF LENDING    59
Section 4.01    Conditions Precedent to Effectiveness    59

-i-

ARTICLE V REPRESENTATIONS AND WARRANTIES    62
Section 5.01    Representations and Warranties of Borrowers    62
ARTICLE VI AFFIRMATIVE COVENANTS OF THE BORROWERS    71
Section 6.01    Existence    71
Section 6.02    Maintenance of Property    71
Section 6.03    Taxes    71
Section 6.04    Requirements of Law    71
Section 6.05    Insurance.    71
Section 6.06    Books and Records; Inspections    72
Section 6.07    Notification Requirements    73
Section 6.08    Qualify to Transact Business    74
Section 6.09    Financial Reporting    74
Section 6.10    Payment of Liabilities    77
Section 6.11    ERISA.    77
Section 6.12    Environmental Matters    77
Section 6.13    Intellectual Property    77
Section 6.14    Solvency    77
Section 6.15    Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws    77
Section 6.16    Formation of Subsidiaries; Further Assurances    78
Section 6.17    Post-closing Covenants.    79
ARTICLE VII NEGATIVE COVENANTS    79
Section 7.01    Indebtedness    79
Section 7.02    [Reserved]    80
Section 7.03    Entity Changes, Etc.    80
Section 7.04    Change in Nature of Business    81
Section 7.05    Sales, Etc. of Assets    81
Section 7.06    Use of Proceeds    82
Section 7.07    Activities of Parent    83
Section 7.08    Liens    83
Section 7.09    Dividends, Redemptions, Distributions, Etc.    83
Section 7.10    Investments    84

Section 7.11    Material Intellectual Property    85
Section 7.12    Fiscal Year    85
Section 7.13    Accounting Changes    86
Section 7.14    ERISA Compliance    86
Section 7.15    Prepayments and Amendments    86
Section 7.16    Securities and Deposit Accounts    86
Section 7.17    Negative Pledge    86
Section 7.18    Affiliate Transaction    87
ARTICLE VIII FINANCIAL COVENANT(S)    87
Section 8.01    Minimum Liquidity    87
ARTICLE IX EVENTS OF DEFAULT    88
Section 9.01    Events of Default    88
Section 9.02    Acceleration    89
Section 9.03    Other Remedies    90
Section 9.04    License for Use of Software and Other Intellectual Property    91
Section 9.05    Post-Default Allocation of Payments    91
Section 9.06    No Marshaling; Deficiencies; Remedies Cumulative    92
Section 9.07    Waivers    92
Section 9.08    Interest After Event of Default    92
Section 9.09    Receiver    93
Section 9.10    Rights and Remedies Not Exclusive    93
ARTICLE X THE AGENT    93
Section 10.01    Appointment of Agent    93
Section 10.02    Nature of Duties of Agent    93
Section 10.03    Lack of Reliance on Agent    93
Section 10.04    Certain Rights of Agent    94
Section 10.05    Reliance by Agent    94
Section 10.06    Indemnification of Agent    94
Section 10.07    Agent in its Individual Capacity    94
Section 10.08    Successor Agent    95
Section 10.09    Collateral Matters    95
Section 10.10    Actions with Respect to Defaults    96

Section 10.11    Delivery of Information    97
ARTICLE XI GENERAL PROVISIONS    97
Section 11.01    Notices    97
Section 11.02    Delays; Partial Exercise of Remedies    98
Section 11.03    Right of Setoff    98
Section 11.04    Indemnification; Reimbursement of Expenses of Collection    99
Section 11.05    Amendments, Waivers and Consents    99
Section 11.06    Nonliability of Agent and Lenders    100
Section 11.07    Assignments and Participations    100
Section 11.08    Counterparts; Facsimile Signatures    103
Section 11.09    Severability    104
Section 11.10    Maximum Rate    104
Section 11.11    Borrower Agent; Borrowers, Jointly and Severally    105
Section 11.12    Entire Agreement; Successors and Assigns; Interpretation    106
Section 11.13    LIMITATION OF LIABILITY    106
Section 11.14    GOVERNING LAW    107
Section 11.15    SUBMISSION TO JURISDICTION    107
Section 11.16    JURY TRIAL    107
Section 11.17    Publicity    107
Section 11.18    No Third Party Beneficiaries    108
Section 11.19    Confidentiality    108
Section 11.20    Patriot Act Notice    108
Section 11.21    Advice of Counsel    109
Section 11.22    Captions    109
Section 11.23    Platform    109
Section 11.24    Right to Cure    109
Section 11.25    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    110
Section 11.26    Time    110
Section 11.27    Judgment Currency.    110

SCHEDULES AND EXHIBITS

Schedule 5.01(f)	Consents and Authorizations
Schedule 5.01(p)	Judgments
Schedule 5.01(q)	Litigation
Schedule 5.01(y)	Labor Contracts
Schedule 6.17	Post-Closing Covenants
Schedule 7.01(b)	Existing Indebtedness
Schedule 7.01(g)	Anticipated Product Financing
Schedule 7.05	Dispositions
Schedule 7.08	Existing Liens
Schedule 7.10	Investments
Schedule 7.18	Affiliate Transactions of Loan Parties

Exhibit A	Notice of Borrowing
Exhibit B	Notice of Conversion
Exhibit C	Perfection Certificate
Exhibit D	Financial Condition Certificate
Exhibit E	Compliance Certificate
Exhibit G	Borrowing Base Certificate
Exhibit H-1	Assignment and Acceptance
Exhibit H-2	Form of Joinder
Exhibits I-1 to I-4	U.S. Tax Compliance Certificates

Annex A	Lenders and Commitments

Conformed through Amendment No. ~~3~~4

CREDIT AGREEMENT
This CREDIT AGREEMENT, is entered into as of May 23, 2025, among (i) BUZZFEED MEDIA ENTERPRISES, INC., a Delaware corporation (the “Borrower Agent”), AFTER KICKS Inc. (f/k/a/ Complex Media, Inc.), BF ACQUISITION HOLDING CORP., BUZZFEED FC, INC., BUZZFEED HOLDINGS, LLC, BUZZFEED MOTION PICTURES, INC., BUZZFEED, INC. (the “Parent”), CM PARTNERS, LLC, ET ACQUISITION SUB, INC., ET HOLDINGS ACQUISITION CORP., LEXLAND STUDIOS, INC., LXL DEVELOPMENT, INC., PRODUCT LABS, INC., THEHUFFINGTONPOST.COM, INC., THEHUFFINGTONPOST HOLDINGS LLC, TORANDO LABS INC., each a Delaware limited liability company or corporation, and TURBO CACTUS LLC, a California limited liability company (each a “Borrower” and together with Borrower Agent, collectively, the “Borrowers”) and those additional Persons that are joined as a party hereto as borrowers by executing the form of Joinder attached hereto as Exhibit J-2 (each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), (ii) each of the lenders identified as a “Lender” on Annex A attached hereto (together with each of its respective successors and assigns, if any, each a “Lender” and, collectively, the “Lenders”), and (iii) Sound Point Agency LLC, as administrative agent and collateral agent for the Lenders and all other Secured Parties (in such capacity, together with its successors and assigns, if any, in such capacity, herein called the “Agent”).
WITNESSETH:
WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make loans and other extensions of credit to Borrowers consisting of a term loan in an amount of up to $40,000,000 and have requested that Sound Point Agency LLC act as Agent in connection with such credit extensions;
NOW, THEREFORE, in respect of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Borrowers, the Lenders, and Agent, each intending to be legally bound, hereby agree as follows:
ARTICLE X

DEFINITIONS
Section 10.01    Definitions. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the UCC or the PPSA, as applicable (including Account, Account Debtor, Chattel Paper, Commercial Tort Claims, Deposit Account, Drafts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Intangibles, Investment Property, Instruments, Letters of Credit, Letter of Credit Rights, Promissory Notes, Proceeds, Securities Account and Supporting Obligations) shall be construed and defined as set forth in the UCC or the PPSA, as applicable, unless otherwise defined herein. In addition, as used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Account Debtor Jurisdiction” means the United States and Canada (including any province or territory thereof);
“Acceptable Receivable Currency” means Dollars or Canadian Dollars;
“Acceptance Date” has the meaning specified in Section 11.07(b);
“Acquisition” means (i) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (ii) the purchase or other acquisition (whether by means of a merger, amalgamation, consolidation, or otherwise) by a Person or its Subsidiaries of all of the Equity Interests of any other Person;
“Advance” means amounts advanced by the Lenders (or any of them, as applicable) pursuant to Protective Advances and Overadvances;
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution;
“Affiliate” means, as to any Person, any other Person who directly or indirectly Controls, is under common Control with, is Controlled by or is a director, officer, manager or general partner of such Person. Without limitation of the foregoing, the following Persons shall at all times constitute Affiliates of each Borrower: (i) each Borrower, (ii) each Guarantor, and (iii) all Subsidiaries;
“Agent” has the meaning specified in the preamble to this Agreement;
“Agent Parties” has the meaning specified in Section 11.23(b);
“Agent’s Payment Account” means an account designated on the Closing Date and from time to time thereafter by Agent to the Lenders and Borrower Agent as the “Agent’s Payment Account”;
“Aggregate Commitment” means $45,000,000, as such amount may be decreased by the amount of any permanent reductions in the Commitments made in accordance with Section 2.05;
“Agreement” means this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time;
“Amazon” means Amazon.com Services LLC and its Affiliates.
“Amendment No. 1 Effective Date” means July 31, 2025.
“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement dated as of August 25, 2025 among the Loan Parties, Lender and Agent;

“Amendment No. 2 Commitment” means, as of the Amendment No. 2 Effective Date, $5,000,000;
“Amendment No. 2 Effective Date” means August 25, 2025;
“Amendment No. 2 Fee Letter” means that certain Fee Letter, dated on or around August 25, 2025, by and among the Borrower Agent and the Agent;
“Amendment No. 3 Effective Date” means March 11, 2026;
“Amendment No. 3 Fee Letter” means that certain letter agreement, dated the Amendment No. 3 Effective Date, between the Borrower Agent and Agent;
“Amendment No. 4 Effective Date” means May 7, 2026;
“Amendment No. 4 Fee Letter” means that certain letter agreement, dated the Amendment No. 4 Effective Date, between the Borrower Agent and Agent;
“Amendment No. 4 Note” has the meaning specified in the Amendment No. 4 Fee Letter;
“Amendment No. 4 Transaction” shall have the meaning specified in the Amendment No. 4 Fee Letter;
“Amendment No. 4 Transaction Party” shall have the meaning specified in the Amendment No. 4 Fee Letter;
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, the Corruption of Foreign Public Officials Act (Canada), each as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business;
“Anti-Money Laundering Laws” means the applicable statutes, laws, regulations, or rules in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Bank Secrecy Act (31 U.S.C. § 5311 et seq.), the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada);
“Applicable Margin” has the meaning ascribed in the Fee Letter;
“Approved Fund” means (a) any investment company, fund, securitization vehicle, trust or conduit that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that in the case of each of the preceding clauses (a) and (b) with respect to any Lender, is administered or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers or manages such Lender.
“Assignment and Acceptance” means an Assignment and Acceptance entered into by a Lender and its assignee, and accepted by Agent, to be substantially in the form of Exhibit H-1;
“Auditors” means Deloitte & Touche LLP or a nationally recognized firm of independent public accountants selected by Borrower Agent and reasonably satisfactory to Agent;
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is eliminated pursuant to Section 2.03(a) titled “Benchmark Replacement Setting.”
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority or UK Resolution Authority in respect of any liability of an Affected Financial Institution or any UK Financial Institution;
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings);
“Bank Product” means any of the following products, services or facilities extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider: (i) Cash Management Services; (ii) products under Hedging Agreements; and (iii) other banking products or services provided to a Loan Party or one of its Subsidiaries from time to time;
“Bank Product Obligations” means Indebtedness and other obligations of any Loan Party or any of its Subsidiaries to any Bank Product Provider arising from Bank Products;
“Bank Product Provider” means JPMorgan Chase Bank, N.A. and its Affiliates and any other bank or financial institution providing a Bank Product to Borrower or any of its Subsidiaries;
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as that title may be amended from time to time, or any successor statute;

“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. Notwithstanding anything in this Agreement to the contrary, if the Base Rate determined as provided above would be less than the Floor, then the Base Rate shall be deemed to be the Floor;
“Base Rate Loans” means Loans the rate of interest applicable to which is based upon the Base Rate;
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event occurred, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.03(a) titled “Benchmark Replacement Setting.”
“Benchmark Replacement” means, for any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrower Agent as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;
If the Benchmark Replacement as determined pursuant to Clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents;
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time;
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the applicable interest period, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement” (including whether such formula shall be cumulative or non-cumulative), the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents);
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of Clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of Clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such Clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of Clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof);

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative;
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof);
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.03(a) titled “Benchmark Replacement Setting” and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.03(a) titled “Benchmark Replacement Setting.”
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation;

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230;
“Borrower” and “Borrowers” have the respective meanings specified in the preamble to this Agreement;
“Borrower Agent” means BuzzFeed Media Enterprises, Inc., a Delaware corporation;
“Borrowing” means (i) the borrowing on the Closing Date and (ii) the borrowing on the Amendment No. 2 Effective Date;
“Borrowing Base” means, as of any date of determination, the result of:
(i)    the product of 90 percent multiplied by the Value of Eligible Billed Receivables; plus
(ii)    the product of 85 percent multiplied by the Value of Eligible Unbilled Receivables; minus
(iii)    the aggregate amount of all Reserves; minus
(iv)    any Unapplied Cash that may be attributed or related to the Eligible Receivables included in the Borrowing Base; minus
(v)     deferred revenue and any contra accounts with respect to any such Eligible Receivable, including the aggregate amount (if any) of indebtedness and other payment obligations (including trade accounts payable) owed to the Obligor (or any of its Affiliates) thereof;
“Borrowing Base Certificate” has the meaning specified in Section 6.09(d);
“Borrowing Base Company” means each U.S. Borrowing Base Company and Canadian Borrowing Base Company;
“Borrowing Date” means the date on which a Borrowing is obtained;
“Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or permitted by law to close.;
“Canadian Borrowing Base Companies” means such Subsidiaries organized under the laws of Canada (including any province or territory thereof) as the Borrower Agent and the Agent may from time to time reasonably agree to become Canadian Borrowing Base Companies;
“Canadian Defined Benefit Plan” means any Canadian Registered Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act.
“Canadian Dollars” or “C$” means the lawful currency of Canada.

“Canadian Guarantor” means a Guarantor organized under the laws of Canada (or any province or territory thereof);
“Canadian Multi-Employer Plan” means a “multi-employer plan” as defined in subsection 147.1(1) of the Tax Act or any other “multi-employer pension plan” or similar arrangement as defined in and required to be registered under the Pension Benefits Act (Ontario) or any other similar provincial, territorial or federal pension benefits standards legislation as amended from time to time and any successor statute, in each case to which a Loan Party contributes or is required to contribute for its employees or former employees in Canada pursuant to a collective bargaining agreement, trust agreement, participation agreement, professional employer organization or employer of record services agreement, by-law, statute or similar agreement and which is neither sponsored nor administered by a Loan Party;
“Canadian Pension Event” means any of the following that would result, or could reasonably be expected to result, in a wind-up funding deficiency or withdrawal liability (beyond normal cost contributions for the period up to and including the date of withdrawal) payable by any Loan Party (i) the voluntary whole or partial wind-up of a Canadian Defined Benefit Plan by any Loan Party; (ii) the filing of a notice of intent to terminate in whole or in part a Canadian Defined Benefit Plan or the treatment of a Canadian Defined Benefit Plan amendment as a termination or partial termination; (iii) the institution of proceedings by a Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Defined Benefit Plan; (v) the withdrawal of a Loan Party as a participating employer under a Canadian Multi-Employer Plan; (vi) a statutory Lien or deemed trust (other than a Permitted Lien) arising in connection with contributions required to be paid by a Loan Party in respect of a Canadian Defined Benefit Pension Plan; or (vii) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Canadian Defined Benefit Plan.
“Canadian Priority Payables” means, as of any date of determination, the amount due and owing (whether or not past due) by any Loan Party or for which a Loan Party has an obligation to remit to a Governmental Authority pursuant to any applicable law in respect of which any Governmental Authority may claim a Lien or other claim ranking or capable of ranking prior to or pari passu with the Liens in favor of the Agent against all or part of the Collateral, including, without limitation, in respect of pension fund obligations payable by a Loan Party pursuant to the Pension Benefits Act (Ontario) or any other similar provincial, territorial or federal pension benefits standards legislation, employment insurance, GST, HST, sales taxes and other taxes payable or to be remitted or withheld, employee withholds, vacation pay, termination and severance pay, employee salaries and wages, workers’ compensation assessment, Wage Earner Protection Program Act (Canada), Canada pension plan payments, municipal taxes and claims by public utilities and other like charges and demands;
“Canadian Registered Pension Plan” means a pension plan subject to (i) the Pension Benefits Act (Ontario) or any other similar provincial, territorial, or federal pension benefits standards legislation as amended from time to time and any successor statute or (ii) a “registered pension plan” as that term is defined in subsection 248(1) of the Tax Act, and in respect of both

(i) and (ii), that is established, maintained or contributed to or required to be contributed to by a Loan Party for its employees or former employees in Canada, or pursuant to which any Loan Party has any liability or contingent liability, provided that “Canadian Registered Pension Plan” shall not include any Canadian Multi-Employer Plan;
“Canadian Security Agreement” means the guarantee and security agreement made following the Closing Date by any Canadian Guarantor, and the other obligors from time to time party thereto;
“Canadian Security Documents” means, collectively, the Canadian Security Agreement and the Quebec Hypothec.
“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP;
“Capitalized Lease Obligations” means that portion of the obligations under a Capital Lease which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as Indebtedness (net of Interest Expense) in accordance with GAAP;
“Cash Equivalents” means (i) securities issued, guaranteed or insured by the United States or Canada or any of their agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by (A) a Lender or its Affiliates; (B) any U.S. federal or state chartered or Canadian commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000; or (C) any bank or its holding company that has a short-term commercial paper rating of at least A 1 or the equivalent by Standard & Poor’s Ratings Services or at least P 1 or the equivalent by Moody’s Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than thirty (30) days from the date acquired, for securities of the type described in Clause (i) above and entered into only with commercial banks having the qualifications described in Clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A 1 or the equivalent by Standard & Poor’s Ratings Services or at least P 1 or the equivalent by Moody’s Investors Service, Inc.; (iv) commercial paper, other than commercial paper issued by Borrowers or any of its Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof or Canada or any province or territory thereof and rated at least A 1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P 1 or the equivalent thereof by Moody’s Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; and (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in Clauses (i) through (iv) above;
“Cash Management Services” means any one or more of the following types of services or facilities: (i) credit cards, merchant card services, purchase or debit cards, including non-card

e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services) and (iii) any other demand deposit or operating account relationships or other cash management services;
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code in which any Loan Party or direct or indirect owner of a Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the Code;
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty; (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (B) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued;
“Change of Control” means that:
(i)    any Person or two or more Persons acting in concert, other than a Permitted Holder, shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of the Parent (or other securities convertible into such Equity Interests) representing thirty-five (35) percent or more of the combined voting power of all Equity Interests of the Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of the Parent provided that (I) no Person or Persons acting in concert shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or Persons until such tendered securities are accepted for purchase or exchange under such offer and (II) a transaction will not be deemed to involve a Change of Control if (1) the Parent becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2) both (A) the direct or indirect beneficial owners of the common equity securities of such holding company or other Person immediately following the transaction are substantially the same as the beneficial owners of the common equity securities of the Parent immediately prior to that transaction and (B) immediately following that transaction no Person or Persons acting in concert, other than a Permitted Holder, is the beneficial owner, directly or indirectly, of more than 35% of the combined voting power of the Equity Interests of such holding company,
(ii)    Parent fails to own and control, directly or indirectly, 100 percent of the Equity Interests of Borrower Agent,

(iii)    Borrower Agent fails to own and control, directly or indirectly, 100 percent of the Equity Interests of each other Loan Party except where such failure is as a result of a transaction permitted under the Loan Documents, or
(iv)    a change in control or similar event with respect to any Loan Party, as defined or described under any indenture or agreement in respect of Material Indebtedness to which any Loan Party is a party, shall have occurred;
“Claims” has the meaning specified in Section 11.04(a);
“Closing Date” means May 23, 2025;
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations and guidelines promulgated thereunder;
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents;
“Collections” means all cash, funds, checks, notes, instruments, any other form of remittance tendered by Obligors in respect of payment of Receivables of the Loan Parties and any other payments received by the Loan Parties with respect to any Collateral;
“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Loans hereunder on (i) the Closing Date and (ii) the Amendment No. 2 Effective Date, in an amount equal to the principal amount set forth opposite such Lender’s name on Annex A hereto under the heading “Closing Date Commitment” or “Amendment No. 2 Commitment” as applicable;
“Communications” has the meaning specified in Section 11.23(b);
“Compliance Certificate” has the meaning specified in Section 6.09(c);
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes;
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto;
“Control Agreement” means, with respect to any deposit account, securities account or commodity account maintained in the United States or Canada, an agreement, in form and substance reasonably satisfactory to Agent and the Loan Party maintaining such account, among Agent, the financial institution or other Person at which such account is maintained and the Loan

Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent or, within Canada, to grant a triggered control or block over such account to the Agent, and with respect to any jurisdiction outside the United States or Canada, any equivalent agreement or notice under applicable foreign (or non-United States, non-Canadian) law required by such law to perfect, or give notice to the applicable depository institution of, a Lien in underlying property in accordance with, and enforceable under, such law;
“Convert,” “Conversion” and “Converted” each refers to conversion of Loans of one Type into Loans of another Type pursuant to Section 2.03(b);
“Copyright Security Agreement” means a copyright security agreement, in form and substance reasonably satisfactory to Agent, pursuant to which each Loan Party that has Copyrights shall grant a specific security interest as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time;
“Copyrights” means (i) any and all copyright rights in any works registered under or subject to the copyright laws of the United States or Canada, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States or Canada, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office or the Canadian Intellectual Property Office and the right to obtain all renewals thereof, including those listed on Schedule 6.1(w); (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof;
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion;
“Days Sales Outstanding” means, for any fiscal month, an amount computed as of the last day of such fiscal month equal to the quotient of: (a) the average of the Value of all Eligible Receivables of the Borrowing Base Companies as of the last day of each of the three most recent fiscal months ended on the last day of such fiscal month, divided by (b) the quotient of (i) the aggregate initial Value of all Eligible Receivables of the Borrowing Base Companies generated by the Borrowing Base Companies during the three most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) 90;
“Dilution Adjustments” means (i) if on any day the Value of any Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by any Loan Party or any Affiliate of any of the foregoing, or any setoff, counterclaim or dispute between any Loan Party or any Affiliate of any Loan Party and an Obligor, the amount of such reduction or adjustment; and (ii) if on any day any of the representations or warranties in Section 5.01(hh) is not true with respect to any Receivable, the amount of such Receivable;
“Dilution Ratio” means, for any fiscal month with respect to Eligible Receivables of the Borrowing Base Companies, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of such fiscal month by dividing: (a) the sum of (i) the aggregate amount of Dilution Adjustments during such fiscal month (which, for the avoidance of doubt, does not include credit losses or contractual credit memos, rebates or allowances), plus (ii) without duplication of amounts included in the preceding clause (i), the amount of any rebate payments made by the Loan Parties and their Affiliates to Obligors by check, ACH, cash or Cash Equivalents during such Fiscal Month (rather than by reducing the amount due by the applicable Obligor(s) in respect of Eligible Receivables), in each case with respect to all Eligible Receivables of the Borrowing Base Companies, by (b) the aggregate initial Value of all Eligible Receivables that generated by the Borrowing Base Companies in such Fiscal Month;
“Dilution Reserve Percentage” means, for any fiscal month, the aggregate with respect to the Eligible Receivables of the Borrowing Base Companies, of the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (i) the product of (A) 1.25 multiplied by (B) the greater of (1) the arithmetic average of the Dilution Ratios of the Eligible Receivables for the three (3) most recent consecutive fiscal months ending on the last day of such fiscal month and (2) the Dilution Ratio of the Eligible Receivables for such fiscal month;
“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding up and Restructuring Act (Canada), the debt and/or securities reorganization provisions of the Canada Business Corporations Act, the Business Corporations Act (New Brunswick), the Business Corporations Act (Quebec), the Insolvency Act 1986, and all other liquidation, conservatorship, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other any other comparable and applicable jurisdictions from time to time in effect and affecting the rights of creditors generally;
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default;
“Defaulted Receivable” means a Receivable (without duplication):
(a) as to which any payment, or part thereof, remains unpaid for more than (i) 180 days from the original due date for such payment for account debtors that are advertising agency clients, (ii) 60 days from the original due date for such payment for Amazon, (iii) 90 days from the original due date for such payment for Ozone and (iv) 120 days from the original due date for such payment all other account debtors;
(b) as to which an Insolvency Event shall have occurred with respect to the Obligor thereof;
(c) that has been written off on the applicable Loan Party’s books as uncollectible or bad debt; or
(d) that, consistent with the credit and collection policy of the Borrowing Base Companies, as in effect on the Closing Date, should be written off the applicable Borrowing Base Company’s books as uncollectible or bad debt; provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting;
“Designated Jurisdiction” means a country or territory that is the target of broad, comprehensive country-wide or territory-wide Sanctions, which countries and territories, as of the date hereof, are the Crimea region and so-called Donetsk Peoples’ Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria;
“Dollars” and the sign “$” means freely transferable lawful currency of the United States of America;
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (i) mature automatically or are mandatorily redeemable (other than solely for Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (ii) are redeemable at the option of the holder thereof (other than solely for Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that are not Disqualified Equity Interests), in whole or in part, (iii) provide for the scheduled payments of dividends in cash that are payable without further action or decision of Parent, or (iv) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred twenty (120) days after the Maturity Date;
“Dynamic Dilution Reserve” means, as of any date, the product of (i) the Dilution Reserve Percentage and (ii) the aggregate Value of all Eligible Receivables of the Borrowing Base Companies;
“Dynamic Loss Reserve” means, as of any date, the product of (i) the Loss Percentage and (ii) the aggregate Value of all Eligible Receivables of the Borrowing Base Companies;

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in Clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in Clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway;
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;
“Eligible Assignee” means (i) a Lender or any Affiliate or Approved Fund thereof; (ii) a commercial bank organized or licensed under the laws of the United States or a state thereof having total assets in excess of $1,000,000,000; (iii) a finance company, insurance company or other financial institution or fund, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or a state thereof which has a net worth, determined in accordance with GAAP, in excess of $500,000,000; or (v) any other Person consented to by the Agent (such consent not to be unreasonably withheld, delayed or conditioned) provided, that (A) none of any owner of Equity Interests of a Loan Party, any Loan Party or any of their respective Affiliates shall qualify as an Eligible Assignee, (B) a natural person shall not qualify as an Eligible Assignee, (C) each Eligible Assignee under Clauses (ii) through (iv) hereof shall be reasonably acceptable to and subject to the consent of Agent (not to be unreasonably withheld, delayed or conditioned), and (D) nothing herein shall restrict or require the consent of any Person to the pledge by any Lender of all or any portion of its rights and interests under this Agreement or any other Loan Document to any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge in any manner permitted by applicable law;
“Eligible Billed Receivables” means those Eligible Receivables for which an invoice or bill has been delivered with respect thereto and such invoice or bill has not remained outstanding more than 120 days (or, (x) with respect to any such Eligible Receivable relating to an invoice or bill delivered to Amazon or its subsidiaries, 60 days and (y) with respect to any such Eligible Receivable relating to an invoice or bill delivered to Ozone or its subsidiaries, 90 days) past the date of the original invoice or bill therefor;
“Eligible Investment Grade Receivables” means those Investment Grade Receivables that are Eligible Receivables;
“Eligible Non-Investment Grade Receivables” means those Non-Investment Grade Receivables that are Eligible Receivables;

“Eligible Receivables” means those Receivables created by a Borrowing Base Company in the ordinary course of its business, that arise out of such Borrowing Base Company’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Receivables made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any information with respect to Borrowing Base Companies’ business or assets of which Agent becomes aware after the Closing Date, including any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. Without limitation of the foregoing, no Receivable shall be an Eligible Receivable:
(i)    unless such Receivable constitutes the legal, valid and binding obligation of the account debtor, enforceable in accordance with its terms;
(ii)    if such Receivable cannot or may not be transferred, assigned, pledged or otherwise subject to a Lien;
(iii)    if the account debtor is, or is controlled by, an Affiliate or owner of any Loan Party, or an employee, officer or director of any Loan Party or any Affiliate or owner of any Loan Party;
(iv)    if the amount payable in respect of such Receivable is the subject of renegotiation or redating;
(v)    unless Agent has a perfected first priority Lien thereon and such Receivable is otherwise free and clear of any Lien in favor of any Person other than Permitted Liens;
(vi)    if (A) the goods giving rise to such Receivable have not been shipped and billed to the account debtor or (B) the services giving rise to such Receivable have not been performed and billed to the account debtor;
(vii)    if such Receivable is not either an Eligible Billed Receivable or an Eligible Unbilled Receivable;
(viii)    if a Borrowing Base Company’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, including any “sale on approval,” “sale or return,” “guaranteed sale” or sale on consignment, or a Borrowing Base Company’s right to receive payment is subject to any right of rescission, repurchase or reclamation;
(ix)    if the sale arises from any “bill and hold” or other sale of goods which remain in a Borrowing Base Company’s possession or under such Borrowing Base Company’s control;

(x)    if and to the extent the invoiced amount consists of or includes interest payments, late charges, finance charges or service charges owing to a Borrowing Base Company, but only to the extent of such payments or charges;
(xi)    if the terms of sale are “cash on delivery” or “cash before delivery”;
(xii)    if the account debtor or any Affiliate of the account debtor has disputed liability or has asserted a claim, right of setoff, chargeback, defense or counterclaim, discount, deduction, reserve, allowance, recoupment or has made any other claim with respect to any other Receivable due from such account debtor or Affiliate to a Borrowing Base Company, solely to the extent of the amount of such dispute or claim, or the amount of such actual or asserted right of setoff, defense, counterclaim, chargeback, discount, deduction, reserve, allowance, recoupment or other claim, as the case may be;
(xiii)    if the account debtor has suspended business or is liquidating, dissolving or winding up its affairs, or the account debtor is insolvent, or a Borrowing Base Company has received notice of an imminent Insolvency Event or a material impairment of the financial condition of the account debtor, or the account debtor or a material portion of such account debtor’s assets is the subject of an Insolvency Event, or the account debtor or any Affiliate of the account debtor has called a meeting of its creditors to obtain any general financial accommodation;
(xiv)    if the account debtor is also a supplier to, or creditor of, a Borrowing Base Company, or is otherwise a “contra” account, whether in respect of contractual allowances with respect thereto, audit adjustments, anticipated discounts or otherwise, but only to the extent of the aggregate amount owed (or anticipated to be owed) by Borrowing Base Companies to the account debtor in respect thereto;
(xv)    if the sale or rendition of services is to an account debtor that either (A) does not maintain its chief executive office or registered office (or domicile within the meaning of the Civil Code of Quebec) in an Acceptable Account Debtor Jurisdiction, (B) is not organized under an Acceptable Account Debtor Jurisdiction thereof, or (C) is the government of any foreign country or sovereign state, or of any state, province, territory, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Receivable is supported by an irrevocable letter of credit satisfactory to Agent in its Permitted Discretion that has been delivered to Agent and is directly drawable by Agent, (ii) with respect to the Government of Canada, the applicable Borrowing Base Company has complied with the Financial Administration Act (Canada) or (iii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent in its Permitted Discretion, and on which Agent is named as “lenders loss payee”;
(xvi)    if fifty percent (50%) or more of the aggregate balance of the Receivables of any account debtor and its Affiliates owing to Borrowing Base Companies are deemed ineligible under Clause (vii) above;

(xvii)    if the account debtor is (A) the United States of America or any department, agency or instrumentality thereof or any state, municipality or other political subdivision thereof, or (B) other than with respect to the Government of Canada which is dealt with in paragraph (xv)(C)(ii) above, is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;
(xviii)    if the account debtor is an Affiliate of any Borrowing Base Company;
(xix)    if when aggregated with all other Eligible Receivables owing by the same account debtor (including, for this purpose, Receivables owing by such account debtor’s Affiliates), such Receivable exceeds (x) 15 percent of aggregate Eligible Receivables (with respect to Investment Grade Receivables) or (y) 5 percent of aggregate Eligible Receivables (with respect to Non-Investment Grade Receivables), in which case, for avoidance of doubt, only the amount of the Receivable in excess of such percentage shall be excluded (such excess amount, “Excess Concentration”) (provided that any Receivable by Amazon or Ozone shall be excluded from the Excess Concentration limits above);
(xx)    if such Receivable is evidenced by a judgment or by an instrument or chattel paper;
(xxi)    if such Receivable represents a progress billing or retainage or if the obligation of the account debtor to pay is subject to a Borrowing Base Company’s completion of further performance or is subject to the equitable lien of any surety bond insurer, but only to the extent or amount of such limitation;
(xxii)    if such Receivable is payable in any currency other an Acceptable Receivable Currency;
(xxiii)    if the account debtor is located in any State (or Province or Territory of Canada) that requires a creditor to file a business activity report or similar document, or to qualify to do business in such jurisdiction in order to bring suit in such jurisdiction to recover on such Receivable unless the relevant Borrowing Base Company (A) had filed and has maintained effective a current notice of business activities or similar documents with the appropriate office or agency of the applicable jurisdictions or qualified to do business therein as applicable for the then-current year or if such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or cost, or (B) was and has continued to be exempt from such filing and has provided Agent with satisfactory evidence thereof;
(xxiv)    if Agent believes, in its Permitted Discretion, the collection of such Receivable to be insecure or to be doubtful by reason of the account debtor’s inability or unwillingness to pay;

(xxv)    if Agent, in its Permitted Discretion, has deemed it to not be an Eligible Receivable;
(xxvi)    if such Receivable is owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or is owned by a Person that is joined to this Agreement as a Borrowing Base Company pursuant to the provisions of this Agreement, and a field examination with respect to such Receivables, in each case, satisfactory to Agent in its Permitted Discretion, has not been completed; or
(xxvii)    the Obligor with respect to such Receivable is a Magnite Obligor (unless and until the underlying contract with Magnite is amended in a manner satisfactory to the Agent);
For avoidance of doubt, any Receivable that is not, or ceases to be, an Eligible Receivable, at any time, nevertheless shall be at all times part of the Collateral;
“Eligible Unbilled Receivables” means those Receivables of any Borrowing Base Company that would constitute an Eligible Receivable but for the fact that an invoice or bill has not been delivered with respect thereto for a period of not more than thirty (30) days after the date when such Borrowing Base Company has performed the services giving rise to such unbilled Receivable, so long as such Receivable is properly recorded in such Borrowing Base Company’s accounting systems at all times;
“Entity” for each Loan Party (other than an individual), means its status, as applicable, as a corporation, limited liability company, unlimited liability company or limited partnership;
“Environment” means ambient air, indoor air, surface water (including potable waters, navigable waters and wetlands), groundwater, surface and subsurface strata, natural resources, wildlife, plant life, biota, and the work place or as otherwise defined in Environmental Laws;
“Environmental Action” means any summons, citation, notice of investigation or judicial or administrative proceeding, action, suit, abatement order or other order, judgment, decree or directive (conditional or otherwise) from any Governmental Authority, or any written notice of violation, complaint, claim, or other demand from any Person arising (i) pursuant to Environmental Laws, (ii) in connection with any actual or alleged violation of, or liability pursuant to, Environmental Laws, including any Permits issued pursuant to Environmental Laws, (iii) in connection with any Hazardous Materials, including the presence or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials, or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety or the Environment;
“Environmental Laws” means all federal, state, provincial and local statutes, laws (including common laws), rulings, regulations, ordinances, codes, legally binding and enforceable policies or guidelines or governmental, administrative or judicial directives, judgments, orders or interpretations of any of the foregoing now or hereafter in effect relating to pollution or protection of human health or the Environment including laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of or exposure to any Hazardous Materials, in each case as amended from time to time;
“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation, feasibility study, removal, remediation, assessment or post remediation monitoring or action), fines, penalties, sanctions, and interest incurred as a result of any Environmental Action;
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities;
“Equity Interests” means (i) in the case of a corporation or unlimited liability company, its shares or capital stock, (ii) in the case of a limited liability company, its membership interests, and (iii) in the case of a limited partnership, its general and limited partnership interests, including in each case, all of the following rights relating to such Equity Interests, whether arising under the Governing Documents of the Entity issuing such Equity Interests or under any applicable law of such Entity’s jurisdiction of organization or formation: (x) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (y) all voting rights and rights to consent to any particular actions by the applicable issuer; and (z) all management rights with respect to such issuer, but, in each case, excluding any debt security convertible into, or exchangeable for, Equity Interests;
“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder;
“ERISA Affiliate” means any entity that, together with a Loan Party is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code, or under Section 4001(a)(14) of ERISA. Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of such Loan Party for purposes of this definition with respect to the period such entity was an ERISA Affiliate of such Loan Party and with respect to liabilities arising after such period for which such Loan Party would be liable under the Code or ERISA;
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time;
“Event of Default” means the occurrence of any of the events specified in Section 9.01;
“Excluded Accounts” has the meaning specified in the Security Agreement;
“Excluded Property” means (i) Voting Equity Interests of any CFC (other than a Protected CFC) held by any Loan Party, except to the extent that such Voting Equity Interests represent no more than 65 percent (or such higher percentage that would not cause an adverse tax impact pursuant to Code Section 245A and Treasury Regulation Section 1.956-1 to any Loan Party) of a first tier CFC (other than a Protected CFC) and Equity Interests of any Production Subsidiary (if the grant of a Lien in such Equity Interests to secure the Obligations is not permitted under any credit facility with an unaffiliated lender to which such Production Subsidiary is party); (ii) any (x) rights or interest in any contract, lease, permit, license, franchise, charter, authorization or license agreement covering real or personal property of any Loan Party (including any governmental licenses or approvals and state, provincial, territorial or local franchises, charters and authorizations, to the extent a security interest or Lien in any such license, approval, franchises, charters, or authorizations are prohibited or restricted thereby) and (y) equipment owned by any Loan Party that is subject to a purchase money lien or a capital lease obligation if (but only to the extent that and only for so long as such purchase money Indebtedness or capital lease restricts the granting of a Lien therein to Agent) the grant of a security interest therein or Lien would constitute a violation of a valid and enforceable restriction in favor of a third party if under the terms of such contract, lease, permit, license, franchise, charter, authorization or license agreement, or applicable law with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, franchise, charter, authorization or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, franchise, charter, authorization or license agreement has not been obtained (provided, that (A) the foregoing exclusions of this Clause (ii) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions), the PPSA or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or Lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, franchise, charter, authorization or license agreement and (B) the foregoing exclusions of Clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s or any Lender’s continuing security interests in and Liens upon any rights or interests of any Loan Party in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, franchise, charter, authorization, license agreement, or Equity Interests (including any Receivables or Equity Interests), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, franchise, charter, authorization, license agreement, or Equity Interests); (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest and Lien therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (iv) all leasehold Real Property interests; (v) fee simple Real Property interest located outside of the United States; (vi) fee simple Real Property interests located in the United States having a fair market value (as determined in good faith by Borrower Agent) less than $2,500,000 on a per-property basis, and any fee-owned Real Property that is subject to a Permitted Lien; (vii) to the extent subject to certificates of title (or the local law equivalent), motor vehicles and other assets subject to certificates of title, or any rolling stock; (viii) any demand deposit account, securities account, commodity account or other deposit account of any Loan Party that (A) is used solely and exclusively for payroll, payroll taxes, and other employee wage and benefit payments to or for any Loan Party’s employees or (B) held as cash collateral to secure Indebtedness permitted by Section 7.01(l)(ii) (but only to the extent that and only for so long as that the documentation with respect to such Indebtedness restricts the granting of a Lien therein to Agent); (ix) any asset in circumstances where the cost of obtaining a security interest and Lien therein, including the cost of title insurance, surveys or flood insurance (if necessary) would be excessive in light of the practical benefit to the Lenders afforded thereby as determined by the Agent in its Permitted Discretion; (x) the last day of the term of any lease, sublease or agreement to sublease now held or subsequently acquired by any of the Loan Parties which is organized under the laws of Canada or any province or territory therein (it being understood and agreed that the Loan Parties shall stand possessed of such last day in trust for the assignment and disposal of it as the Agent may direct); and (xi) any “consumer goods” as such term is defined in the PPSA;
“Excluded Subsidiary” means, solely until the date that is 90 days following the Amendment No. 4 Effective Date, any Production Subsidiary;
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 11.07(a)) or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.05, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 3.05(g) and (iv) any withholding Taxes imposed under FATCA and (v) any Canadian withholding Taxes imposed on a payment by reason of a Recipient being, (A) a person with which a Loan Party does not deal at arm’s length (for the purposes of the Tax Act), (B) a “specified non-resident shareholder” (as defined in subsection 18(5) of the Tax Act) of a Loan Party or not dealing at arm’s length (for the purposes of the Tax Act) with a “specified shareholder” of a Loan Party, or (C) a “specified entity” (as defined in subsection 18.4(1) of the Tax Act) in respect of a Loan Party (other than where the non-arm’s length relationship arises, or where the Recipient is a “specified non-resident shareholder”, or does not deal at arm’s length with a “specified shareholder”, or where the Recipient is a “specified entity” as a result of such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Agreement or any other Loan Document);

“Existing Letters of Credit” means that certain irrevocable Letter of Credit issued April 23, 2024 by JPM Chase Bank, N.A.;
“FATCA” mean Sections 1471 and 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code;
“Federal Funds Rate” means, for any day, the fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by it, as determined in good faith by Agent;
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any Person succeeding to the functions thereof;
“Fee Letters” means (i) that certain Fee Letter, dated May 23, 2025, by and among the Borrower Agent and the Agent; (ii) the Amendment No. 2 Fee Letter; ~~and~~ (iii) the Amendment No. 3 Fee Letter and (iv) the Amendment No. 4 Fee Letter.
“Financial Covenant” means the covenant set forth in Article VIII;
“Financial Statements” means, with respect to the Parent and its Subsidiaries, the consolidated balance sheets, consolidated profit and loss statements and statements of cash flow of the Parent and its Subsidiaries for the period specified, prepared in accordance with GAAP and consistent with prior practices and, except in the case of annual audited Financial Statements, a comparison to the balance sheets, profit and loss statements and statements of cash flow for the same year-to-date and month periods of the immediately preceding year;
“Floor” has the meaning ascribed to such term in the Fee Letter;
“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia;
“Founder” means each of (a) Jonah Peretti, (b) any trust, individual retirement account, or business entity (including any corporation, limited liability company, partnership, foundation or similar entity) for which Jonah Peretti retains sole voting and dispositive power with respect to the Equity Interests held by such trust, individual retirement account, or business entity, and the trustees, legal representatives, beneficiaries and/or beneficial owners of such trust, individual retirement account or business entity, and (c) the estate, heirs and lineal descendants of Jonah Peretti;
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination;
“Governing Body” means (i) in the case of a corporation or unlimited liability company, its board of directors and/or shareholders (as the case may be), (ii) in the case of a limited liability company, its managers or members, (iii) in the case of a limited partnership, its general partner(s), as applicable, or in each case, another comparable governing body of the applicable Entity;
“Governing Documents” means (i) in the case of a corporation or unlimited liability company, its articles (or certificate) of incorporation and bylaws, (ii) in the case of a limited liability company, its articles (or certificate) of organization (or formation) and its operating agreement, (iii) in the case of a limited partnership, its articles (or certificate) of limited partnership and its limited partnership agreement, or in each case, another comparable governing document of the applicable Entity;
“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof, or any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions thereof or pertaining thereto;
“Guarantors” means each Borrower, as to the other Borrowers, and each other Person that guarantees, in whole or in part, the Obligations on the Closing Date or at any time thereafter;
“Hazardous Materials” means any and all pollutants, contaminants and toxic, caustic, radioactive, deleterious and hazardous materials, substances and wastes including petroleum or petroleum distillates, urea formaldehyde foam insulation, asbestos or asbestos-containing materials, whether or not friable, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, that are regulated under any Environmental Laws;
“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement;
“Highest Lawful Rate” has the meaning specified in Section 11.10;
“Historical Financials” has the meaning specified in Section 4.01(a)(vii);
“Indebtedness” means, with respect to any Person, as of the date of determination thereof (without duplication of the same obligation under any other Clause hereof), (i) all obligations of such Person for borrowed money of any kind or nature, including funded and unfunded debt,

(ii) all monetary obligations of such Person owing under Hedging Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedging Agreement were terminated on the date of determination), (iii) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses) and any earn-out or similar obligations, (iv) all Capitalized Lease Obligations, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured) a Lien on any asset of such Person whether or not the Indebtedness is assumed by such Person, (vi) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreements in the event of default are limited to repossession or sale of such property), (vii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (viii) any Disqualified Equity Interests and (ix) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of Clauses (i) through (viii) above. For purposes of this definition, (A) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (B) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (1) if applicable, the limited amount of such obligations, and (2) if applicable, the fair market value of such assets securing such obligation;
“Indemnified Party” has the meaning specified in Section 11.04(a);
“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (ii) to the extent not otherwise described in Clause (i), Other Taxes;
“Information” has the meaning specified in Section 11.19;
“Insolvency Event” means, with respect to any Person, the occurrence of any of the following: (i) such Person shall be adjudicated insolvent or bankrupt, institutes or consents to the institution of proceedings under, any Debtor Relief Laws or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek reorganization or the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor, custodian, administrator, administrative receiver, manager, liquidator or similar officer for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor, custodian, administrator, administrative receiver, compulsory manager, liquidator or similar officer for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under, or shall seek the entry of an order for relief under, any Debtor Relief Laws, (v) such Person shall take any corporate, limited liability company, partnership or similar act, as applicable, in furtherance of any of the foregoing, or (vi) such Person, or a substantial portion of its property, assets or business, shall become the subject of an involuntary proceeding or a petition for (A) its dissolution, the suspension of payments, a moratorium of any indebtedness, winding-up, administration, or reorganization (by way of voluntary arrangement scheme or arrangement or otherwise), (B) the appointment of a receiver, interim receiver, receiver and manager, trustee, monitor, custodian, liquidator, administrator or restructuring official for it or for all or any material part of its property and (I) such proceeding shall not be dismissed or stayed within sixty (60) days or (II) such receiver, interim receiver, receiver and manager, trustee, monitor, custodian, liquidator, administrator or restructuring official shall be appointed; provided, however, that the Lenders shall have no obligation to make any Loans during the pendency of any sixty-(60) day period described in this definition, (C) any proceeding under any Debtor Relief Law relating to it or any material part of its property is instituted and such proceeding shall not be dismissed or stayed within 60 (days); provided, however, that the Lenders shall have no obligation to make any Loans during the pendency of any sixty-(60) day period described in this definition; any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fifteen (15) Business Days of commencement will not be deemed insolvency proceedings;
“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs;
“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof;
“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, in form and substance satisfactory to Agent, executed and delivered by each Loan Party and each of its Subsidiaries, and Agent, as amended, restated, supplemented or otherwise modified from time to time;
“Interest Expense” means, for any period, all interest with respect to Indebtedness (including the interest component of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) determined in accordance with GAAP;
“Interest Payment Date” means, in the first instance, July 31, 2025, and, following that date, (i) with respect to any Base Rate Loan, the last day of each month during any period in which such Loan is outstanding, (ii) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and (iii) with respect to any Loans, the Maturity Date;
“Interest Period” means (i) the period commencing on the date of a Term SOFR Borrowing and ending on the last calendar day of the first full calendar month ending thereafter and (ii) thereafter, each Interest Period shall commence on the first calendar date of any month and end of the last calendar day of such month; provided, however, that (i) no Interest Period shall extend beyond the Maturity Date of such Loan, (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, and (iii) if there is no corresponding date of the month that is one (1) month after the first day of an Interest Period, such Interest Period shall end on the last Business Day of such first month. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing;
“Interests” has the meaning specified in Section 7.09;
“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service and any successor agency;
“Investment” in any Person means, as of the date of determination, (i) any payment or contribution in or to such Person including property contributed to such Person for or in connection with its acquisition of any stock, bonds, notes, indebtedness, debentures, partnership or other ownership interest or any other security of such Person, (ii) any payment or contribution for all or substantially all of the assets of such Person (or of any division or business line of such other Person), and (iii) any loan, advance or other extension of credit or guaranty of or other surety obligation for any Indebtedness made to, or for the benefit of, such Person. In determining the aggregate amount of Investments outstanding at any particular time, (A) a guaranty (or other surety obligation) shall be valued at not less than the principal outstanding amount of the primary obligation; (B) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (C) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (D) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment;
“Investment Grade Receivables” means those Receivables owned by any U.S. Borrowing Base Company or any Canadian Borrowing Base Company that are owing by account debtors rated at “BBB-” or better by Standard and Poor’s or Baa3 or better by Moody’s;
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto;
“Items of Payment” has the meaning specified in Section 2.06;
“Joinder” means a joinder agreement substantially in the form of Exhibit H-2 to this Agreement;
“Joining Subsidiary” has the meaning specified in Section 6.16;
“Lender” and “Lenders” have the respective meanings specified in the preamble to this Agreement;
“Lender Group Expenses” means all (i) costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Agent and the Lenders, or any of them, (ii) reasonable and documented (in summary form) out-of-pocket fees or charges paid or incurred by Agent in connection with transactions under any of the Loan Documents, (iii) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries performed in connection with the transactions contemplated under the Loan Documents, (iv) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any reasonable and documented (in summary form) out-of-pocket costs and expenses incurred in connection therewith, (v) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (vi) reasonable and documented (in summary form) out-of-pocket costs and expenses paid or incurred by Agent and the Lenders, or any of them, to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (vii) fees and expenses of Agent related to any field examinations, appraisals, or valuations to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 6.06(b), (viii) Agent’s and the Lenders’ reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the relationship of Agent and the Lenders, or any of them, with any Loan Party or any of its Subsidiaries, (ix) Agent’s reasonable and documented (in summary form) costs and expenses (including reasonable attorneys’ fees for one primary counsel for the Agent, and, if reasonably necessary, one local counsel and one specialist counsel in each relevant jurisdiction and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering, syndicating, or amending, waiving, or modifying the Loan Documents, and (x) Agent’s and each Lender’s reasonable and documented (in summary form) costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Event concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any remedial action with respect to the Collateral;
“Lien” means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, attachment or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law;
“Line Cap” means, as of any date of determination, the Borrowing Base as of such date of determination;
“Liquidity” means, as of any date of determination, unrestricted cash and Cash Equivalents of Borrowers deposited in Deposit Accounts which are subject to Control Agreements from and after the date required under Section 6.17;
“Loan Documents” means this Agreement, the Security Documents, the Fee Letter, the Intercompany Subordination Agreement, the Reporting Agent Agreement, any promissory notes issued by the Borrowers to any Lender, and any other documents and instruments entered into, now or in the future, by any Loan Party or any of its Subsidiaries under or in connection with this Agreement, as each of the same may be amended, restated, supplemented or otherwise modified from time to time;
“Loan Party” means each Borrower and each Guarantor;
“Loans” means the loans and financial accommodations made by the Lenders hereunder or under this Agreement including the term loan made on the Closing Date, the term loan made on the Amendment No. 2 Effective Date, the Protective Advances and any Overadvances;
“Loss Percentage” means, at any time of determination, the aggregate with respect to the Eligible Receivables of the Borrowing Base Companies, of the product (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) of (i) 1.25, multiplied by (ii) the greater of (x) the average of the Loss Ratios for the three (3) most recent fiscal months and (y) the Loss Ratio for such fiscal month;
“Loss Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each fiscal month by dividing: (a) the aggregate Value of all Eligible Receivables of the Borrowing Base Companies that are Defaulted Receivables as of the last day of such fiscal month, by (b) the aggregate initial Value of all Eligible Receivables originated by the Borrowing Base Companies during the month that is three fiscal months before such fiscal month (provided, that payments from BuzzFeed Japan and Val Morgan Group shall be excluded from any Loss Ratio calculation);
“Magnite Obligor” means, with respect to any Receivables attributable to that certain Seller Order Form, dated December 16, 2017, by and between The Rubicon Project, Inc. (“Magnite”), a Delaware corporation, and BuzzFeed Media Enterprises, Inc., a Delaware corporation, (i) Magnite and (ii) each “Buyer” (as defined in such Seller Order Form) with respect to such Receivable;
“Material Adverse Effect” means (i) a material adverse effect on the business, operations, results of operations, assets, liabilities, or financial condition of the Loan Parties, taken as a whole or (ii) the material impairment of (A) the Loan Parties’ ability to perform their payment or other material obligations under the Loan Documents to which they are a party or (B) the ability of Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect upon the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral other than any material impairment caused by any action or inaction of Agent;
“Material Contract” means any agreement or arrangement to which a Loan Party is party (other than the Loan Documents) (i) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (ii) that relates to Material Indebtedness;
“Material Indebtedness” means (i) the Senior Convertible Notes, (ii) any Indebtedness of a Production Subsidiary guaranteed by a Loan Party and (iii) any other Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any Loan Party in an aggregate principal amount exceeding $12,500,000. For purposes of this definition, the “principal amount” of the obligations of any Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreement) that such Loan Party would be required to pay if such Hedging Agreement were terminated at such time;
“Material Intellectual Property” means any and all Intellectual Property that is material to the operation of the business of Parent and its Subsidiaries, taken as a whole.
“Maturity Date” means the third (3rd) anniversary of the Closing Date;
“Mortgage” means each mortgage, deed of trust, deed of hypothec or security deed between the applicable Loan Party(ies) and Agent, in form and substance satisfactory to Agent in its Permitted Discretion, relating to the Real Property covered thereby, as amended, restated, supplemented or otherwise modified from time to time;
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which Borrower or any ERISA Affiliate has any liability, whether fixed or contingent, excluding any Canadian Registered Pension Plan and any Canadian Multi-Employer Plan;
“Non-Investment Grade Receivables” means those Receivables owned by any U.S. Borrowing Base Company or any Canadian Borrowing Base Company that are owing by account debtors that are rated below “BBB-” by Standard and Poor’s or Baa3 by Moody’s;
“Notice of Borrowing” has the meaning specified in Section 4.01(a)(ii);
“Notice of Conversion” has the meaning specified in Section 2.03(b);
“Obligations” means and includes all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by the Loan Parties to Agent, the Lenders, or any of them, or any of their respective Affiliates, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other agreement executed in connection herewith or therewith. The term “Obligations” includes all interest, charges, Lender Group Expenses, commitment, facility, closing and collateral management fees, cash management and other fees, interest, charges, expenses, fees, attorneys’ fees and disbursements, and any other sum chargeable to any of the Loan Parties under this Agreement or any other Loan Documents (including, in each case, any such amounts accruing on or after an Insolvency Event, whether or not such amounts are allowed or allowable following such Insolvency Event);
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the contract relating to such Receivable, and including (i) any advertiser, advertising agency and billing agency obligated thereon and (ii) any Magnite Obligor;
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury;
“Operating Account” means a deposit account of Borrowers maintained at the bank that Borrower Agent designates in writing to Agent on the Closing Date as Borrowers’ “operating account” for purposes hereof in regard to the receipt and distribution of the proceeds any Borrowings, or such other deposit account of Borrowers as Borrower Agent may from time to time subsequent to the Closing Date so designate in writing to Agent as such account;
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document);
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are

Other Connection Taxes imposed with respect to an assignment by a Lender after the date hereof (other than an assignment made pursuant to Section 2.09);
“Overadvance” means, as of any date of determination, the amount by which the aggregate outstanding amount (without duplication) of the Loans is greater than the Line Cap, after giving effect to any Reserves applicable thereto;
“Ozone” means OZONE PROJECT LIMITED (registered number 11471303) whose registered office is at New City Court, Ground Floor, 20 St Thomas Street, London SE1 9RS.
“Parent” has the meaning specified in the preamble to this Agreement;
“Participant” has the meaning specified in Section 11.07(f);
“Participant Register” has the meaning specified in Section 11.07(f);
“Patent Security Agreement” means a patent security agreement, in form and substance reasonably satisfactory to Agent, pursuant to which each Loan Party that has rights in any Patents shall grant a specific security interest in its Patents as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time;
“Patents” means patents and patent applications, including (i) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, (iii) the right to sue for past, present, and future infringements thereof, and (iv) all rights corresponding thereto throughout the world;
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title II of Pub. L. No. 107-56 (signed into law October 26, 2001));
“Payment in Full” or “Paid in Full” (or words of similar import) means with respect to any Obligations, (i) the payment or repayment in full in cash of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted), and (ii) all Commitments related to such Obligations have expired or been terminated;
“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof;
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which a Borrower or any ERISA Affiliate sponsors or maintains, under which a Borrower or any ERISA Affiliate has any liability, whether fixed or contingent, or to which it is making or is obligated to make contributions, or, in the case of a multiple employer plan (as described in Section 4063 or 4064(a) of ERISA), has made contributions at any time during the immediately preceding six (6) plan years. For the avoidance of doubt, neither a Canadian Registered Pension Plan nor a Canadian Multi-Employer Plan shall be considered a Pension Plan for purposes of this Agreement;
“Permits” means, in respect of any Person, all licenses, permits, franchises, consents, rights, privileges, certificates, authorizations, approvals, registrations and similar consents granted or issued by any Governmental Authority to which or by which such Person is bound;
“Permitted Acquisition” means any Acquisition so long as (i) no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is non-hostile, (ii) the subject assets or Equity Interests are being acquired directly by a Loan Party and the applicable Loan Party shall have complied with Section 6.16, (iii) Borrowers have provided Agent with written notice of the proposed Acquisition at least ten (10) Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than five (5) Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, (iv) Borrowers have provided Agent with their due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of the proposed Acquisition, on a month to month basis, in form (including as to scope) and containing underlying assumptions reasonably satisfactory to Agent, (v) the aggregate consideration with respect to Permitted Acquisitions of entities that are not Loan Parties shall not exceed during the term of this Agreement an aggregate amount equal to $500,000, and (vi) to the extent that the aggregate consideration with respect to such Acquisition exceeds $500,000, the Agent shall have consented to such Acquisition; provided that notwithstanding clauses (v) and (vi), the aggregate consideration with respect to Permitted Acquisitions may exceed $500,000 if such consideration in excess of $500,000 consists of Equity Interests of Parent (other than Disqualified Equity Interests) (or as an earn-out payable solely with such Equity Interests of Parent);
“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment;
“Permitted Hedging Agreement” means a Hedging Agreement made by a Loan Party or its Subsidiary in the ordinary course of its business in accordance with the reasonable requirements of its business, and not for speculative purposes, and in any such case, if the counterparty to such Permitted Hedging Agreement is not a Lender or an Affiliate of a Lender, such Permitted Hedging Agreement shall be unsecured (except for Permitted Liens in cash collateral of the type described in Clause (xii) of the definition thereof in an aggregate amount not to exceed $500,000);
“Permitted Holder” means, collectively, (a) the Founder ~~and~~, (b) from and after the consummation of an Amendment No. 4 Transaction, the Amendment No. 4 Transaction Party

and (c) any Person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, or any successor provision) of which ~~the Founder~~a Person described in clause (a) or, after consummation of an Amendment No. 4 Transaction, (b) is a member of such Person or group; provided that, in the case of any such group and without giving effect to the existence of such group or any other group, the Persons referred to in ~~subclause~~subclauses (a) and (b), collectively, have beneficial ownership of more than 50% of the total voting power of the Equity Interests of the Parent held by such Person or group;
“Permitted Intercompany Advances” means loans or advances made by (i) a Loan Party to another Loan Party, (ii) a Subsidiary of a Loan Party that is not a Loan Party to another Subsidiary of a Loan Party that is not a Loan Party, (iii) a Subsidiary of a Loan Party that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (iv) a Loan Party to a Subsidiary of a Loan Party that is not a Loan Party otherwise in an aggregate amount (when combined with any Investment made pursuant to Section 7.10(k)) not to exceed $500,000;
“Permitted Investments” has the meaning specified in Section 7.10;
“Permitted Liens” means the following:
(i)    Liens created hereunder and by the Security Documents;
(ii)    Liens securing Indebtedness permitted by Section 7.01(d), provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such assets or within ninety (90) days after the acquisition or the completion of the construction or improvements thereof, (B) such Liens do not at any time encumber any assets other than the assets financed by such Indebtedness, and (C) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the cost of acquiring, constructing or improving such assets;
(iii)    Liens on any property or asset of the Loan Parties or their Subsidiaries existing on the Closing Date and set forth on Schedule 7.08 and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (A) does not secure an aggregate principal amount of Indebtedness, if any, greater than that secured on the Closing Date,(B) does not encumber any property in any material manner other than the property that secured such original Indebtedness (or would have been required to secure such original Indebtedness pursuant to the terms thereof), and (C) does not have a greater priority than the Lien it replaces or substitutes;
(iv)    [Reserved];
(v)    Liens for taxes, assessments and other governmental charges or levies not yet delinquent or that are being contested by a Borrower or the applicable Subsidiary in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP;

(vi)    Liens imposed by law, including landlord’s, carriers’, warehousemen’s. mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP;
(vii)    deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by a Borrower or any of its Subsidiaries in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(viii)    (a) zoning restrictions, easements, encroachments, licenses, restrictions or covenants on the use of any Real Property which do not materially impair either the use of such Real Property in the operation of the business of the applicable Borrower or its Subsidiaries or the value of such Real Property or (b) and any other permitted encumbrances described in the Mortgages;
(ix)    rights of general application reserved to or vested in any Governmental Authority to control or regulate any Real Property, or to use any Real Property in a manner which does not materially impair the use of such Real Property for the purposes for which it is held by a Borrower or any of its Subsidiaries;
(x)    any interest or title of a lessor or sublessor under any leases or subleases entered into by a Borrower or any of its Subsidiaries in the ordinary course of business;
(xi)    Liens securing Indebtedness permitted under Section 7.01(g);
(xii)    (A) Liens on demand deposit account, securities account, commodity account or other deposit account of any Loan Party held as cash collateral to secure Indebtedness permitted by Section 7.01(l) and (B) rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by the terms of documents of banks or other financial institutions (including for the avoidance of doubt any general banking terms and conditions) in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments and so long as such Liens do not secure borrowed money;
(xiii)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(xiv)    Liens granted in the ordinary course of business on insurance policies and the proceeds thereof securing any financing of the premiums with respect thereto permitted under the terms of this Agreement;
(xv)    Liens on any Product and related assets of any Production Subsidiary incurred in the ordinary course of business;
(xvi)    Liens in favor of customs and revenue authorities arising as a matter of applicable law to secure payment of customs duties in connection with the importation of goods;
(xvii)    Liens arising by reason of deposits with or giving of any form of security to any Governmental Authority as required by applicable law in the ordinary course of a Borrower or any of its Subsidiaries as a condition to the transaction of any business or the exercise of any privilege or license;
(xviii)    Liens arising from precautionary UCC or PPSA financing statements that do not secure Indebtedness;
(xix)    the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein;
(xx)    Liens on any cash earnest money deposits made by the Loan Parties in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition; provided, that the aggregate amount of cash earnest money deposits and cash in any escrow accounts maintained in connection with Permitted Acquisitions shall not exceed $250,000 outstanding at any time;
(xxi)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods permitted hereunder entered into by the Borrower Agent or its Subsidiaries in the ordinary course of business;
(xxii)    Liens arising from judgments, writs or warrants of attachment or similar process in circumstances not constituting an Event of Default under Section 9.01(f);
(xxiii)    Liens securing Indebtedness permitted by Section 7.01(f);
(xxiv)    other Liens that do not secure debt for borrowed money as to which the aggregate amount of the obligations secured thereby does not exceed $500,000; and
(xxv)    statutory Liens or deemed trusts in respect of contributions to a Canadian Registered Pension Plan or a Canadian Multi-Employer Plan by a Loan Party that are (A) not yet due or (B) immaterial and inadvertently delinquent as a result of reasonable error, provided that any contribution arrears described in this (B) are rectified within thirty (30) days of the applicable Loan Party becoming aware thereof.

The designation of a Lien as a Permitted Lien shall not limit or restrict the ability of Agent to establish any Reserve relating thereto;
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, joint stock company, unlimited liability company, association, corporation, institution, entity, party or government (including any division, agency or department thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity, and, as applicable, the successors, heirs and assigns of each;
“Plan” means any employee benefit plan, other than a Canadian Registered Pension Plan or a Canadian Multi-Employer Plan, as defined in Section 3(3) of ERISA, maintained or contributed to by a Borrower or any ERISA Affiliate or with respect to which any of them may incur liability (whether fixed or contingent);
“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system;
“Pledged Interests Addendum” means a Pledged Interests Addendum to the Security Agreement, in form and substance reasonably satisfactory to Agent;
“PPSA” means the Personal Property Security Act (Ontario), or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or making of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case, as in effect from time to time, including, without limitation, the Civil Code of Quebec. References to sections of the PPSA shall be construed to also refer to any successor sections;
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent);
“Product” means (i) any motion picture, film, music or video or other audio-visual work or episode thereof, podcast or other audio-only work produced for theatrical, non-theatrical or television release or for exploitation in any other medium (including, without limitation, interactive media, multi-channel and digital platforms), and in all languages, in each case whether recorded on film, video, cassette, cartridge, disc or on or by any other means, method, process, format or device whether now known or hereafter devised, (ii) any book (including, without limitation, text, still photo and/or still illustration publications in the form of books, comic books, magazines, e-books, and other online publications, and audio recordings) or (iii) merchandise (including, without limitation, tangible consumer goods and/or services), in each case, with respect to which the Borrowers or their Subsidiaries and Production Subsidiaries (1) is the copyright or other rights owner, or (2) acquires an equity interest or distribution, marketing or sales agency rights. The term “Product” shall include, without limitation, the scenario, screenplay, script, article, video, images, branding, icons, characters, copyrights or trademarks upon which such Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Borrowers and their Subsidiaries, and all rights therein and thereto, of every kind and character;
“Production Subsidiary” means any Subsidiary that does not conduct business other than the production, acquisition, distribution, exploitation or financing of one or more Products and similar activities reasonably related to or incidental to the foregoing.
“Prohibited Transaction” has the meaning specified in Section 5.01(w)(iv);
“Protected CFC” means (i) any “controlled foreign corporation” within the meaning of Section 957 of the Code all of whose United States shareholders as defined in Section 951(b) of the Code are treated as domestic “C-corporations” for federal income tax purposes that are eligible for the deduction under Section 245A of the Code with respect to dividends from such controlled foreign corporation and with respect to all exclusions under Sections 951(a)(i)(B) and 956 of the Code and (ii) each Canadian Borrowing Base Company;
“Protective Advance” has the meaning specified in Section 2.10;
“Quebec Hypothec” means the movable hypothec creating a hypothec in favor of the Agent pursuant to the laws of the Province of Quebec on the Collateral of a Canadian Guarantor existing under the laws of the Province of Quebec, having its domicile (within the meaning of the Civil Code of Quebec) in the Province of Quebec or having a place of business or tangible personal property situated in the Province of Quebec;
“Real Property” means any real property owned or leased by a Loan Party or any Subsidiary of a Loan Party;
“Receivables” means all present and future accounts, including Accounts, book debts or similar obligations in the nature of Accounts and including, whether or not constituting “accounts”, any rights to payment for the sale or lease of goods or rendition of services;
“Recipient” means (i) Agent or (ii) any Lender, as applicable;
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as (i) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon, the fees and expenses incurred in connection therewith, any accrued and unpaid interest and by the amount of unfunded commitments with respect thereto, (ii) such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially adverse to the interests of the Lenders, (iii) if the

Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are not less favorable to the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness in any material respect, (iv) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended, (v) if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and (vi) if the Indebtedness that is refinanced, renewed, or extended was secured (A) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured such refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lenders and (B) the Liens securing such refinancing, renewal or extension shall not have a priority more senior than the Liens securing such Indebtedness that is refinanced, renewed or extended;
“Register” has the meaning specified in Section 11.07(d);
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing Hazardous Materials) and the migration through Environment, including movement through the air, soil, surface water or groundwater,
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto;
“Remedial Action” means all actions taken to (i) clean up, remove, remediate, treat, monitor, assess or evaluate Hazardous Materials in the Environment, (ii) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public or employee health or welfare or the Environment, (iii) restore or reclaim natural resources or the Environment, (iv) perform any pre-remedial environmental-related studies, investigations, or post-remedial environmental-related studies, investigations, operation and maintenance activities, or (v) conduct any other remedial actions with respect to Hazardous Materials required by Environmental Laws;
“Reportable Event” means any of the events described in Section 4043 of ERISA and the regulations issued thereunder other than a reportable event for which the thirty-day notice requirement to the PBGC has been waived;
“Reporting Agent” means Demica Limited, a private company with limited liability incorporated under the laws of England and Wales whose company registration number is 2492599, with its registered office at 4th Floor, 138 Cheapside, London EC2V 6BJ, United Kingdom, or another reporting agent acceptable to Agent in its sole discretion;

“Reporting Agent Agreement” means the Reporting Agent Agreement to be entered into by and among the Borrower Agent, Agent and the Reporting Agent;
“Required Lenders” means Lenders holdings more than 50 percent of the sum of all Loans outstanding;
“Requirement of Law” or “Requirements of Law” means (i) the Governing Documents, (ii) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority, or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or other right or approval binding on a Loan Party or any of its property;
“Reserves” means the sum (without duplication) of (i) the Dynamic Dilution Reserve, (ii) the Dynamic Loss Reserve, (iii) reserves in an amount equal to one month interest on the Loans (iv) reserves with respect to Canadian Priority Payables; (v) reserves with respect to currency fluctuations; and (vi) those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion, to establish and maintain (including reserves with respect to sums that any Loan Party or its Subsidiaries are required to pay under this Agreement or any other Loan Document (such as Lender Group Expenses, taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay and including reserves with respect to amounts owing by any Loan Party to any Person to the extent secured by a Lien on, or trust over, or preferential claim by operation of law over, any of the Collateral including with respect to retention of title claims);
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority;
“Responsible Officer” means the chairman, president, chief executive officer, chief financial officer, chief operating officer, chief legal officer, vice president, secretary, treasurer or any other individual designated in writing to Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder;
“Restricted Payments” has the meaning specified in Section 7.09;
“Retained Liquidity Amount” means $7,500,000;
“Sanction” means any economic or financial sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, or the U.K. government or other applicable sanctions authorities that have jurisdiction over the Borrower’s business;
“Sanctioned Person” means any Person, vessel or aircraft: (a) listed on, and/or targeted by, any Sanctions; (b) directly or indirectly owned or controlled by any such Person or Person(s); or (c) that is resident operating within, or organized under the laws of a Designated Jurisdiction;

“Secured Parties” means the Agent and the Lenders;
“Securitization” has the meaning specified in Section 11.07(e);
“Security Agreement” means the security agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed by each of the Loan Parties to Agent;
“Security Documents” means the Security Agreement, any Copyright Security Agreement, any Patent Security Agreement, any Trademark Security Agreement, the Canadian Security Documents, each Mortgage (if any), any Control Agreement, and any other agreement delivered in connection herewith which grants or purports to grant a Lien in favor of Agent or any other Secured Party to secure all or any of the Obligations;
“Security Jurisdiction” means each of Canada, any province or territory thereof, the United States, any State thereof or the District of Columbia, and any other jurisdiction which may be agreed to from time to time by the Borrower Agent and the Agent;
“Senior Convertible Notes ” means the 8.50 percent Convertible Senior Notes due 2026 issued by the Parent;
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day;
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate);
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time;
“Solvent” means, when used with respect to any Person, that as of the date as to which such Person’s solvency is to be measured: (i) the fair saleable value of its assets is in excess of (A) the total amount of its liabilities (including contingent, subordinated, absolute, fixed, matured, unmatured, liquidated and unliquidated liabilities) and (B) the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured; (ii) it has sufficient capital to conduct its business; and (iii) it is able to meet its debts as they mature;
“Subsidiary” means, as to any Person, any Entity in which that Person directly or indirectly owns or controls more than 50 percent of the issued and outstanding Voting Interests of such Entity. Unless otherwise stated herein, any reference herein to a “Subsidiary” means a direct or indirect Subsidiary of Borrowing Agent.

“Tax” or “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto;
“Tax Act” means the Income Tax Act (Canada), as amended from time to time;
“Tax Expense” means, for any period, the tax expense (including federal, state, provincial, local, foreign, franchise, excise and foreign withholding taxes) of the Loan Parties and their Subsidiaries, including any penalties and interest relating to any tax examinations for such period, determined on a consolidated basis in accordance with GAAP;
“Term SOFR” means, (a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and
(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
Notwithstanding anything in this Agreement to the contrary, if Term SOFR determined as provided above would be less than the Floor, then Term SOFR shall be deemed to be the Floor;

“Term SOFR Loan” means Loans the rate of interest applicable to which is based upon the Term SOFR;
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR;
“Termination Event” means (i) a Reportable Event with respect to any Pension Plan, any failure to make a required contribution to any Plan that could reasonably be expected to result in the imposition of a Lien, or the arising of a Lien with respect to a Pension Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA; (iii) the provision of notice by the administrator of any Pension Plan of intent to terminate a Pension Plan in a distress termination (as described in Section 4041(c) of ERISA), or the imposition of liability on a Borrower or any ERISA Affiliate of liability under Section 4062(e) or 4069 of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Pension Plan under Section 4042 of ERISA; (v) the occurrence of any event or condition that (A) constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (B) could reasonably be expected to result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (vi) the partial or complete withdrawal, within the meaning of Sections 4203 or 4205 of ERISA, of a Borrower or any ERISA Affiliate from a Multiemployer Plan; (vii) receipt by a Borrower or any ERISA Affiliate of notice that a Multiemployer Plan is “insolvent” within the meaning of Section 4245(b) of ERISA, is in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA), is in “critical and declining” status (within the meaning of Section 305 of ERISA), or has become subject to the limitations of Section 436 of the Code; or (viii) the imposition of any liability under Title IV of ERISA, other than for premiums due but not delinquent, upon a Borrower or any ERISA Affiliate;
“Trademark Security Agreement” means a trademark security agreement, in form and substance reasonably satisfactory to Agent, pursuant to which each Loan Party that has rights in any Trademarks shall grant a specific security interest in its Trademarks as security for the Obligations, as amended, restated, supplemented or otherwise modified from time to time;
“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill symbolized by the foregoing or connected therewith, and (v) all rights corresponding thereto throughout the world;
“Type” means a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, then the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy;
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU Section 11.06 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain creditor institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution;
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment;
“Unapplied Cash” means at any time, cash received by a Borrowing Base Company that has not been identified and applied against a particular invoice at such time.
“U.S. Borrower” means any Borrower that is a U.S. Person;
“U.S. Borrowing Base Company” means each U.S. Borrower;
“U.S. Loan Party” means any Loan Party that is a U.S. Person;
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code;
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.05(g)(ii)(B)(3);
“Value” in respect of Eligible Receivables (including Eligible Investment Grade Receivables, Eligible Non-Investment Grade Receivables, and Eligible Unbilled Receivables), means the gross face amount of such Receivables less the sum of (A) sales, excise or similar taxes included in the amount thereof and (B) returns and credit, rebates, trade or volume or other discounts, claims, credits, charges and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto;
“Voting Interests” means Equity Interests having ordinary voting power for the election of the Governing Body of such Person;

“Withholding Agent” means any Loan Party or Agent; and
“Write-Down and Conversion Powers” means (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 10.02    Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements delivered to Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with the covenants contained herein shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. In the event that any Accounting Change (as defined below) occurs and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of Borrower Agent (acting upon the request of Borrowers) or Agent, Borrowers, Agent and the Lenders will enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Borrowers’ financial condition will be the same after such Accounting Change as if such Accounting Change had not occurred; provided that provisions of this Agreement in effect on the date of such Accounting Change will be calculated as if no such Accounting Change had occurred until the effective date of such amendment effected in accordance with this Agreement. “Accounting Change” means (i) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or (ii) any change in the application of GAAP by Borrowers. Anything in this Agreement to the contrary notwithstanding, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Parent or any Subsidiary at “fair value,” as defined therein and (b) any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP as in effect on December 31, 2018 shall not be treated as Capital Lease solely as a result of changes in the application of GAAP, in each case, after December 31, 2018.
Section 10.03    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 10.04    Other Terms; Headings. An Event of Default shall “continue” or be “continuing” unless and until such Event of Default has been waived in writing by Agent (or Lenders, as applicable). The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The term “or” has, except where otherwise specifically indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vi) time of day means time of day New York, New York, except as otherwise expressly provided; and (vii) the “discretion” of Agent or the Lenders means the sole and absolute discretion of such Person(s). Any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation means unless otherwise specified, such law or regulation as amended, modified or supplemented from time to time. All calculations of Value, outstanding Loans and payments of Obligations shall be in Dollar Equivalent and, unless the context otherwise requires, all determinations (including calculations of the Borrowing Base and the Financial Covenant) made from time to time under the Loan Documents shall be made in Dollar Equivalent in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the knowledge of” or words of similar import are used in any Loan Documents, it means actual knowledge of a Responsible Officer of the applicable Loan Party or knowledge that such Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.
Section 10.05    Section 1.05 Quebec Matters. For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or the PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall be including “holding title on behalf of an owner as mandatory or prete-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease” with a right of superficies, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract” and (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively.
Section 10.06    Section 1.06 English Language. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only (except if another language I required under any applicable law). Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

ARTICLE XI

THE CREDIT FACILITIES
Section 11.01    The Loans.
(a)    Loans; Borrowing Base. Subject to the terms and conditions set forth herein and in Amendment No. 2, each Lender severally agrees to make loans (together with the Overadvances, the “Loans”) to the Borrowers (y) in a single draw on the Closing Date and (z) in a single draw on the Amendment No. 2 Effective Date, in each case, in Dollars; provided, that the aggregate Loans made on the Closing Date shall not exceed the aggregate Commitments set forth on Annex A under the heading “Closing Date Commitment”, the aggregate Loans made on the Amendment No. 2 Effective Date shall not exceed the aggregate Commitments set forth on Annex A under the heading “Amendment No. 2 Commitment” and the aggregate Loans made hereunder shall not exceed the Aggregate Commitment. No amount of the Loans repaid may be reborrowed. The Loans may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein. Upon each Lender’s making of its portion of the Loans, the Commitment of such Lender shall be terminated and may not be reinstated. The Loans funded on the Closing Date and the Amendment No. 2 Effective Date are intended to be fungible and constitute a single class of Loans.
(b)    Agent, at any time in the exercise of its Permitted Discretion, may (i) establish and increase or decrease Reserves against the Borrowing Base and (ii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definition of “Eligible Receivables.” The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Receivables, shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change and shall not be duplicative of any other reserve established and currently maintained. The establishment of any new reserve category and changes to the methodology for determining a reserve, or imposition of a new eligibility criteria or changes to advance rates by the Agent, shall only become effective three (3) Business Days after the date of notice by the Agent to the Borrower Agent of such change, imposition or establishment; provided that (A) no such prior notice shall be required for changes to any reserves resulting solely by virtue of mathematical calculations of the amount of the reserve in accordance with the methodology of calculation set forth in this Agreement or previously utilized; (B) no such prior notice shall be required during the continuance of any Default or Event of Default; and (C) no such prior notice shall be required with respect to any reserve established in respect of any Lien that has priority over Agent’s Liens on the Collateral.
(c)    Payment. Borrowers hereby promise to pay all of the Loans and all other Obligations in respect thereof (including principal, interest, fees, costs, and expenses payable under this Agreement and the other Loan Documents) in full on the Maturity Date or, if earlier, on the date on which the Loans and the Obligations become due and payable pursuant to the terms of this Agreement.
Section 11.02    [Reserved].

Section 11.03    Benchmark Replacement; Notices of Conversion.
(a)    Benchmark Replacement Setting.
(i)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event has occurred prior to the setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with Clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with Clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.
(ii)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (A) any Benchmark Replacement Date and the related Benchmark Replacement, (B) the effectiveness of any Benchmark Replacement Conforming Changes, (C) the removal or reinstatement of any tenor of a Benchmark pursuant to Clause (iv) below and (D) the commencement of any Benchmark Unavailability Period. For the avoidance of doubt, any notice required to be delivered by the Agent as set forth in this Section titled “Benchmark Replacement Setting” may be provided, at the option of the Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section titled “Benchmark Replacement Setting,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section titled “Benchmark Replacement Setting.”
(iv)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR,) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the interest period for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to Clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the interest period for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(b)     Notice of Conversion; Continuation. So long as no Default or Event of Default is continuing, Borrower Agent may on any Business Day by giving a notice to Agent in writing (by electronic transmission or otherwise as permitted hereunder), substantially in the form of Exhibit B (a “Notice of Conversion”), and subject to the provisions of Section 2.3(d), convert the entire amount of or a portion of a Loan of one Type into a Loan of another Type; provided, however, that any Conversion of a Term SOFR Loan into a Base Rate Loan shall be made on, and only on, the last day of the then current Interest Period. Subject to the restrictions specified above, each Notice of Conversion shall be in writing (by electronic transmission or otherwise as permitted hereunder), specifying (i) the requested date of such Conversion, (ii) the Type of Loan to be Converted and (iii) the amount of such Loan to be Converted and whether such amount comprises part (or all) of the Loans. Each Conversion shall be in an aggregate amount not less than $2,000,000 or an integral multiple of $500,000 in excess thereof. If the Borrower Agent does not elect to convert a Term SOFR Loan into a Base Rate Loan during any Interest Period, then on the last day of the then current Interest Period relating to such Term SOFR Loan, such Term SOFR Loan shall be continued as a Term SOFR Loan with an Interest Period of 1 month. If any Default or Event of Default has occurred and is continuing and the Agent has delivered notice to the Borrower Agent, then each Loan shall be converted into Base Rate at the end of the Interest Period
(c)    Each Notice of Borrowing and each Conversion shall be irrevocable and binding on Borrowers. Borrowers agree to indemnify Agent and the Lenders against any loss, cost or expense incurred by Agent or any Lender as a result of (i) default by Borrowers in making a Borrowing of, or Conversion into, a Base Rate Loan after Borrower Agent has given notice requesting the same, (ii) default by Borrowers in payment when due of the principal amount of or interest on any Term SOFR Loan or Base Rate Loan and (iii) prepayment of any Loan, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Agent or any Lender to fund such Loan.
Section 11.04    Application of Proceeds.
The proceeds of the Loans shall be used by Borrowers for their working capital and general corporate purposes, for expenses incurred by Borrowers in connection herewith, for any Restricted Payments permitted under this Agreement and for other, general purposes not prohibited under this Agreement including repurchases of common stock.
Section 11.05    Maximum Amount; Mandatory Prepayments; Optional Prepayments.
(a)    Maximum Amount. In no event shall the sum of the aggregate outstanding principal balance of the Loans exceed (other than solely as a result of Protective Advances and Overadvances permitted under Section 2.10) the Line Cap.
(b)    Mandatory Prepayments. In addition to any prepayment required in accordance with Section 9.02 as a result of an Event of Default hereunder, the Borrowers shall repay or prepay the Loans as follows:
(i)    within five (5) Business Days following the earlier of (x) any Borrower’s receipt of control over the funds collateralizing the Existing Letter of Credit and (y) August 31, 2026 (or such later date as the Agent may agree in writing in its sole discretion), the Borrower Agent shall pay Agent for the benefit of the Lenders an amount equal to the lesser of (x) the full amount of such funds (net of documented reasonable out of pocket costs and expenses payable to non-Affiliates and incurred in connection with the collection of such proceeds) and (y) the aggregate outstanding principal amount of the Overadvances on such date;
(ii)    immediately upon discovery by any Borrower or notice to Borrower Agent that any of the lending limit set forth in Section 2.01(a) has been exceeded (other than solely as a result of Protective Advances and Overadvances permitted under Section 2.10), Borrowers shall pay Agent for the benefit of the Lenders an amount sufficient to reduce the outstanding principal balance of the Loans, to the applicable maximum allowed amount, and such amount shall become due and payable by Borrowers without the necessity of a demand by Agent or any Lender;
(iii)    unless the Borrowers shall ~~repay the Loans on or prior to April 30, 2026, in a principal amount of the Loans equal to (x) $5,000,000 minus (y) all prepayments of the~~have previously prepaid the Loans pursuant to Section 2.05(b)(iv) ~~following the Amendment No. 3 Effective Date and~~ and Section 2.05(b)(v) in an amount at least equal to $5,000,000, the Borrowers shall repay the Loans on May 18, 2026 (or such later date consented to by the Administrative Agent in writing in its sole discretion), in a principal amount of the Loans equal to the lesser of (x)(1) $5,000,000 minus (2) the aggregate prepayments prior to such date pursuant to Section 2.05(b)(iv) and Section 2.05(b)(v) and (y) the aggregate outstanding principal amount of the Overadvances on such date;

~~(iv) unless and until the Loan Parties shall have prepaid the Loans in an amount equal to $5,000,000 following the Amendment No. 3 Effective Date, immediately upon the closing of the sale of any Amendment No. 3 Specified Assets, the Borrowers shall prepay the Obligations in an amount equal to 100% of the net cash proceeds of such sale; and~~
(iv)    immediately upon the closing of the sale or other disposition of any Amendment No. 3 Specified Assets, (as defined in the Amendment No. 3 Fee Letter) the Borrowers shall prepay the Obligations in an amount equal to the lesser of (x)(1) 100% of the cash proceeds of such sale or disposition (net of documented reasonable out of pocket costs and expenses payable to non-Affiliates and incurred in connection with such sale or disposition) minus (2) solely if the sale or disposition of the Amendment No. 3 Specified Assets occurs prior to the consummation of an Amendment No. 4 Transaction, the Retained Liquidity Amount, if any, and (y) the aggregate outstanding principal amount of the Overadvances on the date of any such sale;
(v)    immediately upon the consummation of an Amendment No. 4 Transaction or any other sale or issuance of any Equity Interests or Interests by the Parent or any of its Subsidiaries to any Person, the Borrowers shall prepay the Obligations in an amount equal to the lesser of (x)(1) the cash proceeds of any such sale or issuance (net of documented reasonable out of pocket costs and expenses payable to non-Affiliates and incurred in connection with such sale or issuance) minus (2) solely if the consummation of an Amendment No. 4 Transaction occurs prior to any sale or disposition of the Amendment No. 3 Specified Assets, the Retained Liquidity Amount, and (y) the aggregate outstanding principal amount of the Overadvances on the date of such transaction; and
(vi)    ~~(v)~~ on the Maturity Date, the Borrowers shall pay the entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon and all fees and Lender Group Expenses payable by Borrowers hereunder.
Together with each prepayment under this Section 2.05(b), the Borrowers shall pay any accrued and unpaid interest on the principal amount of the Loans prepaid and the prepayment premium, if any, with respect thereto. Notwithstanding any terms of the Fee Letters to the contrary, no prepayment premium shall be payable with respect to any prepayment under Section 2.05(b)(i) or (iii).
(c)    Voluntary Prepayments. Borrowers may, at any time and from time to time after the first anniversary of the Closing Date, prepay the Loans, in whole or in part, upon at least one (1) Business Days’ irrevocable notice by Borrower Agent to Agent and Reporting Agent, specifying the date and amount of prepayment; provided that a notice of optional prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the incurrence of other Indebtedness or any other event, in which case such notice of prepayment may be revoked by the Borrowers (by written notice to the Agent on or prior to the specified date) if such condition is not satisfied. If such notice is given,

Borrowers shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein accompanied by the amount of accrued and unpaid interest thereon and any prepayment premium with respect thereto.
Section 11.06    Collection of Receivables.
(a)    Collections. On the date that all deposit accounts (other than Excluded Accounts) are required to be Controlled Accounts under Section 6.17, the Loan Parties shall notify all existing Obligors, and at all times thereafter the Loan Parties shall notify all new Obligors, to remit all payments of Receivables and other payments constituting proceeds of Collateral directly to a deposit account subject to a “blocked” Control Agreement in favor of the Agent and, to the extent any such remittances are made by wire transfer, automated clearing house (ACH) or other like form of electronic transmission, to make such transmissions directly to such account. The Loan Parties shall cause all checks, drafts, instruments and other items of payment (“Items of Payment”) (or cash or money) that the Loan Parties directly receive from any of their respective Obligors subsequent to the Closing Date (subject to Section 6.17 and notwithstanding its contrary direction, given per above) to be deposited on a daily basis into such blocked Controlled Account.
(b)    No Commingling. The Loan Parties will not commingle any Items of Payment with any of their other funds or property in such deposit account, but will segregate them from their other assets and will hold them in trust and for the account and as the property of Agent until remitted as provided hereinabove, and the Loan Parties will not establish any other deposit account, lockbox, lockbox account or blocked account not subject to a Control Agreement in favor of the Agent for the purpose of collecting any such Items of Payment or divert or direct at any time any such Items of Payment to any such other account; provided, that the Loan Parties shall be permitted to transfer amounts held in such blocked Controlled Account to one or more operating accounts of the Loan Parties in the ordinary course of business and so long as the Borrowers are in compliance with Section 2.06(a) and the Agent agrees to provide any direction to the relevant account bank reasonably requested by the Borrowers to permit such withdrawal (which may be in the form of a standing authorization in the relevant Control Agreement, provided that in such case, the Agent shall not change such standing authorization or issue new direction or instructions until and unless an Event of Default has occurred and is continuing) and transfer to another Controlled Account. For the avoidance of doubt, the Borrowers shall not be permitted to withdraw funds from any such blocked Controlled Account except to transfer such funds to its general operating accounts (which, subject to Section 6.17, shall also be a Controlled Account) in the ordinary course of business.
Section 11.07    Term. The term of this Agreement shall be for a period from the Closing Date through and including the Maturity Date. Notwithstanding the foregoing, Borrowers shall have no right to terminate this Agreement at any time that any principal of or interest on any of the Loans is outstanding, except upon Payment in Full of all Obligations.
Section 11.08    Payment Procedures.
(a)    Time of Payment. Each payment by Borrowers on account of principal, interest, fees or Lender Group Expenses hereunder shall be made to Agent. All payments to be made by Borrowers hereunder and under any notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 4:00 p.m. (New York time) on the due date thereof to Agent, for the account of the Lenders according to their pro rata shares of the Loans (except as expressly otherwise provided), at Agent’s Payment Account in immediately available funds. Except for payments which are expressly provided to be made for the account of Agent, Agent shall distribute all payments to the Lenders on the Business Day following receipt in like funds as received. Notwithstanding anything to the contrary contained in this Agreement, if a Lender or any of its Affiliates exercises its right of setoff under Section 11.03 or otherwise, any amounts so recovered shall promptly be shared by such Lender with the other Lenders according to their respective pro rata shares of the Loans.
(b)    Next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder.
(c)    Application. Subject to Section 9.05, Agent shall have the continuing and exclusive right, if an Event of Default exists, to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Agent receives any payment or proceeds of the Collateral for any Borrower’s benefit, which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, monitor, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent.
Section 11.09    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.05, then such Lender (at the request of Borrower Agent) shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04 or Section 3.05, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 11.10    Protective Advances and Overadvances.
(a)    Subject to the limitations set forth below and notwithstanding anything to the contrary in this Agreement, Agent is authorized by Borrowers and the Lenders, from time to time, to make Loans to Borrowers, on behalf of all Lenders, which Agent, in its Permitted Discretion deems necessary or desirable to, among others:

(i)     preserve or protect the Collateral, or any portion thereof (such Loans, “Protective Advances”);
(ii)    enhance the likelihood of, or maximize the amount of, repayment of the Loans or other Obligations;
(iii)    permit the Borrowers’ redemption repayment, repurchase or other retirement of the Senior Convertible Notes together with accrued and unpaid interest thereon; or
(iv)    to pay any other amount chargeable to or required to be paid by the Loan Parties pursuant to the terms of this Agreement, including payments of reimbursable expenses (including fees and Lender Group Expenses) and other sums payable under the Loan Documents;
provided that (A) the aggregate amount of Protective Advances plus Overadvances outstanding at any time shall not at any time exceed (1) on or after the Amendment No. 2 Effective Date and ~~until April 30, 2026~~the date that a mandatory prepayment is required under Section 2.05(b)(iii), $25,000,000, (2) from ~~April 30, 2026~~the date that a mandatory prepayment is required under Section 2.05(b)(iii) and until the date that a mandatory prepayment is required under Section 2.05(b)(i), $20,000,000, (3) from the date such mandatory prepayment is required under Section 2.05(b)(i) until the second anniversary of the Closing Date, $10,000,000 and (4) following the second anniversary of the Closing Date, $5,000,000, and (B) in no event shall the making of any Protective Advance cause the aggregate outstanding amount of Loans to exceed the Aggregate Commitment; provided further, that the aggregate amount of Protective Advances and Overadvances permitted under clauses (1) – (4) of the preceding proviso shall be reduced on a dollar for dollar basis for any mandatory prepayments under Sections 2.05(b)(i), 2.05(b)(iii), 2.05(b)(iv) and 2.05(b)(v). Protective Advances may be made even if the conditions precedent to Borrowing set forth in Section 4.01 have not been satisfied. Notwithstanding anything to the contrary set forth in Section 2.02, Agent may request the Lenders to make a Loan to repay a Protective Advance. At any other time Agent may require the Lenders to fund their risk participations described in Clause (b) below.
(b)    Upon the making of a Protective Advance or an Overadvance by Agent (whether before or after the occurrence of a Default or Event of Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Agent without recourse or warranty an undivided interest and participation in such Protective Advance or such Overadvance, as the case may be, in proportion to its pro rata share of the Loans. On any Business Day, Agent may, in its sole discretion, give notice to the Lenders that the Lenders are required to fund their risk participation in Protective Advances and Overadvances, in which case each Lender shall fund its participation on the date specified in such notice. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance or Overadvance purchased hereunder, Agent shall promptly distribute to such Lender, such Lender’s share of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Protective Advance or Overadvance.
(c)    Each Protective Advance and each Overadvance shall be deemed to be a Loan hereunder. Protective Advances and Overadvances shall be secured by the Collateral, shall constitute Loans and Obligations hereunder and shall bear interest at the rate in effect from time to time applicable to the Loans comprised of Base Rate Advances, including any increase in such rate that is applicable under Section 3.02.
ARTICLE XII

INTEREST, FEES AND EXPENSES
Section 12.01    Interest.
Subject to Section 3.02, Borrowers shall pay to Agent for the ratable benefit of the Lenders interest on the Loans, payable in arrears on each Interest Payment Date, at the following rates per annum:
(a)    If such Loan is a Base Rate Loan, at a fluctuating rate which is equal to the Base Rate then in effect plus the Applicable Margin.
(b)    If such Loan is a Term SOFR Loan, at Term SOFR then in effect plus the Applicable Margin.
Section 12.02    Interest after Event of Default. (a) Automatically upon the occurrence and during the continuation of an Event of Default under Section 9.01(c), and (b) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 9.01(c)), at the direction of Agent, (i) all Loans and all Obligations shall bear interest at a per annum rate equal to two percent (2%) above the per annum rate otherwise applicable thereunder (or, with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Margin) until the earlier of the date upon which (i) all Obligations shall have been Paid in Full or (ii) such Event of Default shall have been cured or waived. During the period from, and including March 6, 2026 to and including the date that the Borrowers make the prepayment required under Section 2.05(b)(iii), the Obligations shall bear interest at the increased rates contemplated by this Section 3.02.
Section 12.03    Calculations. Interest payable pursuant to Section 3.01 shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. Borrowers hereby acknowledge and agree that each fee payable under this Agreement or the Fee Letter is fully earned and non-refundable on the date such fee is due and payable and that each such fee constitutes Obligations and is in addition to any other fees payable by Borrowers under the Loan Document. For purposes of the

Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
Section 12.04    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in Clauses (ii) through (v) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s or such holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 3.04 and delivered to Borrowers will be conclusive absent manifest error. Borrowers will pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender pursuant to this Section 3.04 for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 12.05    Taxes.
(a)    Defined Terms. For purposes of this Section 3.05, the term “applicable law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Loan Parties. The Loan Parties, jointly and severally, shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including reasonable attorneys’ and tax advisors’ fees and expenses), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Agent by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this Clause (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.05, such Loan Party shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Agent and Agent, at the time or times reasonably requested by Borrower Agent or Agent, such properly completed and executed documentation reasonably requested by Borrower Agent or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Agent or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower Agent or Agent as will enable Borrower Agent or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.05(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that each Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to Borrower Agent and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Agent or Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Agent and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Agent or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Agent and Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.05 (including by the payment of additional amounts pursuant to this Section 3.05), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Clause (h) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.05 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 12.06    Fees.
The Borrowers shall pay the fees and other payments required under the Fee Letters when due.
ARTICLE XIII

CONDITIONS OF LENDING
Section 13.01    Conditions Precedent to Effectiveness. Subject to Section 6.17, the obligation of the Lenders to make the Loan is subject to the satisfaction or waiver in writing of the following conditions prior to making of such Loan:
(a)    Loan Documents. Agent shall have received the following, each dated as of the Closing Date or as of an earlier date acceptable to Agent, in form and substance satisfactory to Agent and its counsel:
(i)    counterparts of this Agreement, duly executed by the parties hereto;
(ii)    a notice of borrowing substantially in the form of Exhibit A (a “Notice of Borrowing”) specifying the requested (i) date of such Borrowing, (ii) the Type of Loan comprising such Borrowing, (iii) the aggregate principal amount of such Borrowing and (iv) the Operating Account to which the proceeds of such borrowing will then be disbursed;
(iii)    each of the Security Agreement, the Copyright Security Agreement dated as of the Closing Date, the Patent Security Agreement dated as of the Closing Date, and the Trademark Security Agreement dated as of the Closing Date, duly executed by each applicable Loan Party;
(iv)    results of lien, judgment and Intellectual Property searches, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions of organization of the Loan Parties and in all other jurisdictions that Agent deems necessary or desirable to confirm the priority of the Liens created hereunder and under the Security Documents described in clause (iii), that name each of the Loan Parties as debtor, together with copies of such financing statements;

(v)    a completed perfection certificate signed by a Responsible Officer of Borrower Agent;
(vi)    a financial condition certificate of a Responsible Officer of Borrower Agent, in the form of Exhibit D;
(vii)    the following (collectively, the “Historical Financials”) (A) the audited Financial Statements for the fiscal year ended December 31, 2024 and for the three-month period ended March 31, 2025, certified by the Auditors, (B) a pro forma consolidated balance sheet of the Loan Parties and their Subsidiaries, after giving effect to the consummation of the transactions contemplated hereby, in form and substance reasonably satisfactory to Agent, and (C) a certificate executed by a Responsible Officer of Borrower Agent certifying that since December 31, 2024, (I) there has been no change, occurrence, development or event which has had or could reasonably be expected to have a Material Adverse Effect, (II) all data, reports and information (other than projections and budgets) heretofore or contemporaneously furnished by or on behalf of the Loan Parties in writing to Agent or the Auditors for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, are true and accurate in all material respects as of the date or certification thereof and are not incomplete by omitting to state any material fact necessary to make such data, reports and information not misleading at such time, and (III) all projections and budgets heretofore furnished to Agent or the Auditors for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, have been prepared in good faith based on assumptions believed by Borrowers to be reasonable at the time of preparation;
(viii)    an opinion of counsel for each Loan Party addressed to Agent covering such matters incident to the transactions contemplated by this Agreement as Agent may reasonably require, which such counsel is hereby requested by Borrower Agent on behalf of all the Loan Parties to provide;
(ix)    copies of the Governing Documents of each U.S. Loan Party and a copy of the resolutions of the Governing Body (or similar evidence of authorization) of each Loan Party authorizing the execution, delivery and performance of this Agreement, the other Loan Documents to which such U.S. Loan Party is or is to be a party, and the transactions contemplated hereby and thereby, attached to a certificate of the Secretary or an Assistant Secretary or other officer, as applicable of such U.S. Loan Party certifying (A) that such copies of the Governing Documents and resolutions of the Governing Body (or similar evidence of authorization) relating to such U.S. Loan Party are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of such U.S. Loan Party authorized to sign the Loan Documents to which it is a party.

(x)    with respect to U.S. Loan Parties, a certified copy of a certificate of the Secretary of State of the state of incorporation, organization or formation (or the equivalent Governmental Authority in the jurisdiction of incorporation, organization or formation) of each Loan Party, dated within twenty (20) days of the Closing Date, listing the certificate of incorporation, organization or formation of such Loan Party and each amendment thereto on file in such official’s office and certifying (to the extent such concept exists in such jurisdictions) that (A) such amendments are the only amendments to such certificate of incorporation, organization or formation on file in that office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is in good standing in that jurisdiction (as applicable);
(xi)    a closing certificate from a Responsible Officer of Borrower Agent representing that:
(A)    All representations and warranties contained in this Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(B)    No Default or Event of Default shall have occurred and be continuing or would result from the making of the requested Loan;
(b)    Reimbursement. Borrowers shall have paid (i) all reasonable and documented out-of-pocket fees and Lender Group Expenses required to be paid pursuant to Section 11.04 of this Agreement to the extent invoiced at least one (1) Business Day prior to the Closing Date (it being understood that all other such fees and Lender Group Expenses shall be paid after the Closing Date in accordance with the terms of this Agreement) and (ii) the fees referred to in this Agreement that are required to be paid on the Closing Date.
(c)    No Material Adverse Effect. Since December 31, 2024, there shall not have occurred any Material Adverse Effect.
(d)    No Default. No Default or Event of Default shall be continuing either immediately before or immediately after giving effect to the entry into this Agreement and the other Loan Documents, the funding of the initial Loans hereunder and the consummation of the other transactions contemplated to occur on the Closing Date.
(e)    No Material Misrepresentation. All representations and warranties contained in this Agreement and the other Loan Documents shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.
(f)    KYC. Upon the request of Agent or any Lender made at least ten (10) days prior to the Closing Date, Borrowers shall have provided to Agent or such Lender no later than five (5) days prior to the Closing Date, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act. At least three (3) days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to Agent a Beneficial Ownership Certification in relation to such Borrower.
ARTICLE XIV

REPRESENTATIONS AND WARRANTIES
Section 14.01    Representations and Warranties of Borrowers. Each of the Borrowers makes the following representations and warranties to Agent and the Lenders, which shall be true, correct and complete in all respects as of the Closing Date, and after the Closing Date, shall be true, correct, and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of any Borrowing as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:
(a)    Organization, Good Standing and Qualification. Each Loan Party (i) is an Entity duly organized (or incorporated, as the case may be), validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation, organization or formation, (ii) has the requisite power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged, except to the extent that the failure own such properties and assets or transact business in such a way could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) is duly qualified, authorized to do business and in good standing (to the extent such concept exists in the relevant jurisdictions) in each jurisdiction where it presently is, or proposes to be, engaged in business, except to the extent that the failure so to qualify or be in good standing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Schedule 1(a) to the Perfection Certificate specifies the jurisdiction in which each Loan Party is organized and also specifies the tax identification numbers and organizational identification numbers of each Loan Party. The information included in the Beneficial Ownership Certification most recently provided to Lenders, if applicable, is true and correct in all respects.
(b)    Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office and registered office of each Loan Party is, and the books and records of each Loan Party and all of its chattel paper and records of its Receivables are maintained exclusively in the possession of such Loan Party at the address of such Loan Party specified in Schedule 2(a) of the Perfection Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). There is no location at which any Loan Party maintains any Collateral in an aggregate principal amount exceeding $750,000 other than the locations specified for it in Schedule 2(b) of the Perfection Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). Schedule 2(b) to the Perfection Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions not prohibited under this Agreement) specifies all Real Property of each Loan Party, and indicates whether each location specified therein is leased or owned by such Loan Party.
(c)    Authority. Each Loan Party has the requisite power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. All requisite corporate, limited liability company or partnership action necessary for the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (including the consent of its owners, where required) has been taken.
(d)    Enforceability. The Loan Documents delivered by the Loan Parties, when executed and delivered, will be, the legal, valid and binding obligation of each Loan Party thereto enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(e)    No Conflict. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party (i) do not and will not contravene any of the Governing Documents of such Loan Party, (ii) do not and will not contravene any material Requirement of Law, (iii) do not and will not contravene any Material Contract, except as such contravention could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, and (iv) do not and will not result in the imposition of any Liens upon any of its properties except for Permitted Liens.
(f)    Consents and Authorization. No consent, authorization or approval of, or filing with or other act by, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement or any other Loan Document, or the consummation of the transactions contemplated hereby or thereby, except (i) such consents, authorizations, approvals, filings or other acts as have been made or obtained, as applicable, and are in full force and effect, (ii) the filing of UCC and PPSA financing statements or similar instruments, (iii) filing of the Patent Security Agreements, Trademark Security Agreements, and Copyright Security Agreement with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and any other intellectual property register or authority or other national intellectual property registers as may be available for the purpose, (iv) filings or other actions listed on Schedule 5.01(f), (v) such consents, authorizations, approvals, filings or other acts the failure of which to be obtained or made could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)    Ownership; Subsidiaries. Schedule 5 to the Perfection Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) sets forth a true and correct list of all of the issued and outstanding stock, shares, partnership interests, limited liability company membership interests or other equity interests of the Borrower Agent and the other subsidiaries of the Companies owned by each Company and the record and beneficial owners of such stock, shares, partnership interests, membership interests or other equity interests setting forth the percent of such equity interests held by such Company. The Borrower Agent has no Subsidiaries other than those specifically disclosed on Schedule 5 to the Perfection Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by a Loan Party in the amounts specified on Schedule 5 to the Perfection Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) free and clear of all Liens other than Liens permitted pursuant to Section 7.08. The Borrower Agent has no equity investments in any other corporation or entity other than those specifically disclosed on Schedule 5 to the Perfection Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement). All of the outstanding Equity Interests in the Borrower Agent have been validly issued and are fully paid and nonassessable.
(h)    Solvency. The Loan Parties, taken as a whole, are Solvent and no act, procedure or step described as an “Insolvency Event” has taken place with respect to any Loan Parties.
(i)    Financial Data. Borrower Agent has provided to Agent complete and accurate copies of the Historical Financials. The Historical Financials have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present, in all material respects, the financial position, results of operations and cash flows of the Loan Parties and their Subsidiaries for each of the periods covered. Since December 31, 2024, there has been no change, occurrence, development or event, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(j)    Accuracy and Completeness of Information. All written factual data, reports and written factual information (other than any projections, estimates and information of a general economic or industry specific nature) concerning the Loan Parties and their Subsidiaries that has been furnished by or on behalf of any Loan Party to Agent or any Lender in connection with the transactions contemplated hereby, when taken as a whole, are correct in all material respects as of the date of certification of such data, reports and information, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made at such time. Without limiting the foregoing, the information set forth in the Perfection Certificate is true, correct and complete in all material respects.
(k)    Legal and Trade Name. As of the Closing Date, during the past year, none of the Loan Parties has been known by or used any legal name or any trade name or fictitious name, except for its name as set forth in the introductory paragraph and on the signature page of this Agreement, the Security Agreement, the Canadian Security Documents, as applicable, which is the exact correct legal name of such Loan Party.
(l)    No Broker’s or Finder’s Fees. No broker or finder brought about the obtaining, making or closing of the Loans or financial accommodations afforded hereunder or in connection herewith by Agent, any Lender or any of its Affiliates. No broker’s or finder’s fees or commissions will be payable by any Loan Party to any Person in connection with the transactions contemplated by this Agreement.
(m)    Investment Company. None of the Loan Parties is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(n)    Margin Stock. None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” as that term is defined in Regulation U of the Federal Reserve Board. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X.
(o)    Taxes and Tax Returns.
(i)    Each Loan Party and each of its Subsidiaries has properly completed and timely filed all federal and other material income tax returns it is required to file and such returns were complete and accurate in all material respects.
(ii)    All federal and other material taxes and similar governmental charges required to have been paid by the Loan Parties have been timely paid.
(iii)    No material deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against any Loan Party or any of its Subsidiaries which remain unpaid. There are no pending or, to the knowledge of Borrowers, threatened audits, investigations or claims by a Governmental Authority for or relating to any material liability of any Loan Party or any of its Subsidiaries for taxes.

(p)    Judgments. Except as specified in Schedule 5.01(p), no judgments, orders, writs or decrees are outstanding against any Loan Party or any of its Subsidiaries, that (i) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document or the consummation of the transactions contemplated hereby or thereby.
(q)    Litigation. Except as specified in Schedule 5.01(q), there is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party’s knowledge) threatened by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which would reasonably be expected to result, either separately or in the aggregate, in liability in excess of $1,000,000 for the Loan Parties or in any Material Adverse Effect.
(r)    Title to Property. Each Loan Party and each of its Subsidiaries has (i) valid fee simple title to or valid leasehold interests in all of its Real Property and (ii) good and marketable title to all of its other assets, in each case, except where such failure to have such title, interest or right could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of such assets are free and clear of Liens except for Permitted Liens.
(s)    No Other Indebtedness. On the Closing Date and after giving effect to the transactions contemplated hereby, none of the Loan Parties nor any of their Subsidiaries have any Indebtedness other than Indebtedness permitted under Section 7.01.
(t)    Investments; Contracts. None of the Loan Parties, nor any of their Subsidiaries, (i) has committed to make any Investment; (ii) is a party to any indenture, agreement, contract, instrument or lease, or subject to any restriction in the Governing Documents or similar restriction or any injunction, order, restriction or decree; (iii) is a party to any “take or pay” contract as to which it is the purchaser; or (iv) has material contingent or long term liability, including any management contracts, in each case, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
(u)    Compliance with Laws. On the Closing Date and after giving effect to the transactions contemplated hereby, none of the Loan Parties nor any of their Subsidiaries is in violation of any Requirement of Law, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(v)    Rights in Collateral; Priority of Liens. All of the Collateral of each Loan Party is owned or leased by it free and clear of any and all Liens in favor of third parties, other than Liens in favor of Agent and other Permitted Liens. Upon the proper filing of the financing statements or similar instruments specified in the Security Agreement, the Canadian Security Documents, the Liens granted by the Loan Parties pursuant to the Loan Documents constitute valid, enforceable and perfected first priority Liens on the Collateral (subject only to Permitted Liens, permitted purchase money Liens or the interests of lessors in respect of Capitalized Lease Obligations).

(w)    ERISA.
(i)    Neither any Loan Party nor any ERISA Affiliate maintains or contributes to any Pension Plan or Multiemployer Plan, other than those specified in Section 5.01(a).
(ii)    Each Loan Party and each ERISA Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Code), except for ordinary funding obligations which are not past due, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 303 and 304 of ERISA or Section 412 of the Code has been made with respect to any Plan.
(iii)    No Termination Event has occurred nor has any other event occurred that is likely to result in a Termination Event.
(iv)    Neither a Loan Party nor any ERISA Affiliate is required to or reasonably expects to be required to provide security to any Plan under Section 307 of ERISA or Section 401(a)(29) of the Code, and no Lien exists or could reasonably be expected to arise with respect to any Plan.
(v)    Each Loan Party and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA and the Code with respect to all Plans. There has been no prohibited transaction as defined in Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any Plan or any Multiemployer Plan or any trust created thereunder that could subject any Loan Party or ERISA Affiliate to a material civil penalty pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code (a “Prohibited Transaction”). With respect to each Plan and Multiemployer Plan, neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC or had asserted against it any penalty for failure to fulfill the minimum funding requirements of ERISA or the Code other than for payments of premiums in the ordinary course of business.
(vi)    Each Plan and each trust established thereunder which is intended to qualify under Section 401(a) or 501(a) of the Code has received a favorable determination or advisory opinion letter from the IRS, and no event has occurred since the date of such determination or advisory opinion letter which could reasonably be expected to adversely affect the qualified status of such Plan or trust.
(vii)    The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Pension Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Pension Plan, does not exceed the aggregate fair market value of the assets of such Pension Plan as of such date.
(viii)    Neither any Loan Party nor any ERISA Affiliate has incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability) under Section 4201 of ERISA with respect to any Multiemployer Plan.
(ix)    The aggregate withdrawal liability that would be incurred in the event of a complete withdrawal as of the date of this Agreement by a Loan Party or any ERISA Affiliate from all Multiemployer Plans would not reasonably be expected to have a Material Adverse Effect.
(x)    (i) There are no actions, suits, claims or other proceedings, either pending or, to the knowledge of a Responsible Officer, threatened against any Loan Party, or any ERISA Affiliate, or otherwise involving a Plan (other than routine claims for benefits), which could reasonably be expected to be asserted successfully against any Plan, any Loan Party, or any ERISA Affiliate; (ii) to the extent that any Plan is funded with insurance, each Loan Party and each ERISA Affiliate have paid when due all premiums required to be paid; and (iii) to the extent that any Plan is funded other than with insurance, it and each ERISA Affiliate have made when due all contributions required to be paid.
(x)    Intellectual Property. Set forth on Schedule 7 to the Perfection Certificate is a complete and accurate (in all material respects) list of all United States and foreign Patents, Copyrights, and Trademarks registered or for which applications are pending in the name of any of the Loan Parties, including the name of the registered owner, the registration/application number and the registration/application date, as applicable. Each Loan Party owns or licenses all Patents, Trademarks, Copyrights and other Intellectual Property rights which are reasonably necessary for the operation of its business. No Loan Party, to its knowledge, is currently infringing any Patent, Trademark, Copyright or other intellectual property right owned by any other Person by the sale or use of any product, process, method, substance, part or other material now sold or used, where such sale or use could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and no claim or litigation is pending or, to each Loan Party’s knowledge, threatened against any Loan Party that contests its right to sell or use any such product, process, method, substance, part or other material.
(y)    Labor Matters. As of the Closing Date, neither any Loan Party nor any of its Subsidiaries is party to any labor contract, except those listed on Schedule 5.01(y). There are no existing or, to each Loan Party’s knowledge after due inquiry, threatened strikes, lockouts or other disputes relating to any collective bargaining or similar labor agreement to which any Loan Party or any of its Subsidiaries is a party which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(z)    Compliance with Environmental Laws. Except as to matters that could not reasonably be expected to have a Material Adverse Effect: (i) each Loan Party and each of its Subsidiaries is in compliance with all applicable Environmental Laws; (ii) there are and have been, no conditions, occurrences, violations of Environmental Law, or presence or Releases of Hazardous Materials which could reasonably be expected to form the basis of an Environmental Action against any Loan Party, any of its Subsidiaries or affect any real property used in the business of any Loan Party or any of its Subsidiaries; (iii) there are no pending Environmental Actions against any Loan Party or any of its Subsidiaries, and no Loan Party or any Subsidiary has received any written notification of any alleged violation of, or liability pursuant to, Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; and (iv) no Environmental Lien has attached to any Collateral and no conditions exist that could reasonably be expected to result in the imposition of such a Lien on any Collateral. To the knowledge of each Loan Party, all of the real property used in the business (including its Equipment) is free, and has at all times been free, of Hazardous Materials, underground storage tanks and underground waste disposal areas except in compliance with applicable Environmental Laws or in a manner that could not reasonably be expected to have a Material Adverse Effect.
(aa)    Licenses and Permits. Each Loan Party and each of its Subsidiaries has obtained and maintained all Permits which are necessary or advisable for the operation of its business, except where the failure to possess any of the foregoing could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(bb)    Compliance with Anti-Terrorism Laws. None of the Loan Parties nor any of their Subsidiaries is any of the following:
(i)    a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);
(ii)    a Person owned or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii)    a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any laws with respect to terrorism or money laundering; or
(iv)    a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or a Person that is named as a “specially designated national and blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list and none of the proceeds of the Loans will be, directly or, to the knowledge of Borrowers or any of their respective Subsidiaries, indirectly, offered, lent, contributed or otherwise made available to any Subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person currently the subject of sanctions administered by OFAC.
(cc)    Government Regulation. None of the Loan Parties nor any of their Subsidiaries is subject to regulation under the Energy Policy Act of 2005, the Federal Power Act, the Interstate Commerce Act or any other Requirement of Law that limits its ability to incur Indebtedness or to consummate the transactions contemplated by this Agreement and the other Loan Documents.

(dd)    Material Contracts. Each Material Contract has been duly authorized, executed and delivered by the applicable Loan Party and/or Subsidiary. Except for matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract of the Loan Parties and their Subsidiaries is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under such Material Contract by any party thereto.
(ee)    Business and Properties. No business of any Loan Party or any of its Subsidiaries is affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(ff)    Beneficial Ownership Certification. As of the Closing Date, in the event a Beneficial Ownership Certification is required to be delivered on the Closing Date, the information included in such Beneficial Ownership Certification is true and correct in all respects.
(gg)    Sanctions; Anti-Money-Laundering Laws and Anti-Corruption Laws. Each Loan Party has complied with Sanctions during the past five (5) years in all material respects and has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with Sanctions. Each Loan Party is and has been during the past five (5) years in compliance in all material respects with all Anti-Money Laundering Laws and Anti-Corruption Laws and has instituted and maintained policies and procedures reasonably designed to promote and achieve compliance in all material respects with such Laws. No Loan Party has in the past five (5) years received any communication (including any oral communication) from any Governmental Authority alleging that it is not in compliance with, or may be subject to liability under, any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws. None of any Borrower, any Subsidiary, or to the knowledge of such Borrower or such Subsidiary any of their respective directors, officers, or employees; and to the knowledge of each Borrower, any person acting on behalf of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from this Agreement, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Sanctions applicable to any party to this Agreement.
(hh)    Eligible Receivables. As to each Receivable that is identified by Borrowers as an Eligible Receivable in a Borrowing Base Certificate submitted to Agent, such Receivable is (i) a bona fide existing payment obligation of the applicable Obligor created by the sale and delivery of inventory or the rendition of services to such Obligor in the ordinary course of Borrowers’ business, (ii) owed to a Borrower without any claimed defenses, disputes, offsets, counterclaims, or rights of return or cancellation other than as permitted under the definitions of Eligible Receivables, Eligible Investment Grade Receivables, Eligible Non-Investment Grade Receivables, or Eligible Unbilled Receivables, as applicable and as noted on the Borrowing Base Certificate, and (iii) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) as required in the definitions of Eligible

Receivables, Eligible Investment Grade Receivables, Eligible Non-Investment Grade Receivables, or Eligible Unbilled Receivables, as applicable.
(ii)    Canadian Registered Pension Plans. As of each of the Closing Date, and the Amendment No. 1 Effective Date, no Loan Party maintains, sponsors, contributes to, is a party to, or otherwise has any liability (including any contingent liability) or contribution obligations under or in respect of any Canadian Defined Benefit Plan. Except as could not reasonably be expected to result in liabilities individually or in the aggregate to any Loan Party in excess of $250,000: (i) the Canadian Registered Pension Plans are duly registered under the Tax Act and all other applicable Canadian federal or provincial pension benefits standards legislation which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status, (ii) the Canadian Registered Pension Plans have been established, amended, funded, administered and invested in compliance with their terms and requirements of law and there have been no improper withdrawals or application of the assets of the Canadian Registered Pension Plans, (iii) there are no outstanding disputes concerning the assets of the Canadian Registered Pension Plans, (iv) no promises of benefit improvements under the Canadian Registered Pension Plans have been made and there are no taxes, penalties or interest owing in respect of any Canadian Registered Pension Plan, (v) all payments and contributions required to be made by any Loan Party, to or in respect of any Canadian Registered Pension Plan or any Canadian Multi-Employer Plan have been made on a timely basis in accordance with the current terms of such plans and all requirements of law, and (vi) except as disclosed by a Loan Party under Section 6.07(d)(i), no Canadian Pension Event has occurred.
ARTICLE XV

AFFIRMATIVE COVENANTS OF THE BORROWERS
Borrowers each covenant and agree that, until Payment in Full of all Obligations:
Section 15.01    Existence. The Loan Parties shall, and shall cause each of their Subsidiaries to, (a) maintain their Entity existence, except in connection with a transaction expressly permitted under Section 7.03 or in the case of any Entity other than a Loan Party, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) maintain in full force and effect all material licenses, bonds, franchises, leases, Trademarks, qualifications and authorizations to do business, and all material Patents, contracts and other rights necessary or advisable to the profitable conduct of its businesses, except (i) as expressly permitted by this Agreement, (ii) such as may expire, be abandoned or lapse in the ordinary course of business or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) continue in the same or reasonably related lines of business as presently conducted by it.
Section 15.02    Maintenance of Property. The Loan Parties shall, and shall cause each of their Subsidiaries to, keep all assets used or useful and necessary to its business in good working order and condition (ordinary wear and tear and casualty and condemnation excepted) in accordance with its past operating practices.

Section 15.03    Taxes. The Loan Parties shall, and shall cause each of their Subsidiaries to, pay, before the same becomes delinquent or in default, (a) all federal and other material Taxes imposed against it or any of its property, and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that, such payment and discharge will not be required with respect to any Tax or claim if (i) the validity thereof, or to the extent the amount thereof, is being contested in good faith, by appropriate proceedings diligently conducted, and (ii) an adequate reserve or other appropriate provision shall have been established therefor as required in accordance with GAAP.
Section 15.04    Requirements of Law. The Loan Parties shall, and shall cause each of their Subsidiaries to, comply with all Requirements of Law applicable to it, including any State Licensing Laws and Environmental Laws, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 15.05    Insurance.
(a)    Each Loan Party will at all times carry property, liability and other insurance, with insurers acceptable to the Agent, in such form and amounts, and with such deductibles and other provisions, as are customary for similarly situated companies and reasonably acceptable to Agent, and upon Agent’s request Borrowers will provide Agent with evidence reasonably satisfactory to Agent that such insurance is, at all times, in full force and effect. Each property insurance policy shall include Agent as lender loss payee and shall contain a lender’s loss payable endorsement in form acceptable to Agent, each liability insurance policy shall include Agent as an additional insured. All policies of insurance shall provide that they may not be cancelled without at least thirty (30) days’ prior written notice to Agent (or ten (10) days in the case of cancellation for non-payment of premium), and shall otherwise be in form and substance reasonably satisfactory to Agent. Borrowers shall advise Agent promptly of any policy cancellation or non-renewal with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation or non-renewal of any of such policies, and Borrowers shall promptly deliver to Lender copies of all notices and related documentation received by any Loan Party in connection with the same.
(b)    Borrowers shall deliver to Agent no later than ten (10) Business Days prior to the expiration of any then current insurance certificates evidencing renewal of all such insurance policies required by this Section 6.05. Borrowers shall deliver to Agent, upon Agent’s request, certificates evidencing such insurance coverage in such form as Agent shall reasonably request. If any Loan Party fails to provide Agent with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within the time period set forth in the first sentence of this Section 6.05(b), Agent may purchase insurance required by this Agreement at Borrowers’ expense. This insurance may, but need not, protect any Loan Party’s interests.
Section 15.06    Books and Records; Inspections.
(a)    The Loan Parties shall, and shall cause each of their Subsidiaries to, maintain books and records (including computer records and programs) of account pertaining to the assets,

liabilities and financial transactions of the Loan Parties and their Subsidiaries in such detail, form and scope as is consistent with good business practice.
(b)    The Loan Parties shall, and shall cause each of their Subsidiaries to, provide Agent and its agents and one representative of each of the Lenders access to the premises of the Loan Parties and their Subsidiaries at any time and from time to time, during normal business hours and with reasonable notice under the circumstances, and at any time after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and copying any and all records pertaining thereto, (iii) conducting field examinations and appraisals with respect to the Collateral, and (iv) discussing the affairs, finances and business of the Loan Parties and their Subsidiaries with any officer, employee or director thereof or with the Auditors (subject to such Auditor’s policies and procedures; provided that so long as no Event of Default exists, a Responsible Officer of Borrower Agent shall be given a reasonable opportunity to be present at the discussions with the Auditors). Borrowers shall reimburse Agent for the reasonable and documented travel and related expenses of Agent’s employees or, at Agent’s option, of such outside accountants or examiners as may be retained by Agent to verify or inspect Collateral, records or documents of the Loan Parties and their Subsidiaries; provided that, so long as no Default or Event of Default then exists, the number of field examinations and appraisals for which Borrowers shall be liable for reimbursement to Agent hereunder shall be limited to two field examination during the term of this agreement, plus additional field examinations with respect to Receivables acquired or to be acquired in connection with any Permitted Acquisition or Permitted Investment that Borrowers elect to include in the Borrowing Base; provided, further, that the foregoing shall not operate to limit the number of inspections, field examinations and appraisals that Agent may elect to undertake. Notwithstanding anything to the contrary in this Section 6.06, none of the Borrowers or any of their Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure is prohibited by law or any binding agreement, or (c) is subject to attorney-client privilege or constitutes attorney work product; provided, that in the event that any Loan Party does not provide information in reliance on this sentence, such Loan Party shall provide notice to the Agent that such information is being withheld and shall use its commercially reasonable efforts to communicate the scope of the information being excluded in a way that would not violate the applicable obligation or risk waiver of such privilege.
Section 15.07    Notification Requirements. The Loan Parties shall timely give Agent and each Lender the following notices and other documents:
(a)    Notice of Defaults. Promptly, and in any event within three (3) Business Days after any Responsible Officer of a Borrower Agent obtains actual knowledge of the occurrence of a Default or Event of Default, a certificate of a Responsible Officer specifying the nature thereof and Borrowers’ proposed response thereto, each in reasonable detail.
(b)    Proceedings or Changes. Promptly, and in any event within five (5) Business Days after a Responsible Officer of a Borrower Agent obtains actual knowledge of any actual change, development or event which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, a written statement describing such proceeding, change, development or event and any action being taken by such Loan Party or any of its Subsidiaries with respect thereto.
(c)    Changes. (i) Promptly, and in any event within ten (10) Business Days after (A) a change in the location of any Collateral from the locations specified in Schedule 6.2(b) to the Perfection Certificate or (B) a change of the legal name of any Loan Party, and (ii) prior to a change to the Entity structure or jurisdiction of organization of any Loan Party, in each case, together with a written statement describing such change, together with, in the case of Clauses (i)(B) and (ii), copies of the Governing Documents of such Loan Party, certified by the Secretary of State (or equivalent) in each relevant jurisdiction, evidencing such change. If any notice is delivered with respect to Schedule 6.1(b) pursuant to this Section 6.07, such notice shall be deemed to be an addition to such Schedule.
(d)    ERISA and Canadian Registered Pension Plan Notices.
(i)    Promptly, and in any event within five (5) Business Days after a Loan Party knows or has reason to know a Termination Event or Canadian Pension Event has occurred, a written statement of a Responsible Officer of Borrower Agent describing (A) such Termination Event or Canadian Pension Event, (B) any action that is being taken with respect thereto by any Loan Party or ERISA Affiliate, and (C) any action taken or threatened by any Governmental Authority with respect thereto, including the Internal Revenue Service, the Department of Labor or the PBGC.
(ii)    Promptly upon and in any event within five (5) Business Days after the request of Agent, each annual report (IRS Form 5500 series) and all accompanying schedules of the most recent actuarial reports, the most recent financial information concern the financial status of each Plan administered or maintain by any Loan Party or ERISA Affiliate, and schedules showing the amounts contributed to each Pension Plan by or on behalf of any Loan Party or ERISA Affiliate in which any of its personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by such Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to each such Plan.
(e)    Material Contracts. Concurrently with the delivery of any Compliance Certificates delivered pursuant to Section 6.09(c), notice of any Material Contract that has been terminated or amended in any material respect, together with a copy of any such amendment and delivery of a copy of any new Material Contract that has been entered into, in each case since the later of the Closing Date or delivery of the prior Compliance Certificate; provided that the Borrower Agent shall not be required to separately deliver copies of any Material Contracts (or amendments thereto) that are included in materials otherwise filed with the SEC.

(f)    Environmental Matters.
(i)    Promptly provide notice of any Release of Hazardous Materials in any quantity reportable pursuant to Environmental Laws in relation to the business of, or from or onto real property owned or operated by, a Loan Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and
(ii)    Promptly, but in any event within five (5) Business Days of its receipt thereof, provide written notice of any of the following: (i) an Environmental Lien has been filed against any of the real or personal property of a Loan Party of one of its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or one of its Subsidiaries, or (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority, in each case, which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
(g)    Insurance. Promptly, and in any event within five (5) Business Days after receipt by a Loan Party of notice or knowledge thereof, of the actual or intended cancellation of, or any material and adverse change in coverage or other terms of, any insurance required to be maintained by the Loan Parties pursuant to this Agreement or any other Loan Document.
Section 15.08    Qualify to Transact Business. The Loan Parties shall, and shall cause each of their Subsidiaries to, qualify to transact business as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction where the nature or extent of its business or the ownership of its property requires it to be so qualified or authorized and where failure to qualify or be authorized could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
Section 15.09    Financial Reporting. Borrower Agent shall deliver to Agent the following:
(a)    Annual Financial Statements. Within ninety (90) days after the end of each fiscal year, beginning with the fiscal year ended December 31, 2025, the annual audited and certified consolidated Financial Statements of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of the Auditors or another independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall be unqualified as to going concern and scope of audit.
(b)    Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three fiscal quarters of each year, commencing with the fiscal quarter ended June 30, 2025:
(i)    the interim consolidated Financial Statements of the Parent and its Subsidiaries as at the end of such quarter and for the fiscal year to date, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (it being understood and agreed that, notwithstanding the foregoing, such comparison shall not be required for any period occurring prior to the Closing Date), all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and
(ii)    a narrative discussion of the financial condition of the Borrower Agent and its Subsidiaries and results of operations and the liquidity and capital resources for the fiscal quarter then ended, prepared by a Responsible Officer of Borrower Agent.
(c)    Compliance Certificate. Together with the delivery of each of the Financial Statements referred to in Section 6.09(a) and Section 6.09(b), a compliance certificate, substantially in the form of Exhibit H (a “Compliance Certificate”), signed by a Responsible Officer of Borrower Agent.
(d)    Borrowing Base Certificate. Monthly, not later than the twentieth (20th) day of each month commencing with the first full calendar month ending 120 days after the Closing Date (which date shall be October 20, 2025 for the October 2025 report), a certificate signed by a Responsible Officer of Borrower Agent substantially in the form of Exhibit G (a “Borrowing Base Certificate”), calculating the Borrowing Base and detailing the Eligible Receivables, (provided that the calculation of actual ineligible Receivables will be reported on a monthly basis in such certificate as of the last day of the preceding month), reflecting all sales, collections, and debit and credit adjustments, as of the last day of the preceding month (or as of a more recent date as Agent may from time to time reasonably request), which shall be prepared by or under the supervision of a Responsible Officer of Borrower Agent and certified by such officer.
(e)    Agings. Monthly, not later than the twentieth (20th) day of each month commencing with the first full calendar month ending 120 days after the Closing Date (which date shall be October 20, 2025 for the fiscal month ending September 30, 2025), agings of Borrowers’ Receivables and accounts payable, in scope and detail satisfactory to Agent, as of the last day of the preceding month.
(f)    Reporting Agent Reports. From and after the entry into the Reporting Agent Agreement, as soon as available and in any event not later than the twentieth (20th) day of each fiscal month, (i) the information required to be delivered pursuant to the Reporting Agent Agreement to the Reporting Agent for the most recently completed fiscal month to allow the Reporting Agent to prepare the Monthly Report for such most recently completed Fiscal Month, including evidence of delivery thereof to the Reporting Agent, and (ii) a monthly report as of the most recently completed fiscal month (which Loan Parties shall cause the Reporting Agent to deliver); provided, that at any time after the occurrence and during the continuance of a Default, or Event of Default, upon written notice from the Agent, each Loan Party shall (or shall cause the Reporting Agent to) furnish or cause to be furnished to the Agent an interim report on each and every Business Day (or such other frequency as may be specified by the Agent from time to time in its sole discretion) with respect to the Receivables with data as of the close of business on the day that is two (2) Business Days prior, subject, in the case of any reporting by the Reporting Agent with respect thereto, to the Reporting Agent Agreement.
(g)    Budget. Not later than 60 days after the commencement of the fiscal year beginning January 1, 2026 and each fiscal year of the Borrower Agent thereafter, a detailed consolidated budget for the Borrowers and their Subsidiaries for such fiscal year in a form customarily prepared by the Borrower Agent;
(h)    Other Financial Information. Promptly after the request by Agent, such additional financial statements and other data and information as to the business, operations, results of operations, assets, collateral, liabilities or condition (financial or otherwise) of any Loan Party or any of its Subsidiaries as Agent may from time to time reasonably request.
(i)    KYC. Promptly provide information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and Anti-Money Laundering Laws and Beneficial Ownership Regulations.
Notwithstanding anything to the contrary in this Section 6.09, (x) the Borrowers shall be deemed to have complied with the terms of Sections 6.09(a) and (b), as applicable, if the Borrower Agent delivers to the Agent, within the same time frame required under the Securities Act and the rules and regulations of the SEC (including any extension permitted by Rule 12b-25 thereunder) the Parent’s annual report on Form 10-K for the applicable fiscal year or its quarterly report on Form 10-Q for the applicable fiscal quarter, respectively, that the Parent has filed with the SEC and to the extent such information is in lieu of information required to be provided under Section 6.09(a), such materials are accompanied by a report and opinion of the Auditors or another independent public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards, without any qualification related to going concern (other than with respect to, or resulting from, (1) an upcoming maturity date under this Agreement or (2) any prospective breach of the financial covenants under this Agreement) or scope of audit, and (y) any documents required to be delivered pursuant to Sections 6.09(a) and (b) may be delivered electronically and if so delivered shall be deemed to have been delivered on the date on which the Borrower Agent provides notice to the Agent that such information (i) has been filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System or (ii) has been posted on the Parent’s website on the Internet (with such notice containing the link thereto), or posted on Borrowers’ behalf on another relevant website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent).
Section 15.10    Payment of Liabilities. The Loan Parties shall, and shall cause each of their Subsidiaries to, pay and discharge, in the ordinary course of business, all obligations and liabilities (including tax liabilities and other governmental charges), except where (i) the same may be contested in good faith by appropriate proceedings and for which adequate reserves with respect thereto have been established in accordance with GAAP and (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 15.11    ERISA.
The Loan Parties shall, and shall cause each of their Subsidiaries and ERISA Affiliates to, (a) maintain each Plan intended to qualify under Section 401(a) of the Code so as to satisfy the qualification requirements thereof in all material respects, (b) contribute, or require that contributions be made, in timely manner (i) to each Plan in amounts sufficient (x) to satisfy the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, if applicable, (y) to satisfy any other Requirements of Law and (z) satisfy the terms and conditions of each such Plan, and (ii) to each Foreign Plan in amounts sufficient to satisfy the minimum funding requirements of any applicable law or regulations, without any application for a waiver from any such funding requirements, (c) cause each Plan or Foreign Plan to comply in all material respects with applicable law (including all applicable statutes, orders, rules and regulations) and (d) pay in a timely manner, in all material respects, all required premiums to PBGC. As used this Section 6.11, “Foreign Plan” means any Plan that is subject to any Requirement of Law other than ERISA or the Code and that is maintained, or otherwise contributed to, by a Loan Party or any of its Subsidiaries for the benefit of employees outside the United States and Canada.
Section 15.12    Environmental Matters. The Loan Parties shall, and shall cause each of their Subsidiaries to, conduct its business so as to comply in all material respects with and address all liabilities under all applicable Environmental Laws and obtain and renew all Permits, except, in each case, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 15.13    Intellectual Property. The Loan Parties shall, and shall cause each of their Subsidiaries to, do and cause to be done all things necessary to preserve and keep in full force and effect all of its registrations of Trademarks, Patents and Copyrights constituting Material Intellectual Property.
Section 15.14    Solvency. The Loan Parties, taken as a whole, shall be and remain Solvent at all times.
Section 15.15    Sanctions; Anti-Money Laundering Laws and Anti-Corruption Laws. Each of the Loan Parties shall comply in all material respects with Sanctions and Anti-Money Laundering Laws and Anti-Corruption Laws, and will maintain policies procedures, and internal controls reasonably designed to promote and achieve compliance with such applicable laws and with the terms and conditions of this Agreement.
Section 15.16    Formation of Subsidiaries; Further Assurances. The Borrower Agent will, at any time after the Closing Date that (i) any Loan Party forms or acquires any direct or indirect Subsidiary (other than an Excluded Subsidiary) or (ii) any Subsidiary becomes a Borrowing Base Company and, in each case, such Subsidiary is organized under the laws of a Security Jurisdiction (including in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws)) (such entity upon such event, a “Joining Subsidiary”), within thirty (30) days of such event (or such later date as permitted by Agent in its reasonable discretion) (a) cause such Joining Subsidiary to provide to Agent a joinder or similar document to the applicable Security Documents, (b) deliver to Agent financing statements or similar instruments with respect to such Joining Subsidiary, a Pledged Interests Addendum with respect to the Equity Interests of such Joining Subsidiary (to the extent the shareholder of such Joining Subsidiary is also a Loan Party), and such other security agreements (including Mortgages with respect to any Real Property owned in fee of such new Joining Subsidiary) or guarantee agreements, all in form and substance reasonably satisfactory to Agent, necessary to create the Liens intended to be created under the Security Documents; provided, that the joinder to this Agreement or the Security Documents or similar document to the applicable Security Documents, shall not be required to be provided to Agent with respect to any Subsidiary that is not organized under the laws of a Security Jurisdiction; (c) provide, or cause the applicable Loan Party to provide, to Agent a Pledged Interests Addendum and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such Joining Subsidiary (to the extent the shareholder of such Joining Subsidiary is also a Loan Party); provided, that only sixty-five percent (65%) (or such higher percentage that would not cause an adverse tax impact on any Loan Party pursuant to Section 245A of the Code and Treasury Regulation Section 1.956-1) of the total outstanding Voting Interests of any first tier CFC (other than a Protected CFC) (and none of the Equity Interests of any Subsidiary of such CFC) shall be required to be pledged (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (d) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its Permitted Discretion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance, flood certification documentation or other documentation with respect to all Real Property owned in fee and subject to a Mortgage). At the request of the Borrower Agent and subject to the consent of Agent, a newly formed or acquired Subsidiary and any Subsidiary that becomes a Borrowing Base Company may be joined as a borrower hereunder by providing to Agent a Joinder to this Agreement; provided that no such Person shall become a Borrower until each Lender has received and approved documentation and other information requested by such Lender in connection with applicable “know your customer” and Anti-Money Laundering Laws, including the Patriot Act (and Borrowers shall not be required to comply with this Section 6.16 with respect to such Subsidiary until such KYC compliance has occurred). Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents), which may be required by law or which the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and, to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Loan Parties; provided that no such action shall be required with respect to Collateral located in Quebec unless the aggregate fair market value of such Collateral exceeds C$500,000.
Section 15.17    Post-closing Covenants.
(a)    As promptly as practicable, and in any event within the applicable time period set forth on Schedule 6.17 (or such longer time as Agent may agree in its sole discretion), each Loan Party will deliver all documents and take all actions set forth on Schedule 6.17.

(b)    On or prior to the date that is ten (10) Business Days after the Amendment No. 4 Effective Date, the Loan Parties shall deliver a Perfection Certificate, dated as of the date of delivery, and in the same form as the Perfection Certificate delivered on the Closing Date.
(c)    On or prior to the date that is ten (10) Business Days after the Amendment No. 4 Effective Date, the Loan Parties shall have executed and delivered intellectual property security agreements with respect to all registered intellectual property of the Loan Parties (other than Excluded Property).
(d)    On or prior to the date that is ten (10) days after the Amendment No. 4 Effective Date, the Loan Parties shall have joined BuzzFeed Studios, Inc. to this Agreement as a guarantor or borrower and satisfied each other requirement of Section 6.16 with respect to such joinder.
(e)    Concurrently with the closing of any Amendment No. 4 Transaction, the Parent shall contribute any cash proceeds of such transaction not applied to prepay the Obligations under Section 2.05(b)(v) to the Borrower Agent.
ARTICLE XVI

NEGATIVE COVENANTS
Borrowers each covenant and agree that, until Payment in Full of all Obligations:
Section 16.01    Indebtedness. The Loan Parties will not, and will not permit any of their Subsidiaries (other than any Production Subsidiary) to, without the prior written consent of the Agent, directly or indirectly, at any time create, incur, assume or suffer to exist any Indebtedness other than:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness existing on the Closing Date and set forth in Schedule 7.01(b) (including, for the avoidance of doubt, the Existing Letter of Credit) and any Refinancing Indebtedness in respect of such Indebtedness;
(c)    the Senior Convertible Notes;
(d)    Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness) to finance all or any part of the purchase, lease, construction, installment, repair or improvement of property, plant or equipment or other fixed or capital assets, in an aggregate principal amount not to exceed $500,000 and any Refinancing Indebtedness in respect of such Indebtedness; provided that such Indebtedness is incurred within ninety (90) days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;
(e)    Bank Product Obligations (other than Hedging Agreements) incurred in the ordinary course of business;

(f)    Indebtedness comprised of Permitted Intercompany Advances;
(g)    Guarantees of bridge financing of Products incurred by Production Subsidiaries to the extent (x) such bridge financing is set forth in reasonable detail on Schedule 7.01(g) or (y) the Agent has consented in writing to such Guarantee after delivery of all information reasonably requested by the Agent with respect to such bridge financing (such consent not to be unreasonably withheld);
(h)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, provided in the ordinary course of business;
(i)    Guarantees of Indebtedness of the Loan Parties or their Subsidiaries permitted to be incurred under this Agreement; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, such guarantee shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;
(j)    [Reserved];
(k)    endorsement of negotiable instruments for deposit or collection in the ordinary course of business;
(l)    Indebtedness incurred in the ordinary course of business in respect of (i) overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements, and in connection with securities and commodities arising in connection with the acquisition or disposition of Permitted Investments and not any obligation in connection with margin financing, (ii) up to $500,000 of any bankers’ acceptance, bank guarantees or letter of credit facilities, in each case, in the ordinary course of business, (iii) the endorsement of instruments for deposit or the financing of insurance premiums, (iv) deferred compensation or similar arrangements to the employees of the Loan Parties or any of their Subsidiaries, (v) obligations to pay insurance premiums or take or pay obligations contained in supply agreements and (vi) Indebtedness owed to any Person providing property, casualty, business interruption or liability insurance to any Loan Party or any of its Subsidiaries, so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of the annual premium for such insurance; or
(m)    Indebtedness of the Borrower Agent or any Loan Party in the form of purchase price adjustments or indemnification incurred in connection with the any Permitted Acquisition or any disposition permitted under Section 7.05;
(n)    Indebtedness (other than Indebtedness for borrowed money) not otherwise permitted in this Section 7.01 in an aggregate amount not to exceed $500,000 at any time outstanding.
Section 16.02    [Reserved].

Section 16.03    Entity Changes, Etc. The Loan Parties will not, and will not permit any of their Subsidiaries (other than any Production Subsidiary) to, directly or indirectly, divide, merge, amalgamate or consolidate with any Person, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except that, so long as no Default exists or would result therefrom:
(a)    any such Subsidiary may merge or amalgamate with or liquidate or dissolve into (i) the Borrower Agent, provided that the Borrower Agent, as applicable, shall be the continuing or surviving or resulting Person, or (ii) any one or more Subsidiaries, provided that when a subsidiary which is not a Loan Party merges or amalgamates with a Loan Party, the Loan Party shall be the continuing or surviving or resulting Person and when a Loan Party liquidates or dissolves, it shall liquidate and dissolve into another Loan Party;
(b)    any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower Agent or to a Guarantor (or if such Subsidiary is not a Guarantor to another Subsidiary which is not a Guarantor);
(c)    the Borrower Agent and any Subsidiary may change its jurisdiction of organization, provided (i) such Person provides the Agent with at least twenty (20) days prior written notice of change, (ii) no Default exists at such time, and (iii) if such Person is a Loan Party, such Person shall deliver such Security Documents and any other documentation (including opinions) as may be requested by the Agent to ensure the Agent maintains a valid, enforceable and perfected first priority Lien on the Collateral of such Person (subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors in respect of Capitalized Lease Obligations); and
(d)    any Subsidiary may change in legal form if such change is not materially disadvantageous to the Lenders and the Borrower Agent delivers at least ten (10) days prior written notice of such change to the Agent.
Section 16.04    Change in Nature of Business. The Loan Parties will not, and will not permit any of their Subsidiaries (other than any Production Subsidiary) to, at any time make any material change in the nature of their business as carried on at the date hereof or enter into any new line of business that is not similar, corollary, related, ancillary, incidental or complementary, or a reasonable extension, development or expansion thereof or ancillary thereto the business as carried on as of the date hereof.
Section 16.05    Sales, Etc. of Assets. The Loan Parties will not, and will not permit any of their Subsidiaries (other than any Production Subsidiary) to, directly or indirectly, sell, transfer or otherwise dispose of any of its assets (including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division”) except:
(a)    sales of any Product in the ordinary course of business;
(b)    the sale or other disposition of obsolete or worn out property, or other property no longer used or useful in the conduct of business, in each case, disposed of in the ordinary course of business (and not part of an accounts receivable financing, factoring or similar transaction (other than by a Subsidiary which is not a Loan Party if done in ordinary course));

(c)    the sale, transfer or other disposition of cash and Cash Equivalents in the ordinary course of business;
(d)    sales, transfers or other dispositions of property that are a settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of any Loan Party or any Subsidiary;
(e)    licenses of Intellectual Property in the ordinary course of business and not interfering in any material respect with the business of the Loan Parties and their Subsidiaries; provided, that any exclusive license of Intellectual Property shall be time limited and/or territorially limited, to a non-Affiliate and consistent with past practice of the Loan Parties;
(f)    the sale, transfer, or abandonment of Intellectual Property (or lapse of any registration or application in respect of Intellectual Property) that is, in the reasonable good faith judgment of Borrower Agent, no longer economically practicable to maintain or useful in the conduct of the business of the Loan Parties and their Subsidiaries;
(g)    dispositions of equipment or real property to a bona fide third party in an amount not to exceed $500,000 in any calendar year to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property or (iii) the Board of Directors or senior management of the Borrower Agent or such Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of the Borrower Agent or such Subsidiary;
(h)    dispositions permitted under Section 7.06 or Section 7.09;
(i)    dispositions of property (i) by any Loan Party or Subsidiary to a Loan Party, (ii) by a subsidiary which is not a Loan Party to a subsidiary which is not a Loan Party or (iii) by a Loan Party to a subsidiary which is not a Loan Party so long as such disposition is for fair market value and such disposition is treated as an Investment under Section 7.10(k);
(j)    dispositions constituting Permitted Investments;
(k)    sales or dispositions of other assets (including intangible property related to such assets) so long as made at fair market value and the aggregate fair market value of all assets disposed of in the aggregate (including the proposed disposition) would not exceed $500,000 during the term of this Agreement;
(l)    dispositions set forth on Schedule 7.05; and
(m)    leases or subleases of property in the ordinary course of business.
Section 16.06    Use of Proceeds. Borrowers will not (a) use any portion of the proceeds of any Loan in violation of Section 2.04 or for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board) in any manner which violates the provisions of Regulation T, U or X of the Federal Reserve Board or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Agreement, or (b) take, or permit any Person acting on its behalf to take, any action which could reasonably be expected to cause this Agreement or any other Loan Document to violate any regulation of the Federal Reserve Board. Borrowers shall not, directly or indirectly, use any Loan proceeds, nor use, lend, contribute or otherwise make available Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of funding of the Loan, is the target of any Sanction; or (ii) in any manner that would result in a violation of a Sanction, Anti-Corruption Law or other applicable law by any Person (including any Secured Party or other individual or entity participating in any transaction). The Borrowers shall not, and shall procure that its Subsidiaries and its respective directors, officers, employees, agents, and joint venture partners shall not fund, directly or indirectly, all or part of, any repayment under this Agreement out of proceeds derived from dealings with or property of a Sanctioned Person.
Section 16.07    Activities of Parent. Parent shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation whatsoever other than the Indebtedness and obligations under this Agreement and the other Loan Documents and guarantees of Indebtedness (other than Indebtedness for borrowed money) permitted under Section 7.01; (b) engage in any business or activity or own any assets other than (i) directly holding 100% of the Equity Interests of Borrower Agent; (ii) ownership of property owned on the Closing Date or in connection with activities permitted under this Section 7.07 and cash and cash equivalents held in the ordinary course of business and consistent with past practice, (iii) performing its obligations and activities incidental thereto under the Loan Documents, (iv) making Restricted Payments and Investments to the extent permitted by this Agreement and (v) other actions incidental thereto; or (c) consolidate with or merge or amalgamate with or into, or Dispose all or substantially all its assets to, any Person; provided, however, notwithstanding clauses (a) and (c) hereof, Parent may take any and all actions reasonably required and incidental thereto in order to function as a publicly traded company, including payment of all expenses and taxes related thereto.
Section 16.08    Liens. The Loan Parties will not, and will not permit any of their Subsidiaries (other than any Production Subsidiary) to, directly or indirectly, at any time create, incur, assume or suffer to exist any Lien on or with respect to any assets other than Permitted Liens.
Section 16.09    Dividends, Redemptions, Distributions, Etc. The Loan Parties will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay any dividends or make any distributions on or in respect of its Equity Interests, or purchase, redeem or retire any of its Equity Interests or any warrants, options or rights to purchase any such Equity Interests, whether now or hereafter outstanding (“Interests”), or make any payment on account of or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of such Interests, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Loan Parties or any of their Subsidiaries (all of the foregoing, the “Restricted Payments”), except:
(a)    each Borrower may make Restricted Payments to the Parent to allow it to pay operating expenses in the ordinary course of business, consistent with past practice and to make any payments permitted under Section 7.07 or clauses (b) – (h) this Section 7.09, and each Subsidiary may make Restricted Payments to the Borrower Agent and any of their Loan Party Subsidiaries; provided that if such Subsidiary is not a wholly-owned Loan Party Subsidiary of the Borrower Agent, such dividends must be made on a pro rata basis to the holders of its Equity Interests or on a greater than ratable basis to the extent such greater payments are made solely to the Borrower Agent or a Subsidiary;
(b)    the Borrower Agent and each Subsidiary may declare and make dividends payable solely in the common stock or other common Equity Interests of such Person so long as, in the case of a Subsidiary, such Subsidiary remains wholly-owned by the Borrower Agent; provided that if such Subsidiary is not a wholly-owned Subsidiary of the Borrower, such dividends must be made on a pro rata basis to the holders of its Equity Interests or on a greater than ratable basis to the extent such greater payments are made solely to the Borrower or a Subsidiary;
(c)    repurchases or retirement for value of Equity Interests deemed to occur upon the exercise of stock options or warrants or other equity awards if such capital stock represents a portion of the exercise price of such securities;
(d)    any Restricted Payments paid solely with Equity Interests (other than Disqualified Equity Interests) of Parent;
(e)    non-cash repurchases of Equity Interests deemed to occur in connection with the exercise (including the cashless exercise) or vesting of stock options, restricted stock units or similar instruments, including to the extent necessary to pay withholding or similar taxes related to such exercise or vesting;
(f)    payments to holders of Equity Interests of Parent in lieu of the issuance of fractional shares in connection with any dividend, split or combination thereof;
(g)    repurchase of Equity Interests of the Parent in an amount not to exceed $5,000,000 in the aggregate on or prior to the date that is five (5) Business Days following the Closing Date; provided, that an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase; and
(h)    the Borrower Agent and each Subsidiary may make Equity Interest repurchases with the proceeds received from the substantially concurrent issue of new shares of its common stock.
Section 16.10    Investments. The Loan Parties will not, and will not permit any of their Subsidiaries (other than any Production Subsidiary) to, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) except the following (collectively, the “Permitted Investments”):
(a)    Investments existing on, or contemplated as of, the date hereof and set forth on Schedule 7.10;
(b)    Investments in cash and Cash Equivalents;

(c)    Guarantees by the Loan Parties and their Subsidiaries constituting Indebtedness permitted by Section 7.01;
(d)    loans or advances to employees, officers or directors of the Loan Parties or any of their Subsidiaries in the ordinary course of business for travel, relocation and related expenses; provided that the aggregate amount of all such loans and advances does not exceed $500,000 at any time outstanding;
(e)    Permitted Hedging Agreements;
(f)    Permitted Acquisitions;
(g)    Permitted Intercompany Advances;
(h)    Investments by Borrower Agent or any of its Subsidiaries in a Loan Party;
(i)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction of Accounts from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(j)    deposits of cash made in the ordinary course of business to secure performance of (i) operating leases and (ii) other contractual obligations that do not constitute Indebtedness;
(k)    Investments by (i) Subsidiaries that are not Loan Parties in Subsidiaries that are not Loan Parties and (ii) Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount (when combined with all other Investments made pursuant to Clause (g) to Subsidiaries that are not Loan Parties) not to exceed $500,000 at any time outstanding;
(l)    Investments in Production Subsidiaries in an aggregate amount not to exceed $1,000,000 in the aggregate at any time, provided that any such Investment shall be subject to a completion bond;
(m)    Guarantees by Parent of leases and other contractual obligations of any of the Loan Parties in the ordinary course of business; ~~and~~
(n)    the Amendment No. 4 Note; provided, that (x) the Amendment No. 4 Note shall be assigned to the Agent for the benefit of the Lenders and (y) the terms and conditions of the Amendment No. 4 Note shall be reasonably acceptable to the Agent; and
(o)    ~~(n)~~ other Investments (including, for the avoidance of doubt, joint ventures) which in the aggregate do not exceed $500,000 at any time outstanding.
Section 16.11    Material Intellectual Property; other Material Assets. Notwithstanding anything to the contrary herein, all Material Intellectual Property and all other assets material to the business of the Loan Parties and their Subsidiaries (taken as a whole) (“Material Assets”)

shall be owned at all times by a Loan Party (without any exclusive license to any non-Loan Party Subsidiary or any other Affiliate and, with respect to exclusive licenses to non-Affiliates, solely to the extent permitted under Section 7.05(e)) and no Loan Party shall transfer (whether characterized as an Investment, disposition, sale, license, Restricted Payment or otherwise) any Material Intellectual Property or Material Assets to any Subsidiary or Affiliate that is not a Loan Party other than by granting a non-exclusive license to Material Intellectual Property in the ordinary course of business.
Section 16.12    Fiscal Year. The Loan Parties will not, and will not permit any of their Subsidiaries to, change their fiscal year from a year ending December 31.
Section 16.13    Accounting Changes. The Loan Parties will not, and will not permit any of their Subsidiaries to, at any time make or permit any change in accounting policies, except as required by GAAP.
Section 16.14    ERISA Compliance
The Loan Parties will not, and will not permit any of their Subsidiaries or ERISA Affiliates to, directly or indirectly: (i) terminate any Pension plan where such event would result in any liability of any Loan Party or Subsidiary or ERISA Affiliate under Title IV of ERISA; (ii) fail to make any required contribution or payment to any Multiemployer Plan; (iii) fail to pay any required installment or any other payment required under Section 412 or 430 of the Code on or before the due date for such installment or other payment; or (iv) take any action that would cause a Termination Event; in each case that would result in liability in excess of $500,000 to any Loan Party.
Section 16.15    Prepayments and Amendments
The Loan Parties will not, and will not permit any of their Subsidiaries to:
(a)    at any time make any voluntary prepayment or any mandatory prepayment on any Indebtedness with an outstanding principal amount in excess of $5,000,000 (other than with proceeds of Refinancing Indebtedness with respect thereto), provided that this shall not apply to the redemption, repayment, repurchase or other retirement of the Senior Convertible Notes together with all accrued and unpaid interest thereunder;
(b)    directly or indirectly, amend, modify, or change any of the terms or provisions of:
(i)    any agreement, instrument, document, indenture, or other writing evidencing or concerning Material Indebtedness in a manner that could reasonably be expected to be materially adverse to the interests of the Lenders, and
(ii)    the Governing Documents of any Loan Party or any of its Subsidiaries, in each case, if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.
Section 16.16    Securities and Deposit Accounts

From and after the date required under Section 6.17, the Loan Parties will not establish or maintain any securities account or deposit account (other than Excluded Accounts) unless Agent shall have received a Control Agreement, duly executed by the applicable Loan Party and the securities intermediary or depository bank parties thereto, in respect of such securities account or deposit account, and such accounts are in compliance with the requirements set forth in Section 2.06.
Section 16.17    Negative Pledge. The Loan Parties will not, and will not permit any of their Subsidiaries (other than any Production Subsidiary) to, enter into or suffer to exist any agreement (other than in favor of Agent) prohibiting or conditioning the creation or assumption of any Lien in favor of the Obligations upon any of its assets; provided that the foregoing shall not apply to: (i) restrictions or conditions imposed by Requirements of Law or by this Agreement or any other Loan Document, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, (iii) restrictions or conditions imposed by any agreement relating to secured or purchase money Indebtedness or capital leases permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, (iv) customary provisions in lease and other contracts restricting the assignment thereof, (v) customary anti-assignment clauses in licenses under which the Borrowers or any of their Subsidiaries are the licensees, (vi) any agreement in effect at a time a Person becomes a Subsidiary, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Subsidiary, (vii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents; provided that such amendments or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendments or refinancings, and (viii) customary restrictions on Liens imposed by agreements relating to cash deposits and in the ordinary course of business.
Section 16.18    Affiliate Transaction. The Loan Parties will not, and will not permit any of their Subsidiaries (other than any Production Subsidiary) to, enter into or be party to any transaction with an Affiliate, except (1) transactions contemplated by the Loan Documents; (2) transactions with Affiliates that are in effect as of the Closing Date, as shown on Schedule 7.18; or (3) transactions with Affiliates in the ordinary course of business, upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; provided, that the foregoing restrictions shall not apply to (i) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business, (ii) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Parent and its Subsidiaries in the ordinary course of business, (iii) any transaction solely between or among the Subsidiaries that are not Loan Parties, (iv) any transaction solely between or among Loan Parties, (v) guarantees by the Borrower or any Subsidiary of operating leases or other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Subsidiary in the ordinary course of business or consistent with past practices, (vi) Restricted Payments or Investments otherwise permitted by this Agreement (provided, that any Investment by a Loan Party in a non-Loan Party shall be valued at fair market value) and (vii) transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests where such

Affiliate receives the same consideration or is treated the same as non-Affiliates in such transaction.
Section 16.19    Canadian Defined Benefit Plans. The Loan Parties will not sponsor, maintain, contribute to, participate in or assume any liability or contingent liability under any Canadian Defined Benefit Plan, without the prior written consent of the Agent, which consent shall not be unreasonably withheld.
ARTICLE XVII

FINANCIAL COVENANT(S)
Until the Payment in Full of all Obligations:
Section 17.01    Minimum Liquidity. Each Borrower hereby covenants and agrees that the Loan Parties and their Subsidiaries will maintain Liquidity no less than (x) $3,500,000 at all times on or prior to April 30, 2026 and (y) $5,000,000 at all times thereafter.
ARTICLE XVIII

EVENTS OF DEFAULT
Section 18.01    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:
(a)    any Loan Party shall fail to pay any (i) principal of any Loan when due and payable, whether at the due date therefor, stated maturity, by acceleration, or otherwise; or (ii) interest, fees, Lender Group Expenses or other Obligations (other than an amount referred to in the foregoing clause (i)) when due and payable, whether at the due date therefor, stated maturity, by acceleration, or otherwise, and such default continues unremedied for a period of three (3) Business Days; or
(b)    there shall occur a default in the performance or observance of any covenant contained in (i) Section 2.04 Section 2.06(a), Section 2.05(b), Section 2.06 (with respect to any Loan Party), Section 6.01, Section 6.05, Section 6.06, Section 6.07, Section 6.09, Section 6.14, Section 6.15, Section 6.16, or Section 6.17, Article VII, Article VIII; or (ii) this Agreement or any other Loan Document (other than those referred to in Section 9.01(a) and Section 9.01(b)(i))) and such default continues for a period of thirty (30) days after the earlier of (x) the date on which such default first becomes known to any Responsible Officer of Borrower Agent or (y) written notice thereof from Agent to Borrower Agent; or
(c)    any Loan Party or any of its Subsidiaries (other than a Production Subsidiary) shall become the subject of an Insolvency Event; or
(d)    (i) any Loan Party or any of its Subsidiaries (other than a Production Subsidiary) shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders (or a trustee or agent on behalf of such holder or holders) to declare any Material Indebtedness to be due and payable, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (iii) with respect to any Indebtedness of a Production Subsidiary guaranteed by a Loan Party, any event or condition occurs that permits the beneficiary of such guarantee to make a claim against a Loan Party under such guarantee in an aggregate principal amount exceeding $500,000; or
(e)    any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries under or in connection with any Loan Document, or in any Financial Statement, report, document or certificate delivered in connection therewith, shall prove to have been incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof) when made or deemed made; or
(f)    any judgment or order for the payment of money which, when taken together with all other judgments and orders rendered against the Loan Parties and their Subsidiaries (other than a Production Subsidiary) exceeds $2,500,000 in the aggregate (to the extent not covered by insurance) and either (i) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order, or award during which (A) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (B) a stay of enforcement thereof is not in effect, or (ii) enforcement proceedings are commenced upon such judgment, order, or award; or
(g)    a Change of Control shall occur; or
(h)    this Agreement or any other Security Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors in respect of Capitalized Lease Obligations, first priority Lien on any material portion of the Collateral covered thereby;
(i)    (1) any covenant, agreement or obligation of a Loan Party contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; (2) any Loan Party shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith or shall otherwise challenge any of its obligations under any of the Loan Documents; or (3) any Liens granted on any of the Collateral in favor of the Agent shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Agreement or any other Loan Document;
(j)    as of any date, the Loss Ratio shall exceed 8.0% (such test, the “Loss Ratio Test”), and the Loans shall not have been prepaid in full in cash within three (3) Business Days;

(k)    as of any date, the Dilution Ratio shall exceed 1.0% (such test, the “Dilution Ratio Test”), and the Loans shall not have been prepaid in full in cash within three (3) Business Days; or
(l)    the Days Sales Outstanding for any fiscal month shall be more than 100 days (such test, the “Days Sales Outstanding Test”), and the Loans shall not have been prepaid in full in cash within three (3) Business Days.
Section 18.02    Acceleration. Upon the occurrence and during the continuance of an Event of Default, Agent may, or at the direction of the Lenders shall, take any or all of the following actions, without prejudice to the rights of Agent or any Lender to enforce its claims against Borrowers:
(a)    Acceleration. To declare all Obligations immediately due and payable (except with respect to any Event of Default with respect to a Loan Party specified in Section 9.01(c), in which case all Obligations shall automatically become immediately due and payable) without presentment, demand, protest or any other action or obligation of Agent or any Lender, all of which are hereby waived by each Borrower.
Notwithstanding any such acceleration, until all Obligations shall have been Paid in Full, Agent and each Lender shall retain all rights under guaranties and all security in existing and future Receivables, inventory, general intangibles, investment property, real property and equipment of the Loan Parties and all other Collateral held by it hereunder and under the Security Documents, and the Loan Parties shall continue to turn over all Collections to Agent pursuant to the terms of this Agreement.
Notwithstanding anything to the contrary, contained herein, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained by, the Agent in accordance with this Article IX for the benefit of the Secured Parties.
Section 18.03    Other Remedies.
(a)    Upon the occurrence and during the continuance of an Event of Default, Agent shall have all rights and remedies with respect to the Obligations and the Collateral under applicable law (including the UCC and the PPSA) and the Loan Documents, and Agent may do any or all of the following: (i) remove for copying all documents, instruments, files and records (including the copying of any computer records) relating to Borrowers’ Receivables or use (at the expense of Borrowers) such supplies or space of Borrowers at Borrowers’ places of business necessary to administer, enforce and collect such Receivables including any supporting obligations; (ii) accelerate or extend the time of payment, compromise, issue credits, or bring suit on Borrowers’ Receivables (in the name of Borrowers or Agent) and otherwise administer and collect such Receivables; (iii) sell, assign and deliver Borrowers’ Receivables with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and (iv) foreclose or realize against the security interests or other Liens created pursuant to the Loan Documents by any available procedure, or take possession of any or all of the

Collateral, without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.
(b)    The Loan Parties and the Lenders hereby irrevocably authorize Agent, based upon the instruction of the Required Lenders, to, upon the occurrence and during the continuation of an Event of Default, (i) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code or the Insolvency Act 1986, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy, in each case, free from any right of redemption, which right is expressly waived by Borrowers. If notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days’ notice shall constitute reasonable notification. Borrowers will assemble the Collateral in their possession and make it available at such locations in the United States as Agent may specify, whether at the premises of a Loan Party or elsewhere, and will make reasonably available to Agent the premises and facilities of each Loan Party for the purpose of Agent’s taking possession of or removing the Collateral or putting the Collateral in saleable form. Agent may sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Loan Party hereby grants Agent a license to enter and occupy (in each case, so long as no Event of Default then exists, at reasonable times and subject to reasonable procedures) any of Loan Parties’ leased or owned premises and facilities, without charge, to exercise any of Agent’s rights or remedies. The proceeds received from any sale of Collateral shall be applied in accordance with Section 9.05.
Section 18.04    License for Use of Software and Other Intellectual Property. Borrowers hereby grants to Agent a non-exclusive license fully paid-up, all computer software programs, data bases, processes, trademarks, tradenames, copyrights, labels, trade secrets, service marks, advertising materials and other rights, assets and materials used by Borrowers in connection with its businesses or in connection with the Collateral, in each case, solely with respect to the exercise of permitted remedies hereunder, and so long as an Event of Default then exists.
Section 18.05    Post-Default Allocation of Payments.
(a)    Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, if so directed by the Required Lenders or at Agent’s discretion, monies to be applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff, or otherwise, shall be allocated as follows:
(i)    first, to all Lender Group Expenses owing to Agent (including attorneys’ fees) in its capacity as Agent and any Protective Advances and Overadvances made by Agent;
(ii)    second, to all Obligations constituting fees and prepayment premium;
(iii)    third, to all Obligations constituting interest;
(iv)    fourth, to all Obligations constituting principal;
(v)    fifth, to all other Obligations; and
(vi)    finally, to the Loan Parties or whoever else may be lawfully entitled thereto.
Amounts shall be applied to each of the foregoing categories of Obligations in the order presented above before being applied to the following category. Where applicable, all amounts to be applied to a given category will be applied on a pro rata basis among those entitled to payment in such category. The allocations set forth in this section are solely to determine the rights and priorities of the Secured Parties among themselves and may be changed by agreement among them without the consent of any Loan Party. No Loan Party is entitled to any benefit under this Section or has any standing to enforce this section.
Section 18.06    No Marshaling; Deficiencies; Remedies Cumulative. Agent shall have no obligation to marshal any Collateral or to seek recourse against or satisfaction of any of the Obligations from one source before seeking recourse against or satisfaction from another source. The net cash proceeds resulting from Agent’s exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral, including any and all Collections (after deducting all of Agent’s expenses related thereto), shall be applied by Agent to such of the Obligations and in such order as Agent shall elect in its discretion, whether due or to become due. Borrowers shall remain liable to Agent and the Lenders for any deficiencies, and Agent and the Lenders in turn agree to remit to the applicable Loan Party or its successor or assign any surplus resulting therefrom. All of Agent’s and the Lenders’ remedies under the Loan Documents shall be cumulative, may be exercised simultaneously against any Collateral and any Loan Party or in such order and with respect to such Collateral or such Loan Party as Agent or the Lenders may deem desirable, and are not intended to be exhaustive.
Section 18.07    Waivers. Except as may be otherwise specifically provided herein or in any other Loan Document, Borrowers hereby waive any right to a judicial or other hearing with respect to any action or prejudgment remedy or proceeding by Agent to take possession, exercise control over, or dispose of any item of Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement or any other Loan Document or by applicable law or of the time, place or terms of sale in connection with the exercise of Agent’s or any Lender’s rights hereunder and also waives any bonds, security or sureties required by any statute, rule or other law as an incident to any taking of possession by Agent of any Collateral. Borrowers also waive any damages (direct, consequential or otherwise) occasioned by the enforcement of Agent’s or any Lender’s rights under this Agreement or any other Loan Document including the taking of possession of any Collateral or the giving of notice to any Obligor or the collection of any Receivable of Borrowers. Borrowers also consent that Agent and the Lenders may enter upon any premises owned by or leased to it without obligations to pay rent or for use and occupancy, through self-help, without judicial process and without having first obtained an order of any court (in each case, in connection with the remedies hereunder). These waivers and all other waivers provided for in this Agreement and the other Loan Documents have been negotiated by the parties, and Borrowers acknowledge that it has been represented by counsel of its own choice, has consulted such counsel with respect to its rights hereunder and has freely and voluntarily entered into this Agreement and the other Loan Documents as the result of arm’s-length negotiations.
Section 18.08    Interest After Event of Default. Borrowers agree and acknowledge that the additional interest and fees that may be charged under Section 3.02 are (a) an inducement to the Lenders to make Loans and that the Lenders and Agent would not consummate the transactions contemplated by this Agreement without the inclusion of such provisions, (b) fair and reasonable estimates of the Lenders’ and Agent’s costs of administering the credit facility upon an Event of Default, and (c) intended to estimate the Lenders’ and Agent’s increased risks upon an Event of Default.
Section 18.09    Receiver. In addition to any other remedy available to it, Agent shall also have the right, upon the occurrence of an Event of Default and during its continuation, to seek and obtain the appointment of a receiver or receiver and manager to take possession of and operate and/or dispose of the business and assets of Borrowers.
Section 18.10    Rights and Remedies Not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy provided for herein or in any other Loan Document or otherwise provided by law from and after the occurrence of any Event of Default and during its continuation, all of which shall be cumulative and not alternative.
ARTICLE XIX

THE AGENT
Section 19.01    Appointment of Agent.
(a)    Each Lender hereby designates Sound Point Agency LLC as its agent and irrevocably authorizes it to take action on such Lender’s behalf under the Loan Documents and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. Agent may perform any of its duties by or through its agents or employees or by or through one or more sub-agents appointed by it.
(b)    The provisions of this Article are solely for the benefit of Agent and the Lenders, and except as expressly set forth herein, Loan Parties shall not have any rights with respect to any of the provisions hereof. Agent shall act solely as agent of the Lenders and assume no obligation toward or relationship of agency or trust with or for Borrowers.

Section 19.02    Nature of Duties of Agent. Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of Agent shall be mechanical and administrative in nature. Agent does not have a fiduciary relationship with or any implied duties to any Lender or any participant of any Lender.
Section 19.03    Lack of Reliance on Agent.
(a)    Independent Investigation. Independently and without reliance upon Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of Borrowers and the other Loan Parties in connection with taking or not taking any action related hereto and (ii) its own appraisal of the creditworthiness of Borrowers and the other Loan Parties, and, except as expressly provided in this Agreement, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the initial Loans or at any time or times thereafter.
(b)    No Obligation of Agent. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority or sufficiency of this Agreement or the financial or other condition of Borrowers and the other Loan Parties. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, the financial condition of Borrowers and the other Loan Parties, or the existence or possible existence of any Default or Event of Default.
Section 19.04    Certain Rights of Agent. Agent may request instructions from the Required Lenders at any time. If Agent requests instructions from the Required Lenders with respect to any action or inaction, it shall be entitled to await instructions from the Required Lenders. No Lender shall have any right of action based upon Agent’s action or inaction in response to instructions from the Required Lenders.
Section 19.05    Reliance by Agent. Agent may rely upon any written, electronic or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper Person. Agent may obtain the advice of legal counsel (including counsel for Borrowers with respect to matters concerning Borrowers), independent public accountants and other experts selected by it and shall have no liability for any action or inaction taken or omitted to be taken by it in good faith based upon such advice.
Section 19.06    Indemnification of Agent. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent to the extent of such Lender’s pro rata share of the Loans (determined as of the time that such indemnity payment is sought) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or otherwise relating to the Loan Documents unless resulting from Agent’s gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. The agreements contained in this Section shall survive any termination of this Agreement and the other Loan Documents and the Payment in Full of the Obligations.
Section 19.07    Agent in its Individual Capacity. In its individual capacity, Agent shall have the same rights and powers hereunder as any other Lender or holder of a note or participation interest and may exercise the same as though it was not performing the duties specified herein. The terms “Lenders,” “Required Lenders,” “holders of notes,” or any similar terms shall, unless the context clearly otherwise indicates, include Sound Point Agency LLC in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Borrowers or any Affiliate of Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.
Section 19.08    Successor Agent.
(a)    Resignation. Agent may, upon twenty (20) Business Days’ notice to the Lenders and Borrowers, resign by giving written notice thereof to the Lenders and Borrowers.
(b)    Replacement of Agent after Resignation. Upon receipt of notice of resignation by Agent, the Required Lenders, with, so long as no Event of Default then exists, the consent of the Borrower Agent (such consent not to be unreasonably withheld or delayed) may appoint a successor agent which shall also be a Lender. If a successor agent has not accepted its appointment within fifteen (15) Business Days, then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor agent which, so long as no Event of Default then exists, shall be subject to the written approval of Borrower Agent, which approval shall not be unreasonably withheld and shall be delivered to the retiring Agent and the Lenders within ten (10) Business Days after Borrower Agent’s receipt of notice of a proposed successor agent.
(c)    Discharge. Upon its acceptance of the agency hereunder, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The retiring Agent shall continue to have the benefit of the provisions of this Article for any action or inaction while it was Agent.
Section 19.09    Collateral Matters.
(a)    Exercise Binding. Except as otherwise set forth herein, any action or exercise of powers by Agent provided under the Loan Documents, together with such other powers as are reasonably incidental thereto, shall be deemed authorized by and binding upon all of the Lenders. At any time and without notice to or consent from any Lender, Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

(b)    Releases. Agent is authorized to release any Lien granted to or held by it upon any Collateral (i) upon Payment in Full of all of the Obligations, (ii) in connection with permitted sales or other dispositions of Collateral hereunder, as set forth in Section 10.09(c) or (iii) if the release can be and is approved by the Required Lenders. Agent may request, and the Lenders will provide, confirmation of Agent’s authority to release particular types or items of Collateral.
(c)    Sale of Collateral. Upon any sale or transfer of Collateral which is permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request (or such shorter period as the Agent may agree to in its sole discretion) by Borrower Agent, Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent herein or under any of the other Loan Documents or pursuant hereto or thereto upon the Collateral that was sold or transferred, provided that (i) Agent shall not be required to execute any document on terms which would reasonably expose Agent to liability or create any obligation or entail any consequence and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral in the exercise of remedies, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all of the expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.
(d)    No Obligation for Agent. Agent shall not have any obligation to assure that the Collateral exists or is owned by any Borrower, that the Collateral is cared for, protected or insured, or that the Liens on the Collateral have been created or perfected or have any particular priority. With respect to the Collateral, Agent may act in any manner it may deem appropriate, in its sole discretion, given Sound Point Agency LLC’s own interest in the Collateral as one of the Lenders, and it shall have no duty or liability whatsoever to the Lenders with respect thereto, except for its gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction.
(e)    Quebec Security. Without limiting the powers of Agent, for the purposes of holding any deed of hypothec granted to the Hypothecary Representative (as defined below) pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all secured Obligations by any Loan Party, each of the Lenders hereby irrevocably appoints and authorizes Agent and, to the extent necessary, ratifies the appointment and authorization of Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Quebec (in such capacity, the “Hypothecary Representative”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Hypothecary Representative under any related deed of hypothec. The Hypothecary Representative shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Hypothecary Representative pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders and Loan Parties. Any Person who becomes a Lender shall, by its execution of an Assignment and Acceptance, be deemed to have consented to and confirmed the Hypothecary Representative as the Person acting as hypothecary representative holding the aforesaid hypothecs and to have ratified, as of the date it becomes a Lender, all actions taken by the Hypothecary Representative in such capacity. The substitution of Agent pursuant to the provisions of this Article X shall also constitute the substitution of the Hypothecary Representative.
Section 19.10    Actions with Respect to Defaults. In addition to Agent’s right to take actions on its own accord as permitted under this Agreement, Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders. Until Agent shall have received such directions, Agent may act or not act as it deems advisable and in the best interests of the Lenders.
Section 19.11    Delivery of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from Borrowers, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.
ARTICLE XX

GENERAL PROVISIONS
Section 20.01    Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by telecopier or other form of electronic transmission, including email, as follows:

To Agent:
Sound Point Agency LLC
375 Park Avenue, 34th Floor
New York, NY 10152
Attention: Marc Sole; Morgan O’Neill
Phone: 212-468-5702
Email:moneill@soundpointcap.com; msole@soundpointcap.com

with a copy (which shall not constitute notice) to:

King & Spalding LLP
1180 Peachtree Street, NE
Suite 1600
Atlanta, GA 30309
Attention: Sarah Primrose; William Westbrook
Emails: sprimrose@kslaw.com; wwestbrook@kslaw.com

To Borrower Agent or any Borrower:
BuzzFeed Media Enterprises, Inc.
50 West 23rd Street, 6th Floor
New York, New York 10010
Attention: David Arroyo
Email: David.arroyo@buzzfeed.com

with a copy (which shall not constitute notice) to:

Freshfields US LLP
3 World Trade Center
175 Greenwich Street, 51st Floor
 New York, New York 10007
Attention: Kyle Lakin
Fax: 212-277-4001
Email: kyle.lakin@freshfields.com

To any Lender:	to its address specified in Annex A or in the Assignment and Acceptance under which it became a party hereto
Any party hereto may change its address, email address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and correspondence shall be deemed given (a) if sent by certified or registered mail, five (5) Business Days after being postmarked, (b) if sent by overnight delivery service or by hand delivery, when received at the above stated addresses or when delivery is refused and (c) if sent by facsimile or other form of electronic transmission (including by electronic imaging), when such transmission is confirmed. All notices and other communications sent to an e-mail address shall be (i) deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing Clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of Clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
Section 20.02    Delays; Partial Exercise of Remedies. No delay or omission of Agent to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.
Section 20.03    Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or any of its Affiliates may have under applicable law, if an Event of Default shall have occurred and be continuing and whether or not such Lender shall have made any demand or the Obligations of Borrowers have matured, each Lender and its Affiliates shall have the right, subject to the consent of the Agent, to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by such Lender or any of its Affiliates to or for the credit or the account of Borrowers or any of their Affiliates against any and all of the Obligations. In the event that any Lender or any of its Affiliates exercises any of its rights under this Section 11.03, such Lender shall provide notice to Agent and Borrowers of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.
Section 20.04    Indemnification; Reimbursement of Expenses of Collection.
(a)    Borrowers hereby agree that, whether or not any of the transactions contemplated by this Agreement or the other Loan Documents are consummated, Borrowers will indemnify, defend and hold harmless Agent and each Lender, and their respective successors, assigns, directors, officers, agents, employees, advisors, shareholders, attorneys, confirming banks, advising banks and Affiliates (each, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, deficiencies, obligations, fines, penalties, actions (whether threatened or existing), judgments, suits (whether threatened or existing) or expenses (including reasonable fees and disbursements of counsel, experts, consultants and other professionals) incurred by any of them (collectively, “Claims”) (except, in the case of each Indemnified Party, to the extent that any Claim is determined in a final and non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party’s gross negligence or willful misconduct) arising out of or by reason of (i) any litigation, investigation, claim or proceeding related to (A) this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, (B) any actual or proposed use by a Borrower of the proceeds of the Loans, (C) any Indemnified Party’s entering into this Agreement, the other Loan Documents or any other agreements and documents relating hereto (other than consequential damages and loss of anticipated profits or earnings), including amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding, (ii) the presence or Release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries; any Environmental Actions or any Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries; or any other action taken or required to be taken by a Borrower in connection with compliance by or liability of such Borrower, its business, or any of its owned or occupied properties, pursuant to any Environmental Laws, and (iii) any pending, threatened or actual action, claim, proceeding or suit by any owner of any Borrower against such Borrower or any actual or purported violation of a Borrower’s Governing Documents or any other agreement or instrument to which a Borrower is a party or by which any of its properties is bound.
(b)    In addition, Borrowers shall, upon demand, pay to each of Agent and the Lenders all Lender Group Expenses incurred by each of them.
(c)    If and to the extent that the obligations of any Borrower hereunder are unenforceable for any reason, Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.
(d)    Borrowers’ obligations under Sections Section 3.04 and Section 3.05 and this Section 11.04 shall survive any termination of this Agreement and the other Loan Documents and the Payment in Full of the Obligations, and are in addition to, and not in substitution of, any of the other Obligations.
Section 20.05    Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower Agent on behalf of each Borrower and/or other Loan Party thereto and the Required Lenders (or by Agent at their instruction on their behalf), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by Borrower Agent on behalf of each Borrower and/or other Loan Party thereto and all the Lenders, do any of the following at any time: (a) change the number or percentage of Lenders that shall be required for the Lenders or any of them to take any action hereunder; (b) amend the definition of “Required Lenders” or this Section 11.05; (c) reduce the amount of principal of, or interest on, or the interest rate applicable to, the Loans or any fees or other amounts payable hereunder; (d) postpone any date on which any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder is required to be made; (e) release all or substantially all of the value of the guaranties made pursuant to the Security Agreement or any other Loan Document (except as expressly provided in the Loan Documents); (f) release all or substantially all of the Collateral from the Liens of the Security Documents (except as expressly provided in the Loan Documents); (g) amend any of the provisions of Section 9.05; (h) subordinate the Obligations in right of payment or subordinate any Liens securing the Obligations to any other Indebtedness or Liens securing any other Indebtedness, in each case without the written consent of each Lender, or (i) increase any advance rates under the definition of Borrowing Base (provided that the foregoing shall not impair the ability of Agent to add, remove, reduce or increase reserves against the Borrowing Base in accordance with Section 2.01(b)); provided further that no amendment, waiver or consent shall change the definition of Borrowing Base or any of the component definitions thereof (in each case, provided that the foregoing shall not impair the ability of the Agent to add, remove, reduce or increase reserves against the Aggregate Commitment, the Borrowing Base, or the Eligible Receivables in accordance with Section 2.01(b)), to the extent that any such change results in more credit being available to Borrowers based upon the Borrowing Base, but not otherwise, without the written consent of the Required Lenders; provided, further that no amendment, waiver or consent shall, unless in writing and signed by (i) a Lender, increase the amount of or extend the expiration date of any Commitment of such Lender and (ii) Agent, in addition to the Lenders required above, take any action that affects the rights or duties of Agent under this Agreement or any other Loan Document.
Section 20.06    Nonliability of Agent and Lenders. The relationship between and among Borrowers, Agent and the Lenders shall be solely that of borrower, agent and lender and, respectively. Neither the Lenders nor Agent shall have any fiduciary responsibilities to Borrowers. Neither the Lenders nor Agent undertake any responsibility to Borrowers to review or inform Borrowers of any matter in connection with any phase of Borrowers’ business or operations.
Section 20.07    Assignments and Participations.
(a)    Borrower Assignment. No Borrower shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Agent and the Lenders, and any assignment in contravention of the foregoing shall be absolutely null and void.
(b)    Lender Assignments. Each Lender may, with the consent of Agent (not to be unreasonably withheld, delayed or conditioned) and, so long as no Event of Default then exists, Borrower Agent (not to be unreasonably withheld, delayed or conditioned, and not required in connection with an assignment to a Person that is a Lender or an Affiliate or Approved Fund of a Lender), assign to one or more Eligible Assignees (or, if an Event of Default has occurred and is continuing, to one or more other Persons) all or a portion of its rights and obligations under this Agreement and the other Loan Documents upon execution and delivery to Agent, for its acceptance and recording in the Register, of an Assignment and Acceptance, together with surrender of any note or notes subject to such assignment and a processing and recordation fee payable to Agent for its account of $3,500 unless such assignment is to a Lender or an Affiliate or Approved Fund of a Lender. No such assignment shall be for less than $5,000,000 of the Commitments or Loans unless it is to another Lender or an Affiliate or Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, and each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations in respect of the Commitments and the Loans. Upon the execution and delivery to Agent of an Assignment and Acceptance and the payment of the recordation fee to Agent, from and after the date specified as the effective date in the Assignment and Acceptance (the “Acceptance Date”), (i) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it under such Assignment and Acceptance, such assignee shall have the rights and obligations of a Lender hereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it under such Assignment and Acceptance, relinquish its rights (other than any rights it may have under Sections Section 3.04, Section 3.05 and Section 11.04, which shall survive such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(c)    Agreements of Assignee. By executing and delivering an Assignment and Acceptance, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Documents, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document, (iii) such assignee confirms that it is an Eligible Assignee and has received a copy of this Agreement, together with copies of the Financial Statements referred to in Section 5.01(i), the Financial Statements delivered pursuant to Section 6.09, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    Agent’s Register. Agent, as non-fiduciary agent shall maintain a register of the names and addresses of the Lenders, their Commitments and the principal amount (and stated interest) of their Loans (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. It is intended that the Register be maintained such that Loans are in “registered form” for the purposes of the Code. Upon its receipt of each Assignment and Acceptance and surrender of the affected note or notes subject to such assignment, Agent will give prompt notice thereof to Borrower Agent. Within five (5) Business Days after its receipt of such notice, Borrowers shall execute and deliver to Agent a new note to the order of the assignee in the amount of the applicable Commitment or Loans assumed by it and to the assignor in the amount of the applicable Commitment or Loans retained by it, if any. Such new note or notes shall re-evidence the indebtedness outstanding under the surrendered note or notes, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered note or notes and shall be dated as of the Acceptance Date. Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.
(e)    Securitization. The Loan Parties hereby acknowledge that the Lenders and their Affiliates may securitize their Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans to their controlled Affiliates, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, S&P or one or more other rating agencies. The Loan Parties shall, to the extent commercially reasonable, cooperate with the Lenders and their Affiliates to effect any and all Securitizations. Notwithstanding the foregoing, no such Securitization shall release any Lender party thereto from any of its obligations hereunder or substitute any pledgee, secured party or any other party to such Securitization for such Lender as a party hereto and no change in ownership of the Loans may be effected except pursuant to subsection (b) above.
(f)    Lender Participations. Each Lender may sell participations to one or more parties (each, a “Participant”) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents. Notwithstanding a Lender’s sale of a participation interest, such Lender’s obligations hereunder shall remain unchanged. Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No Lender shall grant any Participant the right to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from which the Participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on, the Loans; or (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans. To the extent permitted by applicable law, each Participant shall also be entitled to the benefits of Section 3.04 and Section 11.04 as if it were a Lender, provided that such Participant agrees to be subject to the last sentence of Section 2.08(a) as if it were a Lender. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.05(g) (it being understood that the documentation required under Section 3.05(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.09 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.05, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under the Code including Section 5f.103-1(c) of the U.S. Treasury Regulations (or its successor). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Securities Laws. Each Lender agrees that it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, note or other Obligation under the securities laws of the United States or of any other jurisdiction.
(h)    Information. In connection with any assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 11.19, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.
(i)    Pledge to Federal Reserve Bank. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 20.08    Counterparts; Facsimile Signatures. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by facsimile or other electronic transmission (including by electronic imaging) all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.
Section 20.09    Severability. In case any provision in or obligation under this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 20.10    Maximum Rate. Notwithstanding anything to the contrary contained elsewhere in this Agreement or in any other Loan Document, the parties hereto hereby agree that all agreements between them under this Agreement and the other Loan Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Agent or any Lender for the use, forbearance, or detention of the money loaned to Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the laws of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Loan Documents), or under applicable federal laws or other applicable laws which may presently or hereafter be in effect and which allow a higher maximum non-usurious interest rate than under the laws of the State of New York (or such other jurisdiction), in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and the other Loan Documents executed in connection herewith, and any available exemptions, exceptions and exclusions (the “Highest Lawful Rate”). If due to any circumstance whatsoever, fulfillment of any provision of this Agreement or any of the other Loan Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance Agent or any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to Borrowers. All sums paid or agreed to be paid to Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of Borrowers to Agent and the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until Payment in Full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Agreement, the other Loan Documents and all other agreements among the parties hereto.
Section 20.11    Borrower Agent; Borrowers, Jointly and Severally.
(a)    Economies of Scale. Each Borrower acknowledges that it, together with each other Borrower, make up a related organization of various entities constituting a single economic and business enterprise and sharing a substantial identity of interests such that, without limitation, Borrowers render services to or for the benefit of each other, purchase or sell and supply goods to or from or for the benefit of each other, make loans, advances and provide other financial accommodations to or for the benefit of each other (including the payment of creditors and guarantees of Indebtedness), provide administrative, marketing, payroll and management services to or for the benefit of each other; have centralized accounting, common officers and directors; and are in certain circumstances are identified to creditors as a single economic and business enterprise. Accordingly, and without limitation, any credit or other financial accommodation extended to any one Borrower pursuant hereto will result in direct and substantial economic benefit to each other Borrower, and each Borrower will likewise benefit from the economies of scale associated with Borrowers, as a group, applying for credit or other financial accommodations pursuant hereto on a collective basis.
(b)    Attorney. Each Borrower hereby irrevocably designates Borrower Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder including amendments, waivers and consents of the Loan Documents, on behalf of such Borrower or Borrowers, collectively, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrower Agent.
(c)    Co-Borrowers. The handling of this credit facility as a co-borrowing facility with a Borrower Agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither the Lenders nor Agent shall incur any liability to Borrowers as a result thereof. To induce Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and the Lenders and holds Agent and the Lenders harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrower Agent or any other action taken by Agent or any Lender with respect to this Section except due to willful misconduct or gross (not mere) negligence by the indemnified party.
(d)    Waivers. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and Payment in Full of the Obligations.
(e)    Joint and Several Obligations. Each Borrower’s liabilities in respect of the Obligations shall at all times be joint and several and shall be absolute and unconditional irrespective of: (i) any lack of validity, regularity or enforceability of this Agreement or any other Loan Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any other Loan Document; (iii) any exchange, release or non-perfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; (iv) any failure on the part of Agent or any Lender or any other Person to exercise, or any delay in exercising, any right under this Agreement or any other Loan Document; or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any of Borrowers, any Guarantor or any other guarantor with respect to the Obligations (including all defenses based on suretyship or impairment of collateral, and all defenses that any of Borrowers may assert to the repayment of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury), this Agreement and the obligations of Borrowers under this Agreement. The joint and several liabilities of Borrowers hereunder shall remain in full force and effect until the Obligations have been Paid in Full.

(f)    Anything contained in this Agreement to the contrary notwithstanding, the amount of the Obligations for which each Borrower is jointly and severally liable hereunder shall be the aggregate amount of the Obligations unless a court of competent jurisdiction adjudicates such Borrower’s obligations under this Agreement (or the amount thereof) to be invalid or unenforceable for any reason (including because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers), in which case the amount of the Obligations payable by such Borrower hereunder shall be limited to the maximum amount of the Obligations that could be incurred by such Borrower without rendering such Borrower’s obligations under this Agreement invalid or unenforceable under such applicable law.
Section 20.12    Entire Agreement; Successors and Assigns; Interpretation. This Agreement and the other Loan Documents constitute the entire agreement among the parties, supersede any prior written and verbal agreements among them with respect to the subject matter hereof and thereof, and shall bind and benefit the parties and their respective successors and permitted assigns. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.
Section 20.13    LIMITATION OF LIABILITY. NEITHER THE AGENT, ANY LENDER NOR ANY OTHER INDEMNIFIED PARTY SHALL HAVE ANY LIABILITY TO THE LOAN PARTIES (WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE) FOR LOSSES SUFFERED BY THE LOAN PARTIES IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT, SUCH LENDER OR SUCH INDEMNIFIED PARTY (AS THE CASE MAY BE) THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT, SUCH LENDER, OR SUCH INDEMNIFIED PARTY (AS THE CASE MAY BE). THE LOAN PARTIES HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE AGENT AND THE LENDERS AND EACH OTHER INDEMNIFIED PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.
Section 20.14    GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.
Section 20.15    SUBMISSION TO JURISDICTION. ALL DISPUTES BETWEEN ANY OF THE LOAN PARTIES AND THE AGENT OR ANY LENDER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS AGREEMENT; (B) ANY OTHER

LOAN DOCUMENT; OR (C) ANY CONDUCT, ACT OR OMISSION OF THE LOAN PARTIES OR THE AGENT OR ANY LENDER OR ANY OF THEIR RESPECTIVE PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, THAT THE AGENT SHALL HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY LOAN PARTY OR ITS PROPERTY IN (A) ANY COURTS OF COMPETENT JURISDICTION AND VENUE AND (B) ANY LOCATION SELECTED BY THE AGENT TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. EACH LOAN PARTY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.
Section 20.16    JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (A) THIS AGREEMENT; (B) ANY OTHER LOAN DOCUMENT OR OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THE LOAN PARTIES, THE AGENT AND THE LENDERS, OR ANY OF THEM; OR (C) ANY CONDUCT, ACT OR OMISSION OF THE LOAN PARTIES, THE AGENT OR THE LENDERS OR ANY OF THEIR RESPECTIVE PARTNERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT OR EQUITY OR OTHERWISE.
Section 20.17    Publicity. Agent may (a) publish in any trade or other publication or otherwise publicize to any third party (including its Affiliates) a tombstone, article, press release or similar material relating to the financing transactions contemplated by this Agreement (including the use of company logos upon execution of trademark use agreements reasonably satisfactory to Agent) and (b) provide to industry trade organizations related information necessary and customary for inclusion in league table measurements.
Section 20.18    No Third Party Beneficiaries. Neither this Agreement nor any other Loan Document is intended or shall be construed to confer any rights or benefits upon any Person other than the parties hereto and thereto.
Section 20.19    Confidentiality. Each of Agent and the Lenders shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed by any of them (a) to its Affiliates, Approved Funds and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential and are bound by confidentiality restrictions substantially similar to the arrangements of this Section 11.19); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by applicable law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or

Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any assignee or any actual or prospective assignee, participant or pledgee (or any of their respective advisors) in connection with any actual or prospective assignment, participation or pledge of any Lender’s interest under this Agreement; (g) with the consent of Borrowers (not to be unreasonably withheld, conditioned or delayed); (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent or the Lenders or any of its or their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties; or (i) to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried out in connection with any transaction contemplated by the Loan Documents to become an arrangement described in Part II A 1 of Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU. Notwithstanding the foregoing, Agent or the Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks or product photographs in advertising materials and league table purposes (including upon execution of trademark use agreements reasonably satisfactory to Agent). As used herein, “Information” means all information received from a Loan Party relating to it or its business that a reasonable person would consider confidential. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Agent and the Lenders acknowledge that (i) Information may include material non-public information concerning a Loan Party; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with applicable law, including federal, provincial and state securities laws.
Section 20.20    Patriot Act Notice. Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, Agent and each Lender is required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and each Lender to identify it in accordance with the Patriot Act. Agent will also require information regarding each personal guarantor, if any, and may require information regarding the Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.
Section 20.21    Advice of Counsel. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any other Loan Document.
Section 20.22    Captions. The captions at various places in this Agreement and any other Loan Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any other Loan Document.
Section 20.23    Platform.
(a)    The Borrowers agree that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on the Platform.

(b)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent nor any of its directors, officers, agents, employees, advisors, shareholders, attorneys or Affiliates (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Agent’s transmission of communications through the Platform, unless it is determined by a final and nonappealable judgment or court order that the damages were the result of acts or omissions constituting gross negligence or willful misconduct of the Agent Party. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrowers pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
Section 20.24    Right to Cure. Agent may, in its discretion, (a) cure any default by any Loan Party under this Agreement, any other Loan Document or any Material Contract that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of any Collateral or the rights and remedies of Agent and the Lenders therein or the ability of any Loan Party to perform its obligations hereunder or under any of the other Loan Documents, (b) pay or bond on appeal any judgment entered against any Loan Party, (c) discharge any charges, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which Agent, in its discretion, determines is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and the Lenders with respect thereto, such amounts to be repayable by Borrowers on demand and bear interest until paid in full at the highest rate then applicable to the Loans. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default and to proceed accordingly.
Section 20.25    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution and/or UK Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and/or UK Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority and/or UK Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution or UK Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(c)    a reduction in full or in part or cancellation of any such liability;
(d)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution or UK Financial Institution (as the case may be), its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(e)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority or UK Resolution Authority (as the case may be).
Section 20.26    Time. Time is of the essence in this Agreement and each other Loan Document. Unless otherwise expressly provided, all references herein and in any other Loan Documents to time shall mean and refer to New York time.
Section 20.27    Judgment Currency.
(a)    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.
(b)    The obligations of the Loan Parties in respect of any sum due in the Original Currency from it to a Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Other Currency, such Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to a Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding the judgment, to indemnify the Lenders, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Lenders in the Original Currency, the Lender shall remit such excess to the Borrowers.

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